As filed with the Securities and Exchange Commission on January 28, 2021
Registration No. 333-235913

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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AMENDMENT NO. 5 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________________
Wilshire wShares Enhanced Gold Trust
Sponsored by Wilshire Phoenix Funds LLC
(Exact Name of Registrant as Specified in Its Charter)
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Delaware (State or Other Jurisdiction of Incorporation or Organization)	6221 (Primary Standard Industrial Classification Code Number)	84-6953191 (I.R.S. Employer Identification Number)
2 Park Avenue, 20th Floor New York, New York 10016 (917) 671-9097
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices) ___________________________

William Cai, Partner
Wilshire Phoenix Funds LLC
2 Park Avenue, 20th Floor
New York, New York 10016
(917) 671-9097
(Name, Address, including Zip Code, and Telephone
Number, including Area Code, of Agent for Service)
____________________

Copies to: Gregg Bateman Anthony Tu-Sekine Christopher D. Carlson Seward & Kissel LLP One Battery Park Plaza New York, NY 10004
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Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.          ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer", "smaller reporting company", and "emerging growth company", in Rule 12b-2 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”):
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee(1)(2)
Units of Beneficial Interest	25,000,000	$18.00	$450,000,000	$49,095.00

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d) under the Securities Act.
(2)
The Registrant’s registration fees were previously paid as follows: In connection with the Registrant’s filing of its initial registration statement on Form S-1 on January 14, 2020, Securities Act registration fees of $129.80 were paid for 40,000 shares with an estimated proposed maximum offering price per share of $25.00. In connection with the Registrant’s filing of pre-effective amendment no. 4 to its registration statement on Form S-1 on December 18, 2020, Securities Act registration fees of $48,965.20 were paid for an additional 24,960,000 shares with an estimated proposed maximum offering price per share of $18.00.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Trust may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated January 28, 2021

25,000,000 SHARES OF
Wilshire wShares Enhanced Gold Trust

The Wilshire wShares Enhanced Gold Trust(the "Trust") is an exchange-traded fund that will issue 25,000,000 shares (the "Shares"), which will trade on NYSE Arca, Inc. (the "Exchange"). The Trust is not registered as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act") and is not a commodity pool for purposes of the Commodity Exchange Act (“CEA”). The Shares of the Trust represent fractional undivided beneficial interests in and ownership of the Trust. The Trust will have no assets other than (a) Physical Gold (as defined below) and (b) cash, in proportions that seek to closely replicate the Wilshire Gold Index (the "Index"). The investment objective of the Trust is for the Shares to closely reflect the Index, less the Trust’s liabilities and expenses. For a more detailed description of the Index, see "Description of the Index" on page 40 of this prospectus. The Trust’s performance, whether positive or negative, will be driven primarily by its investments in Physical Gold (as defined below).
For purposes of calculating the net asset value (“NAV”) of the Trust, to ascertain the price of physical gold held by the Trust (the “Physical Gold”), the price at 3:00 p.m., London Time (the “LBMA Gold Price PM” or the “Gold Price”) obtained from auctions conducted by ICE Benchmark Administration (“IBA”), a benchmark administrator appointed by the London Bullion Market Association (the “LBMA”), will be used.

The objective of the Index is to reduce the risk-profile typically associated with the purchase of gold, as measured by the realized volatility of the LBMA Gold Price PM (as further explained in the section “Description of the Index” on page 40), while maintaining the correlative benefits of gold versus the S&P 500® Index. The Index systematically rebalances between gold and cash on a monthly basis. Realized volatility, sometimes referred to herein as historical volatility, measures the magnitude of price movements of a given asset over a defined historical time period. The Index generally seeks to reduce its realized volatility relative to the realized volatility of the LBMA Gold Price PM by lowering its exposure to gold during periods of increased realized volatility in the LBMA Gold Price PM (as further explained in the section “Description of the Index” on page 40). Gold may serve or act as a diversifier and a hedge within a portfolio of assets, especially during times of heightened realized volatility observed in the S&P 500® Index, and therefore the Index will generally calculate an increased gold exposure during periods of heightened realized volatility observed in the S&P 500® Index. The Shares are intended to provide investors with adaptive exposure to gold in a way that is responsive to the realized volatility of each of the S&P 500® Index and the LBMA Gold Price PM. The Shares are intended to provide an accessible, convenient and relatively cost-efficient alternative for investors not otherwise in a position to participate directly in the market for physical gold.

On a monthly basis, the Gold Price is used to determine the Index’s allocation to the Physical Gold Component (as defined below) and the Cash Component (as defined below) based on a cash weighting (the “Cash Weighting”) to the extent that less than 100% of the Index is comprised of the Physical Gold Component. In seeking to track the Cash Weighting portion of the Index, the Trust will hold cash. The Trust rebalances its assets on a monthly basis to closely replicate the Index, which utilizes a mathematically derived, non-discretionary and passive rules-based methodology.
All net proceeds from the sale of the Shares will be used to purchase Physical Gold to the extent required to track the Index’s allocation to Physical Gold and to pay the expenses of the Trust.
The Trust intends to list the Shares on the Exchange under the ticker symbol "WGLD". Shares may be purchased from the Trust only by certain eligible financial institutions called Authorized Participants (as defined below) and only in one or more blocks of 10,000 Shares (“Creation Units”). The Trust issues Shares in Creation Units on a continuous basis at the applicable NAV per Share on the creation order date. Except when aggregated in Creation Units, the Shares are not redeemable securities.
On January [ ], 2021, the initial Authorized Participant, Virtu Financial (the “Initial AP”), purchased 100,000 Shares at a price of $18.00 per Share. The Initial AP intends to offer to the public these 100,000 Shares at a per-Share offering price that will vary depending on the Trust’s NAV and the trading price of the Shares on the Exchange at the time of the offer. Shares offered by the Initial AP at different times may have different offering prices.
The Trust is an "emerging growth company" as that term is used in the Securities Act of 1933, as amended (“Securities Act”), and, as such, the Trust may elect to comply with certain reduced public company reporting requirements. See "Risk Factors" and "Prospectus Summary—Emerging Growth Company Status."
The continuous offering of the Shares under the Trust’s registration statement on Form S-1, of which this prospectus is a part, is not expected to terminate until the earlier of all of the Shares having been sold or three years from the initial effective date of the registration statement.
Wilshire Phoenix Funds LLC (the “Sponsor”) is the Trust’s sponsor. Delaware Trust Company is the trustee of the Trust (the “Trustee”). Solactive AG calculates the Index (the “Index Calculation Agent”). JPMorgan Chase Bank, N.A. is the gold custodian of the Trust (the “Gold Custodian”). Foreside Fund Services, LLC is the marketing agent for the Shares (the “Marketing Agent”). The Bank of New York Mellon is the custodian for cash (in such capacity, the “Cash Custodian”), the administrator (in such capacity, the “Administrator”), and the transfer agent (in such capacity, the “Transfer Agent”) of the Trust. Exchange Traded Concepts, LLC has been appointed as a representative (in such capacity, the “Representative”) for the purposes of performing certain operational functions, which include effecting the monthly rebalances of the Trust’s assets on each Rebalance Date (as defined below), and effecting creations, redemptions, sales and other transactions on behalf of the Trust.
Wilshire Phoenix, LLC has filed a provisional patent application with the United States Patent and Trademark Office in connection with certain characteristics of the Index and related financial products, including the Shares offered by the Trust, and all rights related to the foregoing pending patent remain those of Wilshire Phoenix, LLC or its affiliates.
Investing in the Shares involves significant risks. See "Risk Factors" starting on page 12 of this prospectus for a discussion of information that should be considered in connection with an investment in the Shares, including that:
•	The success of the Trust’s ability to track its Index depends upon the skill of the Trust's applicable service providers.
•	You could lose all or substantially all of your investment.
•	The Trust is concentrated in Physical Gold. Concentration may result in greater volatility for the Shares.
The Shares are neither interests in, nor obligations of, the Sponsor, the Trustee, the Administrator, the Transfer Agent, the Cash Custodian, the Index Calculation Agent, the Gold Custodian, the Marketing Agent, the Representative, Wilshire Phoenix Funds LLC or any of their respective affiliates. The Shares are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

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Authorized Participants may offer to the public, from time to time, Shares from any Creation Units they create. Because the Shares will trade at market prices, rather than the NAV of the Trust, Shares may trade at prices greater than NAV (at a premium), at NAV, or less than NAV (at a discount). Authorized Participants will not receive from the Trust, the Sponsor or any of their respective affiliates, any fee or other compensation in connection with their sale of Shares to the public. An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts. In addition, the Trust pays a distribution services fee and pays a marketing services fee to the Marketing Agent. For more information regarding items of compensation paid to the Financial Industry Regulatory Authority, Inc. (“FINRA”) members, please see the “Plan of Distribution” section on page 89 of this prospectus.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the securities offered in this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
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THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE TRUST. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

THE TRUST WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION.
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REGULATORY NOTICES
NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, THE SPONSOR, THE MARKETING AGENT, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.
THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.
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AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION.”

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TABLE OF CONTENTS

ABOUT THIS PROSPECTUS
Neither the Sponsor nor the Trust (both as defined below) has authorized anyone to provide you with information different from that contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by the Trust or on its behalf. Neither the Sponsor nor the Trust takes any responsibility for, or can provide any assurance as to the reliability of, any information other than the information in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by the Sponsor, the Trust or on the Trust's behalf. The Trust is offering to sell, and seeking offers to buy, the Trust's Shares only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the Trust's Shares.
The Trust obtained certain statistical data, market data and other industry data and forecasts used or incorporated by reference into this prospectus from publicly available information. While the Trust believes that the statistical data, industry data, forecasts and market research are reliable, the Trust has not independently verified the data, and does not make any representation as to the accuracy of the information.
In this prospectus, unless otherwise stated or the context otherwise requires, "we," "our" and "us" refers to the Sponsor acting on behalf of the Trust. “Wilshire Phoenix” is a registered trademark of Wilshire Phoenix, LLC.  Wilshire Gold Index, wShares, and Adaptive Exposure are trademarks of Wilshire Phoenix, LLC.

FORWARD-LOOKING STATEMENTS
This prospectus contains "forward-looking statements" with respect to the Trust's financial condition, results of operations, plans, objectives, future performance and business. Statements preceded by, followed by or that include words such as "may," "might," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of these terms and other similar expressions are intended to identify some of the forward-looking statements. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as changes in market prices and conditions, the Trust's operations, the Sponsor's plans and references to the Trust's future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. You should specifically consider the numerous risks outlined under "Risk Factors."  Whether or not actual results and developments will conform to the Sponsor's expectations and predictions, however, is subject to a number of risks and uncertainties, including:
•	general economic, market and business conditions;
•	success in obtaining Physical Gold in a timely manner;
•	sources of and demand for Physical Gold, and the performance of the gold market;
•	gold price volatility and fluctuations in the spot and forward prices of gold, as well as overall changes, movements and trends in gold demand and supply and the value of investments in Physical Gold;
•
the use of technology by the Trust and its service providers in conducting or supporting the Trust's business, including disruptions in the Trust’s computer systems and data centers and the Trust’s transition to, and quality of, new technology platforms; and

•	other world economic and political developments.
Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust's operations or the value of the Shares. Should one or more of these risks discussed in "Risk Factors" or other uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those described in forward-looking statements. Forward-looking statements are made based on the Sponsor's beliefs, estimates and opinions on the date the statements are made and neither the Trust nor the Sponsor is under a duty or undertakes an obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, other than as required by applicable laws.
Moreover, neither the Trust, the Sponsor, nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Investors are therefore cautioned against placing undue reliance on forward-looking statements.
THE TRUST UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS CONTAINED IN THIS REGISTRATION STATEMENT OR THE DOCUMENTS TO WHICH THE TRUST REFERS YOU IN THIS REGISTRATION STATEMENT, TO REFLECT ANY CHANGE IN THE TRUST'S EXPECTATIONS WITH RESPECT TO SUCH STATEMENTS OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY STATEMENT IS BASED, EXCEPT AS REQUIRED BY LAW.

SUMMARY
This is only a summary of the prospectus.  While this summary contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this prospectus, which is material and may be important to you. You should read this entire prospectus, including the section entitled "Risk Factors," before making an investment decision about the Shares. Capitalized terms shall have the meaning set forth in this prospectus. See the Index of Defined Terms attached to this prospectus as Exhibit A.
Shares offered by the Trust	25,000,000 shares (the "Shares") issued by the Wilshire wShares Enhanced Gold Trust (the "Trust"), which represent fractional undivided beneficial interests in and ownership of the Trust.
The Trust and the Trustee
The Trust is a Delaware statutory trust that was formed on January 8, 2020.

The Trust operates pursuant to a trust agreement, dated as of January 8, 2020, as amended by the First Amendment to the Trust Agreement, dated as of August 24, 2020 and further amended and restated on December 17, 2020 (the "Trust Agreement") between Wilshire Phoenix Funds LLC, a Delaware limited liability company (the "Sponsor"), and Delaware Trust Company (the "Trustee").  The Trustee’s duties and liabilities with respect to the offering of the Shares and the management of the Trust are limited to its express obligations under the Trust Agreement. The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor.

The Trust will have no assets other than (a) physical gold bullion (“Physical Gold”) and (b) cash.  For more information about Physical Gold, see "Overview of Gold Industry" below.

The investment objective of the Trust is for the Shares to closely reflect the Index (as defined below), less the Trust's liabilities and expenses. On the last Business Day of each month (the “Rebalance Date”), the Index will rebalance its weighting of Physical Gold and cash, based on an earlier calculation that takes into account the realized volatility of gold based on the LBMA Gold Price PM and the realized volatility of the S&P 500® Index utilizing a mathematically derived, non-discretionary and passive rules-based methodology. If the LBMA PM Fixing process does not occur, then the Rebalance Date will be the next Business Day when the LBMA PM Fixing process does occur. As used in this prospectus, “realized volatility,” sometimes referred to as historical volatility, measures price movement of a given asset over a defined historical time period. The Trust, to closely replicate the Index, will rebalance its holdings in Physical Gold and cash on a monthly basis for consistency with the Index. The Trust is not actively managed. It does not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the price of Physical Gold. The Shares are intended to provide investors with adaptive exposure to gold and cash in a way that is responsive to the realized volatility of the LBMA Gold Price PM and the S&P 500® Index.

The Shares may also a provide an accessible, convenient and relatively cost-efficient alternative for investors not otherwise in a position to participate directly in the market for physical gold.

The Index
The Wilshire Gold Index (the "Index") is based on notional components and is not an investment product. The Index is calculated, maintained and published by Solactive AG (the "Index Calculation Agent"). The Sponsor is the sponsor of the Index. The level of the Index is calculated and published on each Index Business Day (as defined below) by approximately 7:00 p.m. (New York City time) and will be available through various market data vendors, including Bloomberg LP, under the ticker symbol “WGIX”, and Refinitiv, under the Reuters instrument code (“RIC”) “.WGIX”. The Index Calculation Agent calculates an intraday indicative value for the Index (“IIV”) every fifteen seconds while Shares are trading on the Exchange (normally 9:30 a.m. – 4:00 p.m. New York City time). Because the IIV is not calculated using the LBMA Gold Price, but instead by using other gold prices, the IIV is not the same as the Index level reported under “WGIX”. The IIV and the Index level reported under “WGIX” may vary significantly, including in times of volatility in gold prices. See “Risk Factors—The Index level may vary significantly from the intraday indicative value of the Index.” The objective of the Index is to reduce the risk-profile typically associated with the purchase of gold, as measured by the realized volatility of the LBMA Gold Price PM, while maintaining the correlative benefits of gold versus the S&P 500® Index. Gold may serve or act as a diversifier and a hedge within a portfolio of assets, especially during times of heightened realized volatility observed in the S&P 500® Index, and therefore the Index will generally calculate an increased gold exposure during periods of heightened realized volatility observed in the S&P 500® Index.

The Index has a notional component representing Physical Gold (the "Physical Gold Component") and cash (the “Cash Component”) based on the Cash Weighting to the extent that less than 100% of the Index is comprised of the Physical Gold Component. In seeking to track the Cash Weighting portion of the Index, the Trust will hold cash.

For purposes of calculating the net asset value (“NAV”) of the Trust, to ascertain the price of physical gold held by the Trust (the “Physical Gold”), the prices at 3:00 p.m., London Time (the “LBMA Gold Price PM”), obtained from auctions conducted by ICE Benchmark Administration (“IBA”), a benchmark administrator appointed by the London Bullion Market Association (the “LBMA”), will be used.

On the Rebalance Date, the Index rebalances its weighting of the Physical Gold Component utilizing a mathematically derived, non-discretionary and passive rules-based methodology that is based on the realized volatility of the LBMA Gold Price PM and realized volatility of the S&P 500® Index.

See "Description of the Index" below.

Assets of the Trust
The Trust will have no assets other than (a) Physical Gold and (b) cash.

The Gold Custodian (as defined below) holds all of the Trust’s Physical Gold in its own vault premises except when the Physical Gold is held by a sub-custodian. The cash will be held by the Cash Custodian (as defined below) on behalf of the Trust.

The amount of Physical Gold and cash held by the Trust will be determined by the Index. However, because the Trust rebalances its holdings monthly, in the periods between such monthly rebalances, as a result of changes in the value of Physical Gold, among other factors, the percentages of Physical Gold relative to the percentages of cash held by the Trust may diverge from the initial percentages in the Index on the most recent Rebalance Date.

The Trust's assets, other than Physical Gold, shall consist of cash.

The Trust's Physical Gold and cash are carried, for financial statement purposes, at fair value, as required by the U.S. generally accepted accounting principles ("GAAP").

The Trust's NAV and the NAV per Share
The Trust's NAV is determined on each Business Day by the Administrator as of 4:00 p.m. (New York City time) or as soon thereafter as practicable. The Trust's NAV shall be determined by the Administrator on a GAAP basis, and shall be equal to the sum of the values of the Physical Gold held by the Trust and cash held by the Trust (the "Cash Holdings"), less expenses and liabilities of the Trust. The NAV per Share, which is calculated by the Administrator on each Business Day, is equal to the Trust's NAV divided by the number of outstanding Shares.

In accordance with the Trust's valuation policy and procedures, the Administrator will determine the price of the Trust's Physical Gold by reference to the LBMA Gold Price. This price will generally be based on the LBMA Gold Price PM.

The Administrator determines the amount of any U.S. dollars held by the Trust, as of 4:00 p.m. (New York City time) or as soon thereafter as practicable, on each Business Day.

The Trust's investment objective is for the Shares to closely reflect the Index less the Trust's liabilities and expenses. The Trust's NAV and NAV per Share will be determined, in part, by reference to the LBMA Gold Price and the value of the Trust’s holdings in cash. See "Valuation of the Trust's Physical Gold Holdings" and “Valuation of the Trust’s Cash Holdings" below.

The Shares
The Trust issues and redeems Shares at NAV with Authorized Participants and only in large blocks of 10,000 shares (each block of Shares is called a “Creation Unit”) or multiples thereof in exchange for cash. Except when aggregated in Creation Units, the Shares are not redeemable securities of the Trust.

Individual Shares may be purchased and sold only on the Exchange through brokers. Because the Shares will trade at market prices rather than NAV, Shares may trade at prices greater than NAV (at a premium), at NAV, or less than NAV (at a discount).

Retail investors may purchase and sell Shares through traditional brokerage accounts. Purchases or sales of Shares may be subject to brokerage commissions. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Shares issued by the Trust will be registered in a book-entry system and held in the name of "Cede & Co." at the facilities of DTC, and one or more global certificates issued by the Trust to DTC will evidence the Shares. Shareholders may hold their Shares through DTC if they are direct participants in DTC ("DTC Participants") or indirectly through entities (such as broker-dealers) that are DTC Participants.

See "Book-Entry-Only Shares" below for more details.

The Shares are expected to be listed on the Exchange and trade under the ticker symbol "WGLD". Solactive AG calculates an intraday indicative net asset value for the Shares (“INAV”) every fifteen seconds while Shares are trading on the Exchange (normally 9:30 a.m. – 4:00 p.m. New York City time). Because the INAV is not calculated using the LBMA Gold Price PM, but instead by using other gold prices, the INAV is not the same as the Share price reported under “WGLD”. The INAV and the Share price reported under “WGLD” may vary significantly, including in times of volatility in gold prices. See “Risk Factors—The INAV is not the same as the Share price or any other trading price of the Shares in the secondary market.”

Authorized Participants
Creation Units may be created or redeemed only by Authorized Participants. An “Authorized Participant” is: (i) a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions; (ii) a participant in the DTC system; and (iii) a party to an agreement with the Trust and the Sponsor (an “Authorized Participant Agreement”). The Authorized Participant Agreement sets forth the procedures for the creation and redemption of Creation Units and for the delivery of cash required for such creations or redemptions. See “Creation and Redemption of Shares” for more details.

Sponsor's Fee; Sponsor-Paid Expenses; Additional Trust Expenses
Except for transaction costs associated with the rebalancing of the Trust's portfolio, and the fees and expense reimbursements due to the Marketing Agent, the Trust's only ordinary recurring expense is expected to be the Sponsor's Fee (as defined below).

The Sponsor's Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement. The Sponsor's Fee will be calculated by the Administrator by applying an annual rate of 65 basis points (0.65%) to the Trust's NAV (the "Sponsor's Fee"). The Administrator will make its calculation regarding the Sponsor's Fee in respect of each Rebalance Date by reference to the Trust's NAV as of the related Determination Date (as defined below). The Sponsor's Fee will be payable in U.S. dollars and will be deducted on a monthly basis in advance as of each Rebalance Date from the amounts on deposit in the Cash Account (as defined below).

To pay the Sponsor's Fee, the Administrator will withdraw from the cash on deposit in the Cash Account an amount of U.S. dollars equal to the Sponsor's Fee, determined as described above. Any Sponsor-Paid Expenses (as defined below) will be netted out of the Sponsor's Fee, and the Administrator will directly pay the recipients of such Sponsor-Paid Expenses out of such amounts. After netting such Sponsor-Paid Expenses, the Administrator will pay the remaining amount of the Sponsor's Fee to the Sponsor. The Sponsor, from time to time, may waive all or a portion of the Sponsor's Fee in its sole discretion.

The following ordinary and recurring fees of the Trust will be paid by the Administrator from the Sponsor's Fee: the Administrator Fee, the Gold Custodian Fee, the Cash Custodian Fee, the Transfer Agent Fee, the Representative Fee, the Trustee Fee, the Index Calculation Agent Fee, the Partnership Representative Fee, the Trust's audit fees (including any fees and expenses associated with tax preparation) and up to $100,000 per year of the Trust’s legal fees and expenses (collectively, the "Sponsor-Paid Expenses").

The Trust will be responsible for certain other fees and expenses that are not contractually assumed by the Sponsor, including but not limited to any fees and expenses associated with the Trust's monthly rebalancing between Physical Gold and cash, any other fees (including commissions and/or exchange fees) associated with buying and selling Physical Gold for the Trust, the fees and expense reimbursements due to the Marketing Agent, the Trust's regulatory fees and expenses (including any filing, application or license fees), printing and mailing costs, costs of maintaining the Trust's website, the Trust’s legal fees and expenses to the extent they exceed $100,000 per year, any applicable license fees, extraordinary legal fees and expenses of the Sponsor, any service provider of the Trust (each, a “Service Provider”) or the Trust, taxes and governmental charges, extraordinary expenses (as described below) incurred by the Sponsor (or any other Service Provider) on behalf of the Trust, expenses of the Service Providers and any indemnification obligations of the Trust (collectively, "Additional Trust Expenses"). Extraordinary expenses are fees and expenses incurred not in the ordinary course of the Trust’s business or fees that are unexpected or unusual in nature, such as extraordinary legal fees and expenses of the Sponsor, any Service Provider or the Trust, legal claims and liabilities, litigation costs, non-recurring expenses or costs incurred by the Sponsor or any other Service Provider on behalf of the Trust, or other unanticipated expenses.

The Administrator will direct the Cash Custodian to withdraw from the Cash Account on each Rebalance Date, an amount of U.S. dollars sufficient to pay the Trust expenses provided for in the Trust Agreement and pay such amount to the recipients thereof.

Rebalancing of the Trust's Assets
On each Rebalance Date, following the calculation of the weighting of the components of the Index, the Trust shall rebalance the Trust's holdings in Physical Gold and cash in order to closely replicate the Index.

In order to effect the monthly rebalancing, the Index Calculation Agent shall provide percentage weights for the Physical Gold Component and the Cash Component to the Administrator and the Sponsor on the Determination Date. Thereafter, the Sponsor, based on information provided by the Administrator and the Index Calculation Agent, shall make such determinations and calculations as of each Determination Date (taking into account amounts on deposit in the Cash Account as of such Determination Date and the amount of cash necessary to, on such Rebalance Date, pay amounts due and payable by the Trust) as are necessary in order to determine the amount of Physical Gold to purchase or sell. "Determination Date" means the second Business Day prior to each Rebalance Date. In addition, the Representative interacts with the Cash Custodian, the Gold Custodian, the Administrator, the Trustee, the Index Calculation Agent and any other third party service providers to the Trust for the purpose of effecting monthly rebalances of the Trust’s assets on a Rebalance Date, and effecting creations and redemptions.

The Sponsor, on each Rebalance Date, shall instruct the Representative to purchase and/or sell Physical Gold. In addition, the Administrator, acting pursuant to instructions from the Sponsor, shall, on the Rebalance Date, instruct the Cash Custodian to pay amounts due and payable by the Trust as of the Determination Date.

Gold Custodian
JPMorgan Chase Bank, N.A. will serve as the Trust's Physical Gold custodian (in such capacity, "Gold Custodian"). The Gold Custodian is responsible for the safekeeping of the Trust’s Physical Gold and supplying inventory information to the Trust. The Gold Custodian is also responsible for facilitating the transfer of Physical Gold in and out of the Trust. The Gold Custodian must allocate, or cause to be allocated, all Physical Gold that can be credited to an allocated account maintained at the Gold Custodian on behalf of the Trust at the close of business on each Business Day. The Gold Custodian shall safely store Physical Gold in its own vaulting facilities and any other vaulting facility as approved by the Gold Custodian. The Trust’s Physical Gold holdings are subject to periodic audits by the Trust’s independent registered public accounting firm, as defined in the Trust’s agreement with the Gold Custodian.

Cash Custodian
The Bank of New York Mellon (the "Cash Custodian") will serve as the Trust's custodian of cash pursuant to the terms and provisions of a custody agreement between the Trust and the Cash Custodian (the "Cash Custody Agreement").

The Trust's Cash Account
Under the Cash Custody Agreement, the Cash Custodian will be responsible for administering and maintaining a custodial account that holds cash for the benefit of the Trust (the "Cash Account"). Pursuant to the instruction of the Sponsor, the Cash Custodian deposits cash into the Cash Account from amounts received on account of the sale of Physical Gold. The Cash Custodian withdraws cash from the Cash Account (i) at the instruction of the Administrator or the Sponsor to pay certain fees and expenses of the Trust, or (ii) at the instruction of the Sponsor for the purpose of settling redemption orders from Authorized Participants.  See the "Description of the Trust Documents—Description of the Cash Custody Agreement" for more information.

Risk Factors
An investment in the Shares of the Trust involves significant risks and is suitable only for persons who can bear the economic risk of the loss of their entire investment.  Certain of these risks are highlighted below and are discussed in the section “Risk Factors” beginning on page 12 of this prospectus.

	•	There can be no assurance that the Trust will achieve its investment objective.

	•	There can be no assurance that the Trust will achieve profits or avoid losses, significant or otherwise.

•	An investment in Shares of the Trust carries with it the inherent risks associated with investments related to Physical Gold.

•	Fluctuations in the price of Physical Gold could materially and adversely affect an investment in the Shares because the value of the Shares relates directly to the value of the Physical Gold held by the Trust.

•	The price of gold is volatile and historical fluctuations in gold prices are not a reliable indicator of future gold price movements.

•	Certain members of the Sponsor have no history operating an investment vehicle like the Trust, their experience may be inadequate or unsuitable to manage the Trust.

•	The Trust’s NAV may not always correspond to the market price of the Shares and, as a result, Shares may trade at prices greater than NAV (at a premium), at NAV, or less than NAV (at a discount).

•	Performance of the Trust may not track the Index during particular periods or over the long term. Tracking error may cause the Trust to outperform or underperform its Index.

•	The Share price reported under “WGLD” is not the same as the INAV; the INAV may vary significantly from the Share price, particularly during times of volatility of gold prices.

•	The Index level calculated and published by approximately 7:00 p.m. (New York City time) under “WGIX” is not the same as the IIV; the IIV may vary significantly from the Index level, particularly during times of volatility in gold prices.

•	The Index has a limited operating history and may perform in unanticipated ways.

•	The historical performance of the Index or gold may not be indicative of future results.

•	The Index is not diversified, unlike other indices.

•	An investment in the Shares may be adversely affected by competition from other methods of investing in commodities, and the availability of other gold products.

•	Disruptions in the ability to create or redeem Creation Units may adversely affect investors.

•	The Trust may terminate and liquidate at a time that is disadvantageous to Shareholders.

•	The Trust and the Shares may be negatively impacted by the effects of the spread of illnesses or other public health emergencies (such as COVID-19) on the global economy, the markets and the Trust’s service providers.

•	Certain potential conflicts of interest exist between the Sponsor, its affiliates and the Trust’s Shareholders. There can be no assurance that the conflicts described herein or others may not result in adverse consequences to the Trust and its Shareholders.

•	Shareholders will be subject to taxation on their allocable share of the Trust’s taxable income, whether or not they receive cash distributions.

	•	The Trust’s purchases and sales of Physical Gold will be taxed less favorably compared to other types of investments. Long-term capital gains from the sale of “collectibles,” including gold bullion, are taxed at a maximum rate of 28%, rather than the 20% rate applicable to most other long-term capital gains.

	•	Shareholders will receive partner information tax returns on Schedule K-1, which could increase the complexity of tax returns.

Reports
At the end of each Business Day, the Sponsor, based on information received from the Administrator, shall post to the website www.wshares.com a report detailing the following items: the LBMA Gold Price, the value of the Physical Gold, the value of cash, the Trust's NAV, the Trust's NAV per Share and such other information required to be posted pursuant to the requirements of the Exchange. On the first Business Day after the Rebalance Date, the updated weights for Physical Gold and cash for the Index are posted to the Trust's website.

After the end of each fiscal year, the Trust will cause to be prepared an annual report containing audited financial statements prepared in accordance with U.S. GAAP for the Trust. In addition to the annual report, the Trust will cause quarterly and required periodic reports to be prepared, filed with the SEC and the Exchange.

The Trust is responsible for the registration and qualification of the Shares under the federal securities laws and any other securities laws of the United States or any other jurisdiction as the Trust may select.

The Trust will make elections, file or cause to be filed tax returns and prepare, disseminate and file tax reports, as advised by its counsel or accountants and/or as required by any applicable statute, rule or regulation.

A website at www.wshares.com will be maintained for Shareholders that will contain the reports and financial statements set forth above. The website will generally be updated as of each Business Day by approximately 7:00 p.m. (New York City time).

Principal Offices	The Trust's principal office is located at 2 Park Avenue, 20th Floor, New York, New York 10016, and its telephone number is (917) 671-9097.

Emerging Growth Company Status
The Trust qualifies as an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"). An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company, among other things:

•	The Trust is exempt from the requirement to obtain an attestation and report from its auditors on the assessment of its internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act");

•	The Trust is exempt from compliance with any requirement that the Public Company Accounting Oversight Board (the "PCAOB") may adopt regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements;

	•	The Trust is permitted to provide less extensive disclosure about executive compensation arrangements;

	•	The Trust is not required to give Shareholders non-binding advisory votes on executive compensation or golden parachute arrangements;

	•	The Trust is granted the ability to present more limited financial data in this registration statement, of which this prospectus is a part; and

	•	The Trust may elect not to use an extended transition period for complying with new or revised accounting standards.

The Trust may take advantage of these provisions for up to five years from the last day of its fiscal year following the date of this prospectus or such earlier time that the Trust is no longer an emerging growth company. The Trust will cease to be an emerging growth company by 2025 or if it has more than $1.07 billion in annual revenues, has more than $700 million in market value of its common shares held by non-affiliates of issues more than $1.0 billion of non-convertible debt securities over a three-year period. The Trust may choose to take advantage of some but not all of these reduced burdens. The Trust has elected not to opt-out of such extended transition period, which means that when a new or revised accounting standard is issued, and it has different application dates for public or private companies, the Trust, as an emerging growth company, may elect not to adopt the new or revised standard until the time private companies are required to adopt the new or revised standard.

Ticker and Other Symbols	Shares: WGLD (NYSE) Index level: WGIX (Bloomberg) and .WGIX (Refinitiv)

RISK FACTORS
You should carefully consider the risks and uncertainties described below and the other information contained in this prospectus before making an investment decision.  The risks set forth below are not only ones facing the Trust.  Additional risks and uncertainties may exist that could also adversely affect the Trust.
Risk Factors Related to the Regulation of the Sponsor, the Trust and the Shares
Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act, or the protections afforded by the CEA.
The Trust is not registered as an investment company under the Investment Company Act. As a result, Shareholders do not have the regulatory protections provided to investors in investment companies. The Trust does not and will not hold or trade in commodity futures contracts, “commodity interests” or any other instruments regulated by the CEA, as administered by the Commodity Futures Trading Commission (“CFTC”) and the National Futures Association (“NFA”). Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the CEA and the Shares are not “commodity interests,” and neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the Trust or the Shares. Consequently, Shareholders do not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools operated by registered commodity pool operators or advised by commodity trading advisors.
The Trust is an emerging growth company and the Trust cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Shares less attractive to investors.
The Trust is an emerging growth company, as defined in the JOBS Act, and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. The Trust cannot predict if investors will find the Shares less attractive because of the Trust's reliance on these exemptions. If some investors find the Trust's Shares less attractive as a result, there may be a less active trading market for the Shares.
In addition, under the JOBS Act, the Trust's independent registered public accounting firm will not be required to attest to the effectiveness of its internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 for so long as it is an emerging growth company.
For as long as the Trust takes advantage of the reduced reporting obligations, the information that the Trust provides its Shareholders may be different from information provided by other public companies.
The failure by the Trust and the Sponsor to comply with extensive legal and regulatory requirements applicable to them may adversely affect the Trust.
The Trust is subject to a comprehensive scheme of regulation under the federal securities laws and listing standards for its Shares. The Trust and the Sponsor could each be subject to sanctions for a failure to comply with those requirements, which could adversely affect the Trust’s financial performance and its ability to pursue its investment objective. In addition, the SEC and exchanges are empowered to intervene in their respective markets in response to extreme market conditions. Those interventions could adversely affect the Trust’s ability to pursue its investment objective and could lead to losses for the Trust and its Shareholders.
Risk Factors Related to the Trust and the Shares
Certain members of the Sponsor have no history operating an investment vehicle like the Trust, their experience may be inadequate or unsuitable to manage the Trust.
Certain members of the Sponsor have no history of past performance in managing investment vehicles like the Trust. This makes it difficult for investors to evaluate the Trust and its future prospects. The past performance of the Sponsor's members in other investment vehicles, including their experiences in the financial industry, are no indication of their ability to manage an investment vehicle such as this particular Trust. If the experience of the Sponsor and its members is inadequate or unsuitable, the operations of the Trust may be adversely affected. The Trust can make no assurance that it will be successful in addressing these issues.

An active and liquid market for the Shares may not develop or be sustained.
There is no established trading market for the Shares in the United States. Although the Trust intends to list the Shares on the Exchange, there is no guarantee that an active trading market will develop. Shareholders therefore have limited access to information about prior market history on which to base their investment decision. If an active trading market for the Shares does not develop, the market prices and liquidity of the Shares may be adversely affected. If an investor needs to sell Shares at a time when no active market for Shares exists, the absence of an active market will most likely affect the price the investor receives for the Shares, assuming the investor is able to sell them.
Even if an active trading market for the Shares develops, the market value for the Shares may be highly volatile and could be subject to wide fluctuations after this offering, and therefore, it is difficult to predict the price at which the Shares will trade.
The Trust may terminate and liquidate at a time that is disadvantageous to Shareholders.
The Trust may be terminated and liquidated at a time which is disadvantageous to Shareholders, such as when the Physical Gold price is lower than at the time when Shareholders purchased their Shares. In such a case, when the Trust's Physical Gold is sold as part of the Trust's liquidation, the resulting proceeds distributed to Shareholders will be less than if their prices were higher at the time of sale and Investors may experience a loss in their investments. In certain circumstances, the Sponsor has the ability to terminate the Trust without the consent of Shareholders and may decide to terminate the Trust at a time that is not advantageous for the Shareholder.  The Trust may also terminate due to an inability to satisfy exchange listing rules or change in regulatory status (e.g., if the Trust is required to register as an investment company under the Investment Company Act), or if the Trust’s assets are insufficient to be economically viable to manage.
Withdrawal from participation by Authorized Participants may affect the liquidity of Shares.
If one or more Authorized Participants withdraws from participation, it may become more difficult to create or redeem Creation Units, which may reduce the liquidity of the Shares. If it becomes more difficult to create or redeem Creation Units, the correlation between the price of the Shares and the NAV may be affected, which may affect the trading market for the Shares. Having fewer participants in the market for the Shares could also adversely affect the ability to arbitrage any price difference between Physical Gold and the Shares, which may also affect the trading market and liquidity of the Shares.
The Trust utilizes LBMA Gold Price to value the Physical Gold held by the Trust. Potential issues, discrepancies, as well as any future changes to the LBMA Gold Price calculation could impact the value of Physical Gold held by the Trust and have an adverse effect on the value of an investment in the Shares.
In the event that LBMA Gold Price varies materially from the price of Physical Gold observed by other mechanisms, the NAV of the Trust and the value of an investment in the Shares could be adversely affected. The calculation of the LBMA Gold Price is not an exact process but is based upon a procedure of matching orders from participants in the auction process and their customers to sell gold with orders from participants in the auction process and their customers to buy Physical Gold at particular prices. It is possible that electronic failures or other events may occur that could result in delays in the announcement of, or the inability of the system to produce an LBMA Gold Price on any given date.

The Administrator is solely responsible for determining the value of the Trust's Physical Gold and cash, and the Trust's NAV. The value of the Shares may experience an adverse effect in the event of any errors, discontinuance or changes in such valuation calculations.
The Administrator will determine the Trust's holdings of Physical Gold (the “Physical Gold Holdings”), the Trust's holdings of U.S. dollars (the “Cash Holdings”) and the Trust's NAV at 4:00 p.m. (New York City time) or as soon thereafter as practicable, on each Business Day. The Administrator's determination is made utilizing data from the Gold Custodian and Cash Custodian's operations and the LBMA Gold Price. To the extent that the Physical Gold Holdings, the Cash Holdings or the Trust's NAV are incorrectly calculated, the Administrator may not be liable for any error and such misreporting of valuation data could adversely affect an investment in the Shares.
Shareholders may be adversely affected in the event calculation of NAV is suspended.
The Trust may suspend or restrict the determination of NAV, in its sole discretion, if (i) any exchange, dealer market, quotation system or other market on which a significant portion of the Trust's assets are regularly traded or quoted is closed (otherwise than for weekends or holidays) or trading thereon is generally suspended or limited, (ii) the Sponsor has determined in good faith that the disposition of any asset of the Trust, or other transaction involving the sale, transfer or delivery of the Trust's assets is not reasonably practicable without being detrimental to the Trust or the interest of the remaining Shareholder, (iii) any breakdown in the means of communication or publication normally employed in determining the Trust's NAV or the NAV per Share has occurred and is continuing, or the prices or values of the Trust's assets cannot reasonably be promptly and accurately ascertained for any reason, (iv) any event has occurred and is continuing which may cause the dissolution of the Trust or (v) an event constituting force majeure which, in the good faith determination of the Sponsor, makes determination of NAV impossible or administratively unfeasible; provided that any suspension of the determination of NAV shall be reinstated as soon as the force majeure event has resolved. Any such suspension or restriction could adversely affect the Shares. The Trust disclaims any liability for any loss or damage that may result from any such suspension or restriction.

The Shares may trade at a price which is at, above, or below the NAV per Share and any premium or discount in the trading relative to the NAV per Share may widen as a result of different trading hours of the Exchange and other exchanges.

The Shares may trade at, above, or below the NAV per Share. The NAV per Share will fluctuate with changes in the market value of the Physical Gold owned by the Trust. The Share price will fluctuate with changes in NAV per Share as well as market supply and demand. The amount of discount or premium in the trading price relative to NAV per Share may be affected by non-concurrent trading hours between the Exchange and major gold markets. While the Shares will trade on the Exchange until 4:00 pm (New York City time), liquidity in the market for Physical Gold may be reduced after the close of major world gold markets including London and other locations. When Shares are trading at a premium to NAV, an investor will pay more to purchase Shares compared to the value of the Trust’s underlying assets. When Shares are trading at a discount to NAV, an investor will pay less to purchase Shares compared to the value of the Trust’s underlying assets. Depending on the price at which an investor purchased its Shares and whether the Shares trade at a discount or a premium to NAV may affect the investor’s gain or loss on its investment in the Trust when Shares are sold. If, for example, a Shareholder purchased Shares at a slight premium to NAV and sold Shares while they were trading at a discount to NAV, the Shareholder will realize a loss on the investment, assuming no change in NAV and no bid/ask spread impact on the price of the purchase or sale.

The INAV is not the same as the Share price or any other trading price of the Shares in the secondary market.
The INAV at any point in time of a Business Day is based on a comparison of the previous day’s LBMA Gold Price PM and intraday gold prices from other sources. The INAV is an approximation of the intraday NAV of the Trust.
The trading price of the Shares at any time is the price at which you may be able to sell your Shares in the secondary market at such time, if one exists. The trading price of the Shares at any time may vary significantly from the INAV at such time due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs and bid-offer spreads, and any corresponding premium or discount in the trading price may be reduced or eliminated at any time. Paying a premium purchase price over the INAV could lead to significant losses in the event the investor sells such Shares at a time when such premium is no longer present or a discount exists in the market place.

Before trading in the secondary market, you should compare the INAV with the then-prevailing trading price of the Shares.
Unanticipated operational or trading problems that arise may result in a decrease in the value of the Shares.
It is possible that unanticipated issues may arise with respect to the Trust's operations and the trading of the Shares. Such unforeseen problems could have an adverse effect on an investment in the Shares. The mechanisms and procedures governing the creation, redemption and offering of the Shares have been developed specifically for the Trust. Consequently, there may be unanticipated problems with respect to the mechanics of the operations of the Trust and the trading of the Shares that could have a material adverse effect on an investment in the Shares. To the extent that unanticipated operational or trading problems arise, the Sponsor’s past experience and qualifications may not be suitable for solving those problems.
In the event the Trust's assets are lost, damaged, stolen or destroyed, recovery may be limited to the market value of the assets at the time the loss is discovered.
If there is a loss due to theft, loss, damage, destruction or fraud or otherwise with respect to the Trust's assets held by the Gold Custodian or the Cash Custodian (each, a “Custodian” and, collectively, the “Custodians”), the Trust may not be able to recover more than the market value of the assets at the time the loss is discovered. If the market value of assets increases between the time the loss is discovered and the time the Trust receives payment for its loss and purchases assets to replace the losses, less assets will be acquired by the Trust and the value of the net assets of the Trust will be negatively affected. The Custodian has no obligation to replace any gold lost under circumstances for which the Custodian is liable to the Trust. The Custodian’s liability to the Trust, if any, will be limited to the value of any gold lost, or the amount of any balance held on an unallocated basis, at the time of the Custodian’s negligence, fraud or willful default, or, for the Cash Custodian, at the time of the act or omission giving rise to the claim for indemnification.
The Trust is subject to custodial risk.
The value of the Shares will be adversely affected if Physical Gold owned by the Trust is lost or damaged in circumstances in which the Trust is not in a position to recover the corresponding loss.
The Gold Custodian is responsible to the Trust for loss or damage to the Trust’s Physical Gold only under limited circumstances. The Gold Custodian Agreement (as defined below) contemplates that the Gold Custodian will be responsible to the Trust only if it acts with negligence, fraud or in willful default of its obligations under the Gold Custodian Agreement. In addition, the Gold Custodian has agreed to obtain insurance for which the Gold Custodian is the beneficiary that would cover only Physical Gold held in allocated form by the Gold Custodian for the Trust for any loss, damage, destruction, or misdelivery, subject to the terms of those insurance arrangements. These insurance arrangements do not apply to the Trust’s Physical Gold held in unallocated form, so the Trust may experience losses for which there is no insurance coverage if there is any loss, damage, destruction, misdelivery, or other event affecting such Physical Gold.  The Gold Custodian has no obligation to replace any Physical Gold lost under circumstances for which the Gold Custodian is not liable to the Trust. The Gold Custodian’s liability to the Trust, if any, will be limited to the value of any Physical Gold held by the Gold Custodian at the time of the Gold Custodian’s negligence, fraud or willful default.
Any loss of Physical Gold owned by the Trust will result in a corresponding loss in the NAV and it is reasonable to expect that such loss will also result in a decrease in the value at which the Shares are traded on the Exchange.

The nature of the Trust’s insurance protection and the Shareholders’ limited rights of legal recourse against the Trust, the Trustee, the Sponsor, the Gold Custodian and any sub-custodian expose the Shareholders to the risk of loss of the Trust’s Physical Gold for which no person is liable.
The Trust does not insure its Physical Gold. The Gold Custodian maintains insurance on such terms and conditions as it considers appropriate in connection with its custodial obligations under the Gold Custodian Agreement and is responsible for all costs, fees and expenses arising from the insurance policy or policies. Although the Gold Custodian has agreed to provide the Trust with the proceeds of insurance claims relating to Physical Gold held by the Gold Custodian in allocated form, the Trust does not have the ability to dictate the nature or amount of coverage and such coverage will not apply to Physical Gold held in unallocated form. Therefore, Shareholders cannot be assured that the Custodian maintains adequate insurance with respect to the Physical Gold held by the Custodian on behalf of the Trust. In addition, while the Gold Custodian Agreement authorizes the Gold Custodian to appoint sub-custodians from time to time for the custody and safekeeping of Physical Gold, such agreement does not require any direct or indirect sub-custodians to be insured or bonded with respect to their custodial activities or in respect of the Physical Gold held by them on behalf of the Trust. Further, Shareholders’ legal recourse against the Trust, the Trustee, the Sponsor, the Custodian, and any sub-custodians is limited. Consequently, there can be no assurance that any losses that may be suffered with respect to the Trust’s Physical Gold will be covered by insurance or can be attributed to a third party who will be liable to the Trust for its loss.
The ability of Shareholders and Authorized Participants to exercise remedies against the Gold Custodian may be limited.
Shareholders and Authorized Participants lack the right under the applicable agreement with a Gold Custodian to assert claims directly against a Gold Custodian, which significantly limits their options for recourse. Claims under the applicable agreement with a Gold Custodian may only be asserted on behalf of the Trust.
The obligations of the Gold Custodian under the Gold Custodian Agreement are governed by English law. The Trust is a Delaware statutory trust. Any U.S. Delaware or other court situated in the United States may have difficulty interpreting English law (which, insofar as it relates to custody arrangements, is largely derived from court rulings rather than statute), LBMA rules or the customs and practices in the London custody market. It may be difficult or impossible for the Trust to sue the Gold Custodian in a Delaware, New York or other court situated in the United States. In addition, it may be difficult, time consuming and/or expensive for the Trust to enforce in a foreign court a judgment rendered by a U.S., Delaware or other court situated in the United States.
In addition, because the Gold Custodian Agreement is governed by English law, any rights which the holders of the Shares may have against the Gold Custodian will be different from, and may be more limited than, those that could have been available to them under the laws of a different jurisdiction. Although the relationship between the Gold Custodian and the Trust is expressly governed by English law, a court hearing any legal dispute concerning that arrangement may disregard that choice of law and apply U.S. law, in which case the ability of the Trust to seek legal redress against the Gold Custodian may be frustrated.
Physical Gold held in the Trust’s unallocated account is not segregated from the Gold Custodian’s assets. If the Gold Custodian becomes insolvent, its assets may not be adequate to satisfy a claim by the Trust. In addition, in the event of the Gold Custodian’s insolvency, there may be a delay and costs incurred in identifying the Physical Gold held in the Trust’s allocated account.
Physical Gold that is part of a deposit for a purchase order or part of a redemption distribution is held for a time in the Trust’s unallocated account. During those times, the Trust will have no proprietary rights to any specific bars of Physical Gold held by the Gold Custodian and will be an unsecured creditor of the Gold Custodian with respect to the amount of Physical Gold held in such unallocated account. In addition, if the Gold Custodian fails to allocate the Trust’s Physical Gold in a timely manner, in the proper amounts or otherwise in accordance with the terms of Gold Custodian Agreement, or if a sub-custodian fails to so segregate Physical Gold held by it on behalf of the Trust, unallocated Physical Gold will not be segregated from the Custodian’s assets, and the Trust will be an unsecured creditor of the Gold Custodian with respect to the amount so held in the event of the insolvency of the Gold Custodian.

In the event the Gold Custodian becomes insolvent, the Gold Custodian’s assets might not be adequate to satisfy a claim by the Trust for the amount of Physical Gold held in its unallocated Physical Gold account.
In the event of the insolvency of the Gold Custodian, a liquidator may seek to freeze access to the Physical Gold held in all of the accounts held by the Custodian, including the Trust’s allocated account. Although the Trust would retain legal title to the allocated Physical Gold bars, the Trust could incur expenses in connection with obtaining control of the allocated Physical Gold bars, and the assertion of a claim by such liquidator for unpaid fees due to the Gold Custodian could delay creations and redemptions of Creation Units.
The gold bullion custody operations of the Gold Custodian are not subject to specific governmental regulatory supervision.
The Gold Custodian is responsible for the safekeeping of the Trust’s Physical Gold. Although the Gold Custodian is a market maker, clearer and approved weigher under the rules of the LBMA (which sets out good practices for participants in the bullion market), the LBMA is not an official or governmental regulatory body. Furthermore, although the Gold Custodian is subject to general banking regulations by U.S. regulators and is generally regulated in the U.K. by the Prudential Regulation Authority and the FCA, such regulations do not directly cover the Gold Custodian’s gold bullion custody operations in the U.K.  Accordingly, the Trust is dependent on the Gold Custodian to comply with the best practices of the LBMA and to implement satisfactory internal controls for its gold bullion custody operations in order to keep the Trust’s Physical Gold secure.
Redemption orders for Creation Units may be subject to postponement, suspension or rejection under certain circumstances.
The Sponsor may, in its discretion, suspend the right of redemption or postpone the redemption order settlement date with respect to a Creation Unit for (i) any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (ii) such other period as the Sponsor determines to be necessary for the protection of the Shareholders. In addition, the Trust will reject a redemption order if the order is not in proper form as described in the participant agreement with the Authorized Participant, or if the fulfillment of the order, in the opinion of counsel, might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the NAV of the Trust declines during the period of delay. The Trust disclaim any liability for any loss or damage that may result from any such suspension or postponement.
An investment in the Shares may be adversely affected by competition from other methods of investing in commodities, and the availability of other gold products.
The Trust competes with other financial vehicles, including mutual funds, exchange-traded funds (“ETFs”) and other investment companies, index tracking commodity pools, actively traded commodity pools, hedge funds, traditional debt and equity securities issued by companies in the commodities industry, other securities backed by or linked to commodities, and direct investments in the underlying commodities or commodity futures contracts. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in such commodities directly, which could limit the market for the Shares and therefore reduce the liquidity of the Shares. Moreover, the Trust competes with a wide array of available gold investment products in the market, including products offered by well-known sponsors, that offer investors direct investments to gold or gold bullion, securities linked to Physical Gold, precious metals or commodities, and other gold products, or that offer an opportunity to obtain actual physical gold.
Shareholders do not have the rights enjoyed by investors in certain other vehicles.
The Shares have none of the statutory rights normally associated with the ownership of shares of a corporation. However, under Delaware law, a beneficial owner of a statutory trust (such as a Shareholder) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners to recover damages from a third party where a Sponsor has failed or refused to institute legal action on behalf of himself and all other similarly situated beneficial owners to recover damages from a Sponsor for violations of fiduciary duties, or on behalf of a statutory trust to recover damages from a third party where a Sponsor has failed or refused to institute proceedings to recover such damages.  Shareholders have limited voting rights under the Trust Agreement and will take no part in the management or control of the Trust. The Trust will not have regular Shareholder meetings. The right to authorize actions, appoint service providers or take other actions will not be held by Shareholders, as may be taken by shareholders of other trusts. Shareholders have limited voting rights as set forth in the Trust Agreement. Operation of the Trust by the Sponsor could have an adverse effect on an investment in the Shares.

The Trust Agreement includes provisions that limit Shareholders' voting rights and restrict Shareholders' right to bring a derivative action.
Under the Trust Agreement, Shareholders have limited voting rights and the Trust will not have regular Shareholder meetings. Shareholders take no part in the management or control of the Trust. Accordingly, Shareholders do not have the right to authorize actions, appoint service providers or take other actions as may be taken by Shareholders of other trusts or companies where shares carry such rights. The Shareholders' limited voting rights give almost all control under the Trust Agreement to the Sponsor and the Service Providers. The Sponsor and the Service Providers may take actions in the operation of the Trust that may be adverse to the interests of Shareholders and may adversely affect the value of the Shares.
Moreover, pursuant to the terms of the Trust Agreement, Shareholders' statutory right under Delaware law to bring a derivative action (i.e., to initiate a lawsuit in the name of the Trust in order to assert a claim belonging to the Trust against a fiduciary of the Trust or against a third-party when the Trust's management has refused to do so) is restricted. Under Delaware law, a shareholder may bring a derivative action if the shareholder is a shareholder at the time the action is brought and either (i) was a shareholder at the time of the transaction at issue or (ii) acquired the status of shareholder by operation of law or the Trust's governing instrument from a person who was a shareholder at the time of the transaction at issue. Additionally, Section 3816(e) of the Delaware Statutory Trust Act specifically provides that a "beneficial owner's right to bring a derivative action may be subject to such additional standards and restrictions, if any, as are set forth in the governing instrument of the statutory trust, including, without limitation, the requirement that beneficial owners owning a specified beneficial interest in the statutory trust join in the bringing of the derivative action." In addition to the requirements of applicable law and in accordance with Section 3816(e), the Trust Agreement provides that no Shareholder will have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more Shareholders who (i) are not affiliates of one another and (ii) collectively hold at least twenty-five percent (25%) of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding. This provision applies to any derivative actions brought in the name of the Trust other than claims under the federal securities laws and the rules and regulations thereunder.
Due to this additional requirement, a Shareholder attempting to bring or maintain a derivative action in the name of the Trust will be required to locate other Shareholders with which it is not affiliated and that have sufficient Shares to meet the twenty-five percent (25%) threshold based on the number of Shares outstanding on the date the claim is brought and thereafter throughout the duration of the action, suit or proceeding. This may be difficult and may result in increased costs to a Shareholder attempting to seek redress in the name of the Trust in court. Moreover, if Shareholders bringing a derivative action, suit or proceeding pursuant to this provision of the Trust Agreement do not hold twenty-five percent (25%) of the outstanding Shares on the date such an action, suit or proceeding is brought, or such Shareholders are unable to maintain Share ownership meeting the twenty-five percent (25%) threshold throughout the duration of the action, suit or proceeding, such Shareholders' derivative action may be subject to dismissal. As a result, the Trust Agreement limits the likelihood that a Shareholder will be able to successfully assert a derivative action in the name of the Trust, even if such Shareholder believes that he or she has a valid derivative action, suit or other proceeding to bring on behalf of the Trust.
Slippage may negatively affect the performance of the Trust.
When buying and selling Physical Gold, slippage (i.e. the difference between the intended target price and the ultimate execution price) may occur. This slippage may negatively affect the performance of the Trust and may result in a deviation of the amount of Physical Gold held by the Trust from the amount otherwise indicated by the Index. Although the Trust will hold Physical Gold in an amount that seeks to closely replicate the Index, and will trade Physical Gold in accordance with this goal, factors such as slippage may negatively impact the ability of the Trust to closely replicate the amount of Physical Gold otherwise indicated by the Index.

The Trust heavily relies on service providers.
The Trust is dependent upon various service providers that are not controlled by the Sponsor or the Trustee. These service providers which include the Calculation Agent, Administrator, Custodians, Representative and Transfer Agent, among others, perform essential functions, products and services for and on behalf of the Trust. The continuous functioning of the Trust depends on the continued operations of these third-party service providers and facilities. Because the Trust is so reliant on the service providers to conduct its business and operations, the error or misconduct by, or failure of (such as bankruptcy, receivership or liquidation) a service provider could have a material adverse effect on the Trust and the Shareholders' investments therein. In addition, the Trust may be subject to operational and settlement risks, legal risks, credit risk, non-payment, non-deliverability, government intervention, complex regulatory risk, non-performance risk, bankruptcy risk, insolvency risk, receivership, and fraud risk with respect to the service providers. Moreover, the Trust has delegated various responsibilities to service providers who, in the performance of their duties, may exercise discretion in the execution and delivery of their tasks. If service providers are unable to perform services at the level of service the Trust requires or discharges their discretion in a manner that is prejudicial to the business of the Trust, then the business operations of the Trust may suffer. Alternate service providers may not be readily available on acceptable terms or at all and transitioning tasks to new service providers may take time to complete, which could adversely affect the operations and performance of the Trust.
The Trust's expenses, including Additional Trust Expenses (if any) and the Sponsor's Fee may adversely affect an investment in the Shares.
The Sponsor has contractually assumed the Sponsor-Paid Expenses, which are certain operational and periodic expenses of the Trust. See "The Trust—Trust Expenses." Additional Trust Expenses of the Trust (for example, expenses relating to litigation) are not assumed by the Sponsor and are instead borne by the Trust and paid from the cash on deposit in the Trust's Cash Account, which may adversely affect an investment in the Shares. In addition, the Sponsor may, in its sole discretion, increase the Sponsor's Fee or decrease the Sponsor-Paid Expenses, which may adversely affect an investment in the Shares. Such an increase in the Sponsor's Fee or decrease in the Sponsor-Paid Expenses could occur if the expenses of the Trust materially increase. Alternatively, the Sponsor could choose to decrease the Sponsor's Fee in response to competitive pressures from other investment vehicles similar to the Trust. The Sponsor will balance such competitive pressures and the costs that it incurs in acting as Sponsor for the Trust when determining the Sponsor's Fee.  A Shareholder may never achieve profits, significant or otherwise, by investing in the Trust.  Shareholders will also bear expenses associated with rebalancing the Trust’s investments in Physical Gold and cash to reflect the Physical Gold Component and Cash Component of the Index, which will vary depending on the realized volatility of the LBMA Gold Price and realized volatility measures of the S&P 500® Index and as of the date of this prospectus are expected to amount to less than approximately 0.02% of a Shareholder’s investment in the Trust per annum, assuming the Shareholder’s investment in the Trust is $10,000.
The value of the Shares will be adversely affected if the Trust is required to pay any amounts pursuant to its obligation to indemnify the Sponsor, the Trustee, the Transfer Agent, the Administrator, the Custodians or the Representative under the Trust Documents.
Under the documents related to and governing the Trust (the "Trust Documents"), each of the Sponsor, the Trustee, the Transfer Agent, the Administrator, the Gold Custodian, the Representative and the Cash Custodian has a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without gross negligence, bad faith or willful misconduct on its part. Therefore, the Sponsor, Trustee, Transfer Agent, the Administrator, the Gold Custodian, the Representative and the Cash Custodian may require that the assets of the Trust be sold in order to cover losses or liabilities suffered by it. Any sale of that kind would reduce the Trust's NAV and NAV per Share.
Intellectual property rights claims may adversely affect the Trust and an investment in the Shares.
Third parties may assert intellectual property rights claims that have an adverse effect on the Trust. These claims may pertain to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of Physical Gold. An intellectual property or other legal action, regardless of its merit, may result in expenses for legal fees to defend or payments to settle such claims. These expenses would be Additional Trust Expenses and be borne by the Trust through the sale of the Trust’s Assets. Further, a meritorious intellectual property rights claim may prevent Trust operations and force the Sponsor to terminate the Trust and liquidate the Trust's Physical Gold. As a result, an intellectual property rights claim against the Trust could adversely affect an investment in the Shares.

Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks.
With the increased use of technologies such as the Internet and the dependence on computer systems to perform necessary business functions, the Trust is susceptible to operational and information security risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber-attacks include, but are not limited to gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption.
Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites. Cyber security failures or breaches of the Trust’s third party service providers (including, but not limited to the Calculation Agent, the Administrator, the Custodians and the Transfer Agent) have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of Shareholders or Authorized Participants to transact business in Shares and Creation Units, respectively, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. The Trust and its Shareholders could be negatively impacted as a result.
While the Sponsor has established business continuity plans and systems reasonably designed to detect and prevent such cyber-attacks from being effective, there are inherent limitations in such plans and systems. For instance, it is possible that certain existing risks have not been identified or that new risks will emerge before countervailing measures can be implemented. Furthermore, the Trust cannot control, or even necessarily influence, the cyber security plans and systems put in place by the Trust’s third party service providers. Since the Trust is dependent upon third party service providers (including the Sponsor) for substantially all of their operational needs, the Trust is subject to the risk that a cyber-attack on a service provider will materially impair their normal operations even if the Trust itself is not subject to such an attack. In addition, a service provider that has experienced a cyber security incident may divert resources normally devoted to servicing the Trust to addressing the incident, which would be likely to have an adverse effect on the Trust’s operations.
The Trust is exposed to various operational risks.
The Trust is exposed to various operational risks, including human error, information technology failures and failure to comply with formal procedures intended to mitigate these risks, and is particularly dependent on electronic means of communicating, record-keeping and otherwise conducting business. In addition, the Trust generally exculpates, and in some cases indemnifies, its service providers and agents with respect to losses arising from unforeseen circumstances and events, which may include the interruption, suspension or restriction of trading on or the closure of the Exchange, power or other mechanical or technological failures or interruptions, computer viruses, communications disruptions, work stoppages, natural disasters, fire, war, terrorism, riots, rebellions or other circumstances beyond the control of the Trust or its service providers and agents. Accordingly, the Trust generally bears the risk of loss with respect to these unforeseen circumstances and events to the extent relating to the Trust or the Shares, which may limit or prevent the Trust from generating returns corresponding to those of the Index or otherwise expose it to loss.
Although it is generally expected that the Trust’s direct service providers and agents will have disaster recovery or similar programs or safeguards in place to mitigate the effect of such unforeseen circumstances and events, there can be no assurance that these safeguards are in place for all parties whose activities may affect the performance of the Trust, or that these safeguards, even if implemented, will be successful in preventing losses associated with such unforeseen circumstances and events. Nor can there be any assurance that the systems and applications on which the Trust relies will continue to operate as intended. In addition to potentially causing performance failures at, or direct losses to, the Trust, any such unforeseen circumstances and events or operational failures may further distract the service providers, agents or personnel on which the Trust relies, reducing their ability to conduct the activities on which the Trust is dependent. These risks cannot be fully mitigated or prevented, and further efforts or expenditures to do so may not be cost-effective, whether due to reduced benefits from implementing additional or redundant safeguards or due to increases in associated maintenance requirements and other expenses that may make it more costly for the Trust to operate in more typical circumstances.

The Trust and the Shares may be negatively impacted by the effects of the spread of illnesses or other public health emergencies on the global economy, the markets and the Trust’s service providers.
An outbreak of infectious respiratory illness caused by a novel coronavirus known as COVID-19 was first detected in China in December 2019 and has now been spread globally. This outbreak has resulted in travel restrictions, closed international borders, enhanced health screenings at ports of entry and elsewhere, disruption of and delays in healthcare service preparation and delivery, prolonged quarantines, cancellations, supply chain disruptions, and lower consumer demand, layoffs, defaults and other significant economic impacts, as well as general concern and uncertainty. The impact of this outbreak has adversely affected the economies of many nations and the entire global economy and may impact individual issuers and capital markets in ways that cannot necessarily be foreseen. Other infectious illness outbreaks that may arise in the future could have similar impacts. Public health crises caused by the outbreak may exacerbate other pre-existing political, social and economic risks in certain countries or globally.
The COVID-19 outbreak may have serious negative effects on social, economic and financial systems, including significant uncertainty and volatility in the financial markets. For instance, the suspension of operations of mines, refineries and vaults that extract, produce or store gold, restrictions on travel that delay or prevent the transportation of gold, and an increase in demand for gold may disrupt supply chains for gold, which could cause secondary market spreads to widen and compromise the Trust’s ability to purchase and sell Physical Gold in connection with monthly rebalancings and to support the creation and redemption process. Any inability of the Trust to issue or redeem Shares, purchase or sell Physical Gold or the Gold Custodian or any sub-custodian to receive or deliver gold as a result of the outbreak will negatively affect the Trust's operations.
The duration of the outbreak and its effects cannot be determined with certainty. A prolonged outbreak could adversely affect the correlation between the price of the Shares and the NAV of the Trust or could result in an increase of the costs of the Trust or less liquidity in the market for gold, each of which could adversely affect the value of Shares. In addition, the outbreak could also impair the information technology and other operational systems relied on by the Sponsor and the Trust’s service providers, including the Representative, the Trustee, the Administrator, and the Gold Custodian, and could otherwise disrupt the ability of employees of the Trust’s service providers to perform essential tasks on behalf of the Trust. Governmental and quasi-governmental authorities and regulators throughout the world have in the past responded to major economic disruptions with a variety of fiscal and monetary policy changes, including, but not limited to, direct capital infusions into companies, new monetary programs and lower interest rates. An unexpected or quick reversal of these policies, or the ineffectiveness of these policies, is likely to increase volatility in the market for gold, which could adversely affect the price of the Shares.
Further, the outbreak could interfere with or prevent the operation of the electronic auction hosted by IBA to determine the LBMA Gold Price, which the Administrator uses to value the Physical Gold and calculate the NAV of the Trust. LBMA Gold Price auctions have continued during the current COVID-19 global pandemic, but there can be no assurance that these will continue.  The outbreak could also cause the closure of futures exchanges, which could reduce the ability of Authorized Participants to hedge purchases of Creation Units, increasing trading costs of Shares and resulting in a sustained premium or discount in the Shares. Each of these outcomes would negatively impact the Trust.

Risk Factors Related to the Gold Market
The Trust is subject to market risk with respect to the gold markets.
Market risk refers to the risk that the market price of Physical Gold held by the Trust will rise or fall, sometimes rapidly or unpredictably. An investment in the Trust's Shares is subject to market risk.
Substantial sales of gold by central banks, governmental agencies and international institutions could adversely affect an investment in the Shares.
Central banks, other governmental agencies and international institutions buy, sell, and hold gold as part of their reserve assets. This market sector holds a significant amount of gold. Several central banks and multi-lateral institutions have sold portions of their gold reserves in the past years. This can happen unexpected and in times of economic crises. The price of gold may decline which may adversely affect an investment in the Shares.
The price of gold, and in turn, the price of the Shares, may be adversely affected by sale of other investment vehicles in the market.
The sale of many other investment vehicles, such as equity issues by companies in the gold industry, other exchange- traded funds or products linked to gold, and other securities backed by or linked to gold, maybe adversely affect the price of gold in general. This in turn would adversely affect the price and Net Asset Value of the Shares.
Fluctuations in the price of Physical Gold could materially and adversely affect an investment in the Shares because the value of the Shares relates directly to the value of the Physical Gold held by the Trust.
When valuing the Physical Gold held by the Trust, the Trust intends to utilize the LBMA Gold Price. The value of the Shares in part relates directly to the value of the Physical Gold held by the Trust. Several factors may influence the price of Physical Gold, including, but not limited to:
•	Global or regional political, economic or financial events and situations, especially those unexpected in nature;
•	Interest rates in fiat currencies;
•	Currency exchange rates, including the rates at which gold is priced in exchanges and trading venues around the world;
•	Investment and trading activities of large investors, including private and registered trusts, hedge funds and commodity funds, commodity pools, that may directly or indirectly invest in gold;
•	Changes in economic variables such as economic output and growth, and monetary policies;
•	Changes in global gold supply and demand; and
•	Investor and speculator attitude and confidence toward gold.
The price of gold is volatile and historical fluctuations in gold prices are not a reliable indicator of future gold price movements.
The price of gold is volatile and fluctuations are expected to have a direct impact on the value of the Shares. Throughout 2019 and 2020, gold prices experienced notable volatility. Gold closed at $1,282.90 per ounce on January 2, 2019, reached a high for the first calendar quarter of 2019 of $1,343.75, but fell to $1,269.50 towards the end of April 2019, its lowest point for the year. Then, in early September 2019, the price of gold reached $1,546.10 per ounce, trading at a then six-year high, as the Federal Reserve re-opened the door for interest rate cuts amid rising global economic and political uncertainties including uncertainty surrounding U.S.-China trade relations. Gold closed at $1,474.25 per ounce on March 19, 2020 and reached a record high of $2,067.15 per ounce on August 6, 2020. Throughout 2019 and 2020, individual supply and demand elements also saw dramatic fluctuations.

Moreover, movements in the price of gold in the past, and any past or present trends, are not a reliable indicator of future movements. Movements may be influenced by various factors, including announcements from central banks regarding a country’s reserve gold holdings, agreements among central banks, fluctuations in the value of the U.S. dollar, gold supply and demand, geo-political uncertainties, economic concerns such as inflation, and real or speculative investor interest.
There is no guarantee that the high trading price of gold will be sustained.
Prices in the international gold market have reached historically high levels in recent years. The price of Physical Gold going forward and, in turn, the future value of net assets of the Trust, may be dependent upon factors that include global gold supply and demand, investors’ inflation expectations, exchange rate volatility, interest rate volatility and investment and trading activities of hedge funds and commodity funds. An adverse development with regard to one or more of these, or other factors may lead to a decrease in gold trading prices. A decline in prices of gold would decrease the value of net assets and the NAV of the Trust. In addition, investors should be aware that there is no assurance that gold will maintain its long-term value in terms of purchasing power in the future.
The Trust's buying and selling activity associated with the issuance of Shares or the rebalancing of the Trust's assets may adversely affect an investment in the Shares.
The Trust's purchase of Physical Gold in connection with the issuance of shares or the rebalancing of the Trust's assets may cause the price of gold to increase, which will result in higher prices for the Shares. Increases in the gold prices may also occur as a result of Physical Gold purchases by other market participants who attempt to benefit from an increase in the market price of gold when Shares are issued, or the Trust rebalances its assets. The market price of gold may therefore decline immediately after Shares are issued or the Trust rebalances its assets. Selling activity associated with sales of Physical Gold from the Trust in connection with the Trust rebalancing its assets may decrease gold prices, which will result in lower prices for the Shares. Decreases in gold prices may also occur as a result of selling activity by other market participants. In addition to the effect that purchases and sales of Physical Gold by the Trust may have on the price of gold, other exchange-traded products with similar investment objectives could represent a substantial portion of demand for gold at any given time and the sales and purchases by such investment vehicles may impact the price of gold. If the price of gold declines, the trading price of the Shares will generally also decline.
Actual or perceived disruptions in the processes used to determine the LBMA Gold Price, or lack of confidence in that benchmark, may adversely affect an investment in the Shares.
Because the objective of the Trust is to reflect the performance of the Index, the value of which is primarily determined by the price of gold, any disruptions affecting the processes related to how the market determines the price of gold will have an effect on the value of the Shares.
The LBMA Gold Price AM and LBMA Gold Price PM are gold price benchmark mechanisms administered by IBA, an independent specialist benchmark administrator appointed by the LBMA. Twice daily during London business hours, IBA hosts an electronic auction consisting of one or more 30-second rounds.
Investors should keep in mind that electronic markets are not exempt from failures. In addition, electronic trading platforms may be subject to influence by high-frequency traders with results that are highly contested by the industry, regulators and market observers.
As of the date of this prospectus, the LBMA Gold Price AM and LBMA Gold Price PM have been subjected to the test of actual trading markets for a number of years. As with any innovation, it is possible that electronic failures or other unanticipated events may occur that could result in delays in the announcement of, or the inability of the system to produce, an LBMA Gold Price AM or LBMA Gold Price PM on any given day. In addition, if a perception were to develop that the LBMA Gold Price AM or LBMA Gold Price PM is vulnerable to manipulation attempts, or if the proceedings surrounding the determination and publication of the LBMA Gold Price AM or LBMA Gold Price PM were seen as unfair, biased or otherwise compromised by the markets, the behavior of investors and traders in gold may change, and those changes may have an effect on the price of gold (and, consequently, the value of the Shares). In any of these circumstances, the intervention of extraneous events disruptive of the normal interaction of supply and demand of gold at any given time may result in distorted prices and losses on an investment in the Shares that, but for such extraneous events, might not have occurred.

Other effects of disruptions in the determination of the LBMA Gold Price AM or LBMA Gold Price PM on the operations of the Trust include the potential for an incorrect valuation of the Trust’s Physical Gold, an inaccurate computation of the Sponsor’s Fee, and the sales of Physical Gold to cover Trust expenses at prices that do not accurately reflect the fundamentals of the gold market. Each of these events could have an adverse effect on the value of the Shares. The operation of the auction process which determines the LBMA Gold Price is also dependent on the continued operation of the LBMA and the IBA and their applicable systems.  The LBMA Gold Price AM and LBMA Gold Price PM are regulated by the Financial Conduct Authority of the United Kingdom (the “FCA”).
As of the date of this prospectus, the Sponsor has no reason to believe that the LBMA Gold Price will not fairly represent the price of the Physical Gold. Should this situation change, the Sponsor expects to use the powers granted by the Trust’s governing documents to seek to replace the LBMA Gold Price with a more reliable indicator of the value of the Physical Gold. There is no assurance that such alternative value indicator will be identified, or that the process of changing from the LBMA Gold Price to a new benchmark price will not adversely affect the price of the Shares.
The Trust will sell assets to pay expenses.
The amount of Physical Gold represented by each Share will decrease over the life of the Trust due to the sales of Physical Gold necessary to pay the Sponsor’s Fee and other Trust expenses. Without increases in the price of gold that is reflected in the Trust’s Physical Gold holdings sufficient to compensate for that decrease, the price of the Shares will also decline and you will lose money on your investment in Shares.
Because the Trust does not have any income, it would need to use cash on hand or sell Physical Gold to cover the Sponsor’s Fee and expenses not assumed by the Sponsor. The Trust may also be subject to other liabilities (for example, as a result of litigation) that have also not been assumed by the Sponsor. The only source of funds to cover those liabilities may be sales of Physical Gold held by the Trust. Even if there are no expenses other than those assumed by the Sponsor, and there are no other liabilities of the Trust, the Trust will still need to use incoming cash, use cash on hand or sell Physical Gold to pay the Sponsor’s fee. The result of these sales is a decrease in the amount of Physical Gold represented by each Share. New deposits of gold, received in exchange for new Shares issued by the Trust, do not reverse this trend.
A decrease in the amount of Physical Gold represented by each Share results in a decrease in its price even if the price of gold has not changed.
An increase in the Trust expenses not assumed by the Sponsor, or the existence of unexpected liabilities affecting the Trust, may force the Trustee to sell larger amounts of Physical Gold which will result in a more rapid decrease of the amount of Physical Gold and cash represented by each Share and a corresponding decrease in its value.
Risk Factors Related to the Index
The following discussion of risks relating to the Index should be read together with the description of the Index under "Description of the Index" below, which defines and further describes a number of the terms and concepts referred to below.

The Trust will adjust the Trust's allocation among Physical Gold and cash on a monthly basis to track the Index. The Index is not designed to reflect the actual performance of gold.
The Index is not designed to reflect the actual performance of gold. There can be no assurance that the Index will achieve positive returns. You should not invest in the Shares of the Trust if you seek an investment that is designed to provide a return that meets or approximates the return an investor may achieve by investing directly in gold.
The Index has a limited operating history and may perform in unanticipated ways.
The Index has limited historical data and no operating history. The historical data that it does have may not be representative of the Index's potential performance under other market conditions. Past performance should not be considered indicative of future performance. Back-tested performance prior to the launch of the Index provided in this document refers to simulated performance data created by applying the Index's calculation methodology to historical gold prices and, with respect to rebalancings, the levels of the S&P 500® Index. Such simulated performance data has been produced by the retroactive application of a back-tested methodology in hindsight, and may not take into account all factors that affect gold prices and the equities markets. Back-tested results are neither an indicator or a guarantor of future results.
The historical performance of the Index or gold may not be indicative of future results.
There can be no assurance that the Index's methodology will be successful. The Index is newly created and has no history. The fact that the Index or a given allocation of gold performed well in any prior period does not mean that such allocation will continue to perform well in the future. Future market conditions may differ from past market conditions, and the conditions that may have caused the favorable historical performance may no longer exist.
On each Rebalance Date, the Index rebalances its weighting of the Physical Gold Component and the Cash Component utilizing a mathematically derived, non-discretionary and passive rules-based methodology that is based on the realized volatility of the LBMA Gold Price PM and realized volatility measures of the S&P 500® Index.  Following the calculation of the weighting of the components of the Index, the Trust rebalances its holdings in Physical Gold and cash in order to closely replicate the Index. Neither the historical performance of gold nor that of the Index provides assurance of a profitable measure of future performance. Further, the Index's exposure to Physical Gold might be overweight when the price of gold is falling and underweight when the price of gold is rising. The Index's rebalancing mechanism may cause the NAV per Share to underperform the price of gold.
Moreover, the Index may be slow to adjust to significant changes in the gold and equity markets. Because the Index uses historical data, there is a time lag associated with the Index's adjustments and developments in the market. Changes in the markets will take time before they are sufficiently reflected in the calculation of the Index and the Trust's allocation of its assets. If the changes in the market result in a significant decline in the value of gold during the intervening period, the Trust may in turn experience a significant decline.
The Index's performance may be impacted by choppy markets.
"Choppy" markets are characterized by short-term volatility and the absence of consistent long-term performance trends. Such market environments make it particularly likely that past performance will be a poor indicator of future performance. Strategies in choppy markets that use historical data as an indicator of future performance are subject to "whipsaws" which occur when the market reverses and does the opposite of what is indicated by past performance. The Index, which uses such historical data as indicators of future performance, may experience significant declines in such markets.

The Index is not diversified, unlike other indices.
The Index is not diversified and is not a complete investment plan. This differs from other indices, which provide a wide range of other exposures. Prospective investors should consult their advisers and make sure their assets are diversified to their risk tolerances they are comfortable with before making an investment in the Trust.
The Index level may vary significantly from the intraday indicative value of the Index.
The Index level, calculated and published by approximately 7:00 p.m. (New York City time) under “WGIX”, is calculated using the LBMA Gold Price PM, which price is published once each London business day and published at 3:00 p.m. each day that the Exchange is open for trading.  Consequently, the Index level can only be updated once each London business day. In contrast, the IIV uses other gold prices in its calculation, and is published every 15 seconds during normal trading hours, from 9:30 a.m. – 4:00 p.m. New York City time.  Prospective investors should understand that the Index level and the IIV may vary, sometimes significantly, due to the difference in their gold price sources.  It is expected that during times of gold volatility the Index level and the IIV may vary significantly.
The Index may be adversely affected by the actions of the Index Calculation Agent, which does not have an obligation to consider the interests of investors.
While the Sponsor developed the methodology of the Index, the Index Calculation Agent is responsible for the day-to-day implementation of the Index methodology and calculation of the Index. In the event of a discontinuation of the LBMA Gold Price PM or the publication of the S&P 500® Index, the Index Calculation Agent, in consultation with the Trust, is entitled to exercise discretion in relation to choosing a successor to the LBMA Gold Price PM or the S&P 500® Index.  See “Description of the Index —Discontinuation or Modification of the S&P 500® Index” and “—Discontinuation or Modification of the LBMA.” The Index Calculation Agent may also exercise discretion if there are unforeseeable circumstances that necessitate an extraordinary adjustment to the Index.  In such an event, the Index Calculation Agent, if it cannot contact the Trust and an immediate adjustment is required, will make the adjustment in the best interest of the Trust. The Index Calculation Agent could have an impact, positive or negative, on the level of the Index and the value of your Shares as a result of exercising its discretion. The value of your Shares will not be taken into consideration as the Index Calculation Agent takes actions in respect of the Index.
The ability of the Trust to exercise remedies against the Index Calculation Agent may be limited.
The obligations of the Index Calculation Agent under the Index Calculation Agreement are governed by the laws of Germany. The Trust is a Delaware statutory trust. Any U.S. Delaware or other court situated in the United States may have difficulty interpreting German law. It may be difficult or impossible for the Trust to sue the Index Calculation Agent in a Delaware, New York or other court situated in the United States. In addition, it may be difficult, time consuming and/or expensive for the Trust to enforce in a foreign court a judgment rendered by a U.S., Delaware or other court situated in the United States. Because the Index Calculation Agreement is governed by German law, any rights which the Trust may have against the Index Calculation Agent will be different from, and may be more limited than, those that could have been available to them under the laws of a different jurisdiction.
In addition, under the Index Calculation Agreement, the Index Calculation Agent is not liable for any losses of  any type whatsoever caused to the Trust or third parties in connection with the issuance, marketing, quoting, trading or advertising of the financial instruments issued by the Trust, including the Shares. The Index Calculation Agent’s liability for losses of the Trust caused by the gross negligence of the Index Calculation Agreement is also limited to 100% of the Index Calculation Agent Fee already paid from the date of the Index Calculation Agreement to the date of such loss.
Notional assets comprise the Index.
The exposures to the Index are purely notional and will exist solely in the records maintained by or on behalf of the Index Calculation Agent. Investors will have no claim against any of the assets that comprise the Index because no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest exists.

The Index may be subject to calculation errors or construction flaws, and such calculation errors may have a compounding effect.
Calculation errors may arise during the calculation process due to interpretations of the Index rules, errors or misstatements in the Index rules, flawed input data, or flaws in how the input data is calculated. Errors can happen once, or they can happen on an ongoing basis, and some mathematical, logical, or operational issues may only become apparent at a later date. Because the Index rebalances its weighting of the Physical Gold Component and the Cash Component monthly, the impact of such errors may compound. In addition, there may be an extended period of time between when an error occurs and when it is detected, and, depending on the nature of an error, resolving an error may take an extended period of time or, under certain circumstances, an error may not be correctible. Any errors in Index calculation or Index construction may negatively impact the allocation of the Trust's assets, the performance of the Trust, and your investment in the Trust.
The Index may be subject to modification from time to time.
The Index may be subject to modification from time to time to address calculation errors, the underlying cause of calculation errors, or changes in the historical data used to calculate the Index. The Trust and its Service Providers may coordinate the implementation of any modification by scheduling it for a particular day. Such modification to the Index may introduce new flaws into the Index or fail to address the flaw that a modification was intended to correct. Modifications that introduce new flaws or fail to address the flaw that a modification was intended to correct may adversely impact Index performance or cause a deviation from the Trust's objective.
If the Index is modified to correct for errors, the Index Calculation Agent will have no obligation to historically restate the Index if the error is corrected on a forward-looking basis.
From time to time the Index may be modified to address calculation errors, the underlying cause of calculation errors, changes in the historical data used to calculate the Index, or for other reasons in the sole discretion of the Index Calculation Agent. In addition, the Sponsor may use a different reference rate for the price of Physical Gold (i.e., a price other than the LBMA Gold Price) and may also use a different reference rate for equity prices (i.e., other than the S&P 500® Index) if it determines in its sole discretion that such a change is in the best interest of the Trust. The Index Calculation Agent will have no obligation to historically restate the Index if such modifications are implemented on a forward-looking basis. Changes to the Index and the lack of an obligation to historically restate the Index may adversely affect the ability for purchasers and their advisors to make investment decisions, Trust performance, allocation of the Trust's assets, and certain performance metrics such as tracking error.
Operational or other data issues may cause a delay in the publication of the Index.
Operational or other data issues may cause the Index to be published late, to be published inaccurately, or to not be published at all. If Index information is not communicated to the parties responsible for the rebalancing, is not communicated accurately, or is communicated in an untimely fashion, the Trust's ability to rebalance may be affected. In addition, such deviations from the standard procedures associated with Index publication also increase the risk of an operational issue on rebalancing. Issues on rebalancing may include a failure to correctly adjust the Trust assets to match the new exposure, the execution of an order in an incorrect quantity or direction in relation to the change in Index exposure, or hurried trading that increases market impact. As a result, historical and live Index data, including Index level, composition, other meta data, derived data, and commentary, that is published on various media platforms, news outlets, websites and social media may be inaccurate, out of date, or be subsequently invalidated or restated.  Such operational and other data issues may negatively impact the allocation of the Trust's assets, the performance of the Trust, and your investment in the Trust.

The Trust’s performance may not always replicate the changes in the levels of the Index (such deviations are also referred to as “tracking error”).
Tracking an Index requires trading of the Trust’s portfolio with a view to tracking the Index over time and is dependent upon the skills of the Trust’s applicable service providers, among other factors. It is possible that the Trust’s performance may not fully replicate the changes in levels of the Index due to disruptions in the markets for Physical Gold, disruptions in the LBMA gold fixing process, the imposition of position limits, or due to other extraordinary circumstances.
In addition, the Trust may not be able to replicate the changes in levels of the Index because the total return generated by the Trust is reduced by expenses, transaction costs, and potential slippage, including those incurred in connection with the Trust’s trading activities, and increased by cash.
There can be no guarantee that an Index or the underlying methodology is free from error. It is also possible that third parties may seek to manipulate the value of an Index or the Physical Gold which, if successful, would be likely to have an adverse effect on the Trust’s performance.
Tax-Related Risks
The Trust intends to be treated as a partnership for U.S. federal income tax purposes.
The Sponsor intends to take the position that the Trust will be treated as a partnership for U.S. federal income tax purposes. In that case, the Trust will not be subject to U.S. federal income tax. Rather, each Shareholder will be required to take into account on its own U.S. federal income tax return its distributive share of the Trust's items of income, gain, losses and deductions for each taxable year.
Shareholders will be subject to taxation on their allocable share of the Trust’s taxable income, whether or not they receive cash distributions.
Shareholders will be subject to U.S. federal income taxation and, in some cases, state, local, or foreign income taxation on their allocable share of the Trust’s taxable income, whether or not they receive cash distributions from the Trust. Shareholders may not receive cash distributions equal to their share of the Trust’s taxable income or even the tax liability that results from such income.
Items of income, gain, loss and deduction with respect to Shares could be reallocated if the IRS does not accept the assumptions or conventions used by the Trust in allocating such items.
U.S. federal income tax rules applicable to partnerships are complex and often difficult to apply to publicly traded partnerships. The Trust will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report items of income, gain, loss and deduction to Shareholders in a manner that reflects the Shareholders’ beneficial interest in such tax items, but these assumptions and conventions may not be in compliance with all aspects of the applicable tax requirements. It is possible that the United States Internal Revenue Service (the “IRS”) will successfully assert that the conventions and assumptions used by the Trust do not satisfy the technical requirements of the Internal Revenue Code of 1986, as amended (the “Code”), and/or the Federal Tax Regulations codified under 26 C.F.R. (the “Treasury Regulations”), and could require that items of income, gain, loss and deduction be adjusted or reallocated in a manner that adversely affects one or more Shareholders.
The Trust is a partnership, which is not subject to U.S. federal income taxes. Rather, the partnership’s taxable income flows through to the Shareholders, who are responsible for paying the applicable income taxes on the income allocated to them.  For tax years beginning on or after January 1, 2018, the Trust is subject to partnership audit rules enacted as part of the Bipartisan Budget Act of 2015 (the “Centralized Partnership Audit Regime”). Under the Centralized Partnership Audit Regime, any IRS audit of the Trust would be conducted at the Trust level, and if the IRS determines an adjustment, the default rule is that the Trust would pay an “imputed underpayment” including interest and penalties, if applicable. The Trust may instead elect to make a “push-out” election, in which case the Shareholders for the year that is under audit would be required to take into account the adjustments on their own personal income tax returns.

The Trust’s purchases and sales of Physical Gold will be taxed less favorably compared to other types of investments.
Generally, the gains and losses realized by the Trust on the sale of Physical Gold will be capital gains and losses.  These capital gains and losses may be long-term or short-term, depending, in general, upon the length of time that the Trust maintains a particular investment position and, in some cases, upon the nature of the transaction.    Long-term capital gains may be subject to preferential tax rates in the hands of an individual Shareholder.  Under current law, long-term capital gains recognized by individuals from the sale of “collectibles,” including gold bullion, are taxed at a maximum rate of 28%, rather than the 20% rate applicable to most other long-term capital gains.
Shareholders will receive partner information tax returns on Schedule K-1, which could increase the complexity of tax returns.
The partner information tax returns on Schedule K-1, which the Trust will distribute to Shareholders, will contain information regarding the income items and expense items of the Trust. Shareholders who have not received a Schedule K-1 in the past may find that preparing their tax returns may require additional time, or that it may be necessary for them to retain accountants or other tax preparers, at their expense, to assist them in the preparation of their returns.
PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SHARES; SUCH TAX CONSEQUENCES MAY DIFFER WITH RESPECT TO DIFFERENT INVESTORS.
Risk Factors Related to Potential Conflicts of Interest
Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust.
The Trust’s operations will be managed by the Sponsor. It is possible that conflicts may arise between the Sponsor, its affiliates, the Trust and its Shareholders.
In resolving conflicts of interest, the Sponsor is allowed to take into account the interests of other parties:
•	the Sponsor and its respective affiliates will be indemnified pursuant to the Trust Agreement;
•	allocating resources among different clients and potential future business ventures, to each of which they owe fiduciary duties, is the responsibility of the Sponsor;
•
the Sponsor's respective staff also service affiliates of the Sponsor and its respective clients. Time or resources to the management of the business and affairs of the Trust must be shared with other clients;

•
the Trust Agreement does not prohibit the Sponsor, its respective affiliates and their respective officers and employees from engaging in other businesses or activities that might be in direct competition with the Trust;

•
there has been no independent due diligence conducted with respect to this offering, where applicable, and there is an absence of arm's-length negotiation with respect to certain terms of the Trust; and

•	the Sponsor decides whether to obtain third party services for the Trust.

By investing in the Shares, investors agree and consent to the provisions set forth in the Trust Agreement. See "Description of the Trust Documents—Description of the Trust Agreement."
For a further discussion of the conflicts of interest among the Sponsor, Index Calculation Agent, Custodians, Trust and others, see "The Sponsor—Conflicts of Interest."
Affiliates of the Sponsor may invest in or trade Physical Gold or other gold related investment vehicles.
Affiliates of the Sponsor may have direct investments in Physical Gold or other gold related investment vehicles. To the extent that any substantial investment in gold is initiated or materially changed, such investment may affect the price of gold.
The Sponsor may discontinue its services under certain circumstances, which may be detrimental to the Trust.
The Sponsor may be unwilling or unable to continue to serve as sponsor to the Trust for any length of time. Upon majority shareholder approval, the Sponsor can resign as sponsor of the Trust at any time, provided that the Sponsor has identified a qualified successor sponsor to be appointed in its place. Also upon shareholder approval, the Sponsor can be replaced in the event of bankruptcy of the Sponsor. A substitute sponsor's appointment will not guarantee the Trust's continued operation and, even if a substitute sponsor is found, the appointment of a substitute sponsor may not necessarily be beneficial to the Trust or an investment in the Shares.
The lack of independent advisers representing investors in the Trust may cause Shareholders to be adversely affected.
Counsel, accountants and other advisers have been consulted by the Sponsor regarding the formation and operation of the Trust. Investor should consult their own legal, tax and financial advisers regarding the desirability of an investment in the Shares. No counsel has been appointed to represent an investor in connection with the offering of the Shares. Failure to consult with their own legal, tax and financial advisers may lead to Shareholders making an undesirable investment decision with respect to investment in the Shares.
No separate counsel; no responsibility or independent verification.
Seward & Kissel LLP represents the Sponsor. The Trust does not have counsel separate and independent from counsel to the Sponsor. Seward & Kissel LLP does not represent Shareholders, and no independent counsel has been retained to represent Shareholders.  Seward & Kissel LLP is not responsible for any acts or omissions of the Sponsor, the Administrator, the Trustee, the Gold Custodian, the Cash Custodian, the Representative, the Index Calculation Agent, the Partnership Representative or the Trust (including their compliance with any guidelines, policies, restrictions or applicable law, or the selection, suitability or advisability of their investment activities) or any administrator, accountant, custodian/prime brokers or other service provider to the Sponsor, Trustee or the Trust. This prospectus was prepared based on information provided by the Sponsor, the Administrator, the Gold Custodian, the Cash Custodian, the Transfer Agent, the Representative, the Index Calculation Agent, the Partnership Representative and the Trustee, in good faith and based on reasonable best efforts to ensure the information is accurate as of the date of this prospectus, and Seward & Kissel LLP has not independently verified such information.
The Trust does not have a board of directors or an audit committee, and therefore lacks the oversight and review functions that those bodies would typically perform.
The Trust does not have a board of directors or an audit committee, and therefore lacks the oversight and review functions that those bodies would typically perform. The Trust’s operations will be managed by the Sponsor. Operation of the Trust by the Sponsor could have an adverse effect on an investment in the Shares. It is possible that conflicts may arise between the Sponsor, its affiliates, the Trust and its Shareholders. In resolving conflicts of interest, the Sponsor is allowed to take into account the interests of other parties.

The Sponsor and all persons dealing with the Trust will be entitled to act in reliance on any vote or consent which is deemed cast or granted pursuant to the negative consent provisions in the Trust Agreement and will be fully indemnified by the Trust in so doing.  This may make it easier for the Sponsor to obtain Shareholder approval of actions that require a Shareholder vote under the Trust Agreement.
The Sponsor and all persons dealing with the Trust will be entitled to act in reliance on any vote or consent which is deemed cast or granted pursuant to the negative consent provisions in the Trust Agreement and will be fully indemnified by the Trust in so doing. The negative consent provisions in the Trust Agreement provide that if the vote or consent of any Shareholder is solicited by the Sponsor, the solicitation shall be effected by notice to each Shareholder given in the manner provided in the Trust Agreement, and the vote or consent of each Shareholder so solicited shall be deemed conclusively to have been cast or granted as requested in the notice of solicitation, unless the Shareholder expresses written objection to the vote or consent within the time period and in the manner provided for in the notice or in the Trust Agreement. Any action taken or omitted in reliance on this deemed vote or consent of one or more Shareholders will not be void or voidable by reason of timely communication made by or on behalf of all or any of these Shareholders in any manner other than as expressly provided in the Trust Agreement.  This may make it easier for the Sponsor to obtain the consent of the Shareholders for actions that require a Shareholder vote under the Trust Agreement, which includes the appointment of a liquidating trustee under the circumstances set forth in the Trust Agreement.
Risk Factors Related to the Exchange
The Exchange on which the Shares are listed may halt trading in the Trust's Shares, which would adversely impact an investor's ability to sell Shares.
The Trust's Shares are listed for trading on the Exchange under the ticker symbol "WGLD". Trading in shares may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to "circuit breaker" rules that require trading to be halted for a specified period based on a specified market decline. The Exchange may halt trading during the day in which an interruption to the dissemination of the IIV or the value of the Index occurs. If the interruption to the dissemination of the IIV or the value of the Index persists past the trading day in which it occurred, the Exchange will halt trading no later than the beginning of the trading day following the interruption.  In addition, if the Exchange becomes aware that the NAV with respect to the Shares is not disseminated to all market participants at the same time, it will halt trading in the Shares until such time as the NAV is available to all market participants. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Trust's shares will continue to be met or will remain unchanged.
Disruptions in the ability to create and redeem Creation Units may adversely affect investors.
It is generally expected that the public trading price per Share will track the NAV per Share closely over time. The relationship between the public trading price per Share and the NAV per Share depends, to a considerable degree, on the ability of Authorized Participants or their clients or customers to purchase and redeem Creation Units in the ordinary course. If the process for creating or redeeming Shares is impaired for any reason, Authorized Participants and their clients or customers may not be able to purchase and redeem Creation Units or, even if possible, may choose not to do so. The inability to purchase and redeem Creation Units, or the partial impairment of the ability to purchase and redeem Creation Units, could result in Shares trading at a premium or discount to the NAV of the Trust. Such a premium or discount could be significant, depending upon the nature or duration of the impairment.
If the Trust were to issue all Shares registered in this offering, it would not be able to create new Creation Units until it registered additional Shares and those additional Shares became available for sale. An inability to create new Creation Units could increase the possibility that the trading price per Share would not track closely the NAV per Share. In addition, the Trust may, in its discretion, suspend the creation of Creation Units. Suspension of creations may adversely affect how the Shares are traded and could cause Shares to trade at a premium or discount to the NAV of the Trust, perhaps to a significant degree.

USE OF PROCEEDS
Proceeds received by the Trust from the issuance and sale of Shares may be held in cash and will be used to purchase Physical Gold as determined by the Sponsor in order to track the Index.  Proceeds will also be used to pay the Trust’s expenses.

OVERVIEW OF GOLD INDUSTRY
As the market for gold and movements in the price of gold are expected to directly affect the price of the Shares of the Trust, it is important to understand the recent movements in the price of gold. However, past movements in the price of gold are not indicators of future market conditions or future gold prices.
Physical Gold
Gold is different than most commodities in that it is typically accumulated rather than consumed. Further, it can be stored at low cost and does not deteriorate, and it is often used as a store of value. It is both used, historically and currently, jewelry and decorative arts, and play a key component in various countries’ official reserves.
The following table is a summary of the world gold supply and demand for the past 5 years. It is based on information reported in the Gold Focus 2020.
Tonnes	2015	2016	2017	2018	2019
SUPPLY
Mine Production	3,290	3,397	3,442	3,503	3,516
Recycling	1,121	1,282	1,156	1,168
Net Hedging Supply	13	33	―	―	10
Total Supply	4.424	4,712	4,598	4,671	4,707
DEMAND
Jewelry Fabrication	2,478	2,017	2,255	2,282	2,351
Industrial Demand	332	323	333	335	337
Net Physical Investment	1,072	1,061	1,036	1,078	1,082
Net Hedging Demand	―	―	24	12	―
Net Official Sector Buying	577	390	377	657	600
Total Demand	4,458	3,791	4,025	4,364	4,370
Market Balance	(34)	921	573	307	337
Net Investment in ETPs	(122)	575	206	70	150
Market Balance less ETPs	88	346	366	237	187
Gold Price (US$/oz, London)	1,160	1,251	1,257	1,268	1,310

Source:  Metals Focus Gold Focus 2020

Totals may not add due to independent rounding.  Net producer hedging is the change in the physical market impact of mining companies' gold loans, forwards and options positions.  Gold Focus 2020 is published by Metals Focus, Ltd. which is a precious metals research consultancy based in London. Metals Focus Data Ltd., an affiliate of the Sponsor, provides the supply and demand data to Metals Focus, Ltd. When used in this section “tonne” refers to one metric tonne, which is equivalent to 1,000 kilograms or 32,151 troy ounces.
Sources of Gold Supply
Based on data from Gold Focus 2019, gold supply averaged 4,580 tonnes (“t”) per year between 2014 and 2018. Sources of gold supply include both mine production and recycled above-ground stocks and, to a lesser extent, producer net hedging. The largest portion of gold supplied to the market is from mine production, which averaged approximately 3,367t per year from 2014 through 2018. The second largest source of annual gold supply is recycling gold, which is gold that has been recovered from jewelry and other fabricated products and converted back into marketable gold. Recycled gold averaged approximately 1,183t annually between 2014 through 2018.
Sources of Gold Demand
Based on data from Gold Focus 2019, gold demand averaged 4,235t per year between 2014 and 2018. Gold demand generally comes from four sources: jewelry, industry (including medical applications), investment and the official sector (including central banks and supranational organizations). The largest source of demand comes from jewelry fabrication, which accounted for approximately 55% of the identifiable demand from 2014 through 2018 followed by net physical investment, which represents identifiable investment demand, which accounted for approximately 25%.

Gold demand is widely dispersed throughout the world with significant contributions from India and China. In many countries there are seasonal fluctuations in the levels of demand for gold—especially jewelry. However, as a result of variations in the timing of seasons throughout the world, seasonal fluctuations in demand do not appear to have a significant impact on the global gold price.
Between 2014 and 2018, according to Gold Focus 2019, central bank purchases averaged 517t. The prominence given by market commentators to this activity coupled with the total amount of gold held by the official sector has resulted in this area being one of the more visible shifts in the gold market.
Operation of the Gold Bullion Market
The global trade in gold consists of over-the-counter, or OTC, transactions in spot, forwards, and options and other derivatives, together with exchange-traded futures and options.
The OTC market accounts for most global gold trading. Market makers and participants in the OTC market trade with each other and their clients on a principal-to-principal basis. The main centers of the OTC market are London, New York, and Zurich. Bullion dealers have offices around the world and most of the world’s major bullion dealers are either members or associate members of the LBMA.
LBMA is where most OTC trades are cleared through. LBMA acts as the principal point of contract between the market and its regulators. LBMA also coordinates market clearing and vaulting and promotes good trading practices and develops standard documentation.
The term “loco London” refers to gold bars physically held in London that meet the specifications for weight, dimensions, fineness (or purity), identifying marks (including the assay stamp of an LBMA acceptable refiner) and appearance set forth in “The Good Delivery Rules for Gold and Silver Bars” published by the LBMA. Gold bars meeting these requirements are known as “London Good Delivery Bars.” The unit of trade in London is the troy ounce, whose conversion between grams is: 1,000 grams – 32.1507465 troy ounces and 1 troy ounce – 31.1034768 grams. A London Good Delivery Bar is acceptable for delivery in settlement of a transaction on the OTC market. Typically referred to as 400-ounce bars, a London Good Delivery Bar must contain between 350 to 430 fine troy ounces of gold, with a minimum fineness (or purity) of 995 parts per 1,000 (99.5%), be of good appearance and be easy to handle and stack. The fine gold content of a gold bar is calculated by multiplying the gross weight of the bar by the fineness of the bar. LBMA has 72 accredited Good Delivery gold refiners located in 31 countries.  Some of these refiners have suspended production as a result of COVID-19.
LBMA determines gold price twice a day during London trading hours (at 10:30 am and 3:00 pm London time) through an auction which provides reference gold prices for that day’s trading. The LBMA Gold Price was initiated on March 20, 2015 and replaced the prior London Gold Fix. The auction that determines the LBMA Gold Price is a physically settled, electronic and tradeable auction, with the ability to settle trades in U.S. dollars, euros, or British pounds. IBA provides the auction platform and methodology as well as the overall administration and governance for the LBMA Gold Price. LBMA Gold Price auctions have been able to continue during the COVID-19 pandemic.  The FCA in the U.K. regulates the LBMA Gold Price.
Futures Exchanges
Although the Trust does not invest in gold futures, information about the gold futures market is relevant as such markets are a source of liquidity for the overall market for gold and impact the price of gold.
The most significant gold futures exchange is COMEX, operated by Commodities Exchange, Inc., a subsidiary of New York Mercantile Exchange, Inc., and a subsidiary of the Chicago Mercantile Exchange Group (the “CME Group”). It began to offer trading in gold futures contracts in 1974 and for most of the period since that date, it has been the largest exchange in the world for trading precious metals futures and options. The Tokyo Commodity Exchange (“TOCOM”) is another significant futures exchange and has been trading gold since 1982. Trading on these exchanges is based on fixed delivery dates and transaction sizes for the futures and options contracts traded. Trading costs are negotiable. As a matter of practice, only a small percentage of the futures market turnover ever comes to physical delivery of the gold represented by the contracts traded. Both exchanges permit trading on margin. Margin trading can add to the speculative risk involved given the potential for margin calls if the price moves against the contract holder. Both COMEX and TOCOM operate through a central clearance system and in each case, the exchange acts as a counterparty for each member for clearing purposes. Other commodity exchanges include, the Multi Commodity Exchange of India (“MCX”), the Shanghai Futures Exchange, the Shanghai Gold Exchange, ICE Futures US (the “ICE”), and the Dubai Gold & Commodities Exchange. The ICE and CME Group are members of the Intermarket Surveillance Group.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The Trust is newly formed and has not commenced operations and therefore does not have any financial information on which to assess the Trust's financial condition or results of operation.

DESCRIPTION OF THE TRUST
General
The Trust is a statutory trust formed under the laws of the State of Delaware, and the Trust Agreement constitutes the "governing instrument" of the Trust under the laws of the State of Delaware relating to statutory trusts. The Trust has no fixed termination date. Initially, the registry of Shareholders will be recorded in the books and records of the Trust by the Transfer Agent. Shares issued by the Trust will be held in electronic format through a book-entry system.
The Trust is not registered as an investment company under the Investment Company Act. The Trust is not a commodity pool for purposes of the CEA, and the Sponsor is not subject to regulation by the CFTC as a commodity pool operator, or a commodity trading advisor in connection with the Trust or the Shares.
Purpose of the Trust
The investment objective of the Trust is for the Shares to closely reflect the Index, less the Trust's liabilities and expenses. On each Rebalance Date, the Index rebalances its weighting of the Physical Gold Component and the Cash Component by utilizing a mathematically derived, non-discretionary and passive rules-based methodology that is based on the realized volatility of the LBMA Gold Price and realized volatility of the S&P 500® Index. Following the calculation of the weighting of the components of the Index, the Trust rebalances its holdings in Physical Gold in order to replicate the Index.  In seeking to track the Cash Weighting portion of the Index, the Trust will hold or obtain cash from the sale of Physical Gold.
Assets of the Trust
The Trust will have no assets other than (a) Physical Gold and (b) cash. The Sponsor will seek to replicate an investment in the Index, which is calculated and published by the Index Calculation Agent, less the Trust's expenses.

The amount of Physical Gold and cash held by the Trust will be determined by the Index. However, because the Trust rebalances monthly, in the periods between each such monthly rebalancing, as a result of changes in the value of gold, among other factors, the percentages of Physical Gold relative to the percentages of the other assets of the Trust may diverge from the percentages in the Index on the most recent prior Rebalance Date.

In general, as the LBMA Gold Price becomes more volatile, the Trust will have less exposure to Physical Gold, and conversely, when the LBMA Gold Price becomes less volatile, the Trust will have more exposure to Physical Gold. Such increase or decrease in exposure to Physical Gold will be effected by the Representative, pursuant to the instruction of the Sponsor, with respect to Physical Gold.

The Trust will hold and record the ownership of the Trust's assets in such a manner that it will be owned for the benefit of the Shareholders for the purposes of, and subject to and limited by the terms and conditions set forth in, the Trust Agreement.

The Shares
The Trust will issue Shares, which represent fractional undivided beneficial interests in and ownership in the assets of the Trust.  The Shares may be purchased or redeemed on a continuous basis, but only from Authorized Participants in denominations of 10,000 Shares called “Creation Units.”  Individual Shares may not be purchased from or redeemed by the Trust.  Shareholders that are not Authorized Participants may not purchase or redeem using the Creation Units from the Trust.
Shares issued by the Trust will be registered using the book-entry system and held in the name of Cede & Co. as nominee at the facilities of DTC, and one or more global certificates issued by the Trust to DTC will evidence the Shares. Shareholders may hold their Shares through DTC if they are direct participants in DTC ("DTC Participants") or indirectly through entities (such as broker-dealers) that are DTC Participants. See "Book-Entry-Only Shares" below for more details.

Trust Authorization
The Trust will be authorized to (i) issue Shares for U.S. dollars, (ii) purchase Physical Gold, from net proceeds received in connection with the issuance of Shares, (iii) pay the Sponsor's Fee and any Additional Trust Expenses in U.S. dollars and sell Physical Gold as may be necessary to pay the Sponsor's Fee and any Additional Trust Expenses, (iv) rebalance (which may including buying and/or selling Physical Gold) the Trust's holdings in Physical Gold and cash on each Rebalance Date in order to closely replicate the Index, (v) create and redeem Creation Units (and therefore may sell Physical Gold as necessary) upon receiving a redemption request from an Authorized Participant, (vi) cause the Sponsor to sell Physical Gold upon the termination of the Trust and to distribute the proceeds of such sales pro rata to the Shareholders with the remaining assets of the Trust after payment of all outstanding fees and expenses of the Trust and (vii) engage in activities that are necessary to accomplish the foregoing activities or are incidental thereto or connected therewith. The Trust is passive and is not actively managed like a corporation or an active investment vehicle.
The Patented Methods
Wilshire Phoenix, LLC, an affiliate of the Sponsor, has filed a provisional patent application with the United States Patent and Trademark office with respect to certain characteristics of the Index and related financial products, including the Shares offered by the Trust, and all rights related to the foregoing pending patent remain those of Wilshire Phoenix, LLC.
Trust Expenses
Except for transaction costs associated with the rebalancing of the Trust's portfolio, the Trust's only ordinary recurring expense is expected to be the Sponsor's Fee (as defined below).
The Sponsor's Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement. The Sponsor's Fee will be calculated by the Administrator by applying an annual rate of 65 basis points (0.65%) to the Trust's NAV (the "Sponsor's Fee"). The Administrator will make its calculation regarding the Sponsor's Fee in respect of each Rebalance Date by reference to the Trust's NAV as of the related Determination Date (as defined below). The Sponsor's Fee will be payable in U.S. dollars and will be deducted on a monthly basis in advance as of each Rebalance Date from the amounts on deposit in the Cash Account. The Sponsor, from time to time, may waive all or a portion of the Sponsor's Fee in its sole discretion.

As consideration for the Sponsor's receipt of the Sponsor's Fee, the following ordinary and recurring fees of the Trust will be paid by the Administrator out of the Sponsor's Fee: the Administrator Fee, the Gold Custodian Fee, the Cash Custodian Fee, the Transfer Agent Fee, the Representative Fee, the Trustee Fee, the Index Calculation Agent Fee, the Partnership Representative Fee, the Trust's audit fees (including any fees and expenses associated with tax preparation) and up to $100,000 per year of the Trust’s legal fees and expenses (the "Sponsor-Paid Expenses").

The Trust will be responsible for certain other fees and expenses that are not contractually assumed by the Sponsor, including but not limited to fees and expenses associated with the Trust's monthly rebalancing between Physical Gold and cash, commissions and/or exchange fees associated with the buying and selling of Physical Gold and fees and expense reimbursements due to the Marketing Agent taxes and governmental charges, the Trust's regulatory fees and expenses (including any filing, application or license fees), printing and mailing costs, costs of maintaining the Trust's website, fees and expenses of redemptions, indemnification obligations of the Trust and extraordinary expenses incurred by the Sponsor or any Service Provider on behalf of the Trust. Such extraordinary expenses are fees and expenses incurred not in the ordinary course of the Trust’s business or fees that are unexpected or unusual in nature, such as extraordinary legal fees and expenses of the Sponsor, any Service Provider or the Trust, legal claims and liabilities, litigation costs, non-recurring expenses or costs incurred by the Sponsor or any other Service Provider on behalf of the Trust, or other unanticipated expenses. See "Expenses–Additional Trust Expenses" below.

The Administrator, acting pursuant to instructions from the Sponsor, will direct the Cash Custodian to withdraw from the Cash Account on each Rebalance Date, an amount of U.S. dollars sufficient to pay the Trust's fees and expenses provided for in the Trust Agreement, and pay such amount to the recipients thereof; provided however that the Sponsor shall separately instruct the Administrator with respect to the timing for distribution of amounts in respect of redemptions.

Assuming that the Trust is treated as a partnership for U.S. federal income tax purposes, each sale of Physical Gold to pay the Sponsor's Fee any Additional Trust Expenses, redemptions or any other expenses of the Trust that are then due and owing will be a taxable event for Shareholders. See "U.S. Federal Income Tax Considerations—Tax Consequences to U.S. Holders."

Rebalancing of the Trust's Assets
On each Rebalance Date, following the calculation of the weighting of the components of the Index, the Trust shall rebalance the Trust's holdings in Physical Gold and cash in order to closely replicate the Index. In order to effect the monthly rebalancing, the Index Calculation Agent shall provide the percentage weight of the Physical Gold Component and the Cash Component as of the Determination Date to the Administrator and the Sponsor. Thereafter the Sponsor, based on information provided by the Administrator and the Index Calculation Agent, shall make such determinations and calculations as of each Determination Date (taking into account amounts on deposit in the Cash Account as of such Rebalance Date and the amount of U.S. dollars necessary to, on such Rebalance Date, pay amounts due and payable by the Trust) as are necessary in order to determine the amount of Physical Gold to purchase or sell.

The Sponsor, on each Rebalance Date, shall instruct the Gold Custodian and the Cash Custodian, respectively, to purchase and/or sell Physical Gold, as applicable. The Administrator shall, on the Rebalance Date, instruct the Cash Custodian to pay amounts due and payable by the Trust as of the Determination Date; provided however that the Sponsor shall separately instruct the Administrator with respect to the timing for distribution of amounts in respect of redemptions.

In addition, the Representative interacts with the Cash Custodian, the Gold Custodian, the Administrator, the Trustee, the Index Calculation Agent and any other third party service providers to the Trust for the purpose of effecting monthly rebalances of the Trust’s assets on a Rebalance Date, and effecting creations and redemptions.

The Sponsor may exercise discretion in connection with the amount of cash and Physical Gold to hold, purchase and/or sell on each Rebalance Date compared to their weightings in the Index, based on market value fluctuations or other factors occurring between the Determination Date and the Rebalance Date, in order to have the assets of the Trust more closely replicate the Index on such Rebalance Date and shall have no liability in connection therewith so long as it has exercised such discretion in good faith. The Sponsor and the applicable Service Providers shall use commercially reasonable efforts to effect the purchases, sales and/or payments contemplated on the Rebalance Date, provided that if any such purchases, sales and/or payments are unable to be made on the Rebalance Date, such purchases, sales and/or payments shall be made as soon as practicable thereafter.

Security Ownership of Management
As of the date of this prospectus, the Sponsor, Trustee and the Sponsor’s management did not own any Shares as the Trust has not yet commenced operations.
Management; Voting by Shareholders
The Shareholders of the Trust take no part in the management or control, and have no voice in the operations or the business of the Trust. Under the Trust Agreement, Shareholders have limited voting rights with respect to the Trust. However, certain actions, such as amendments or modifications that appoint a new sponsor (upon the withdrawal or the adjudication of bankruptcy or insolvency of the Sponsor), or the appointment of a liquidating trustee under the circumstances set forth in the Trust Agreement, requires the consent of Shareholders owning at least fifty-one percent (51%) of the outstanding Shares of the Trust as of the Record Date (not including Shares held by the Sponsor or its Affiliates).

The Sponsor and all persons dealing with the Trust will be entitled to act in reliance on any vote or consent which is deemed cast or granted pursuant to the negative consent provision and will be fully indemnified by the Trust in so doing. The negative consent provisions in the Trust Agreement provide that if the vote or consent of any Shareholder is solicited by the Sponsor, the solicitation shall be effected by notice to each Shareholder given in the manner provided in the Trust Agreement, and the vote or consent of each Shareholder so solicited shall be deemed conclusively to have been cast or granted as requested in the notice of solicitation, unless the Shareholder expresses written objection to the vote or consent within the time period and in the manner provided for in the notice or in the Trust Agreement. Any action taken or omitted in reliance on this deemed vote or consent of one or more Shareholders will not be void or voidable by reason of timely communication made by or on behalf of all or any of these Shareholders in any manner other than as expressly provided in the Trust Agreement.

The Trust Agreement can be amended by the Sponsor without the Trustee's or the Shareholders' consent, provided that (i) no such amendment may be made if it would adversely affect the status of the Trust as a partnership for U.S. federal income tax purposes, (ii) any amendment that adversely affects the duties, liabilities or rights of the Trustee shall also require the Trustee's prior written consent, which it may grant or withhold in its sole discretion and (iii) any amendment that appoints a new sponsor (upon the withdrawal or the adjudication of bankruptcy or insolvency of the Sponsor) or makes any material change to the Trust's investment objective, shall also require the consent of Shareholders owning at least fifty-one percent (51%) of the outstanding Shares of the Trust (not including Shares held by the Sponsor or its Affiliates, in the case of an amendment that appoints a new sponsor) as of the Record Date or the date that the action appointing a new sponsor is taken. For purposes of amendments to change the Trust’s investment objective, any change to the Index methodology or other governing document relating to the administration, valuation or calculation of the Index shall not be considered a material change.
Any amendment that imposes or increases any fees or charges (other than the Sponsor’s Fee, to the extent it does not exceed 0.65% of the Trust’s NAV, and other than taxes and other governmental charges) or prejudices a substantial existing right of the Shareholders will not become effective until thirty (30) days after notice of such amendment is given by the Sponsor or its designee to the Shareholders.
Possible Repayment of Distributions Received by Shareholders and Other Payments by Shareholders
The Shares represent fractional undivided beneficial interests in and ownership of the Trust; investors may not lose more than the amount that they invest including any appreciation in their investments. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Trust any distribution they received at a time when the Trust was in fact insolvent or in violation of the Trust Agreement. In addition, each Authorized Participant agrees in the Trust Agreement to reimburse the Trust for any taxes and governmental charges and fees payable in connection with the issuance and delivery of Creation Units, which costs may be passed on to any Shareholder(s) through which the Authorized Participant is acting.

DESCRIPTION OF THE INDEX
General

The Wilshire Gold Index is based on notional components and is not an investment product. The Index is calculated, maintained and published by Solactive AG (the "Index Calculation Agent"). The Index was created by the Sponsor, as the sponsor of the Index. The level of the Index is calculated and published on each Index Business Day by approximately 7:00 p.m. (New York City time) and will be available through various market data vendors, and available on Bloomberg LP, under the ticker symbol “WGIX”, and Refinitiv, under the RIC “.WGIX”. The objective of the Index is to reduce the risk-profile typically associated with the purchase of gold, as measured by the realized volatility of the LBMA Gold Price PM, while maintaining the correlative benefits of gold versus the S&P 500® Index. The Index systematically rebalances between gold and cash on a monthly basis. Realized volatility, sometimes referred to herein as historical volatility, measures the magnitude of price movements of a given asset over a defined historical time period. The Index generally seeks to reduce its realized volatility relative to the realized volatility of the LBMA Gold Price PM by lowering its exposure to gold during periods of increased realized volatility in the LBMA Gold Price PM. Gold may serve or act as a diversifier and a hedge within a portfolio of assets, especially during times of heightened realized volatility observed in the S&P 500® Index, and therefore the Index will generally calculate an increased gold exposure during periods of heightened realized volatility observed in the S&P 500® Index. The below description of the Index methodology is only a summary, and other information about the Index, including tables of historical weights, performance, and scenario analysis, are provided here for informational purposes but are not intended to provide sufficient detail to permit full replication of the Index.

The Index has a notional component representing Physical Gold (the "Physical Gold Component") and cash (the “Cash Component”) based on a cash weighting to the extent that less than 100% of the Index is comprised of the Physical Gold Component (the "Cash Weighting"). In seeking to track the Cash Weighting portion of the Index, the Trust will hold cash.

On each “Determination Date” (the second Index Business Day prior to a Rebalance Date), the Index Calculation Agent calculates the new weighting of the Physical Gold Component utilizing a mathematically derived, non-discretionary, objective and passive rules-based methodology that will apply on the Rebalance Date. This methodology adjusts the Index’s exposure to Physical Gold depending on the historical realized volatility and returns of the LBMA Gold Price PM and historical realized volatility of the S&P 500® Index utilizing a look-back period of 45 days, among other parameters. The Index Calculation Agent’s determination of the new weight for the Physical Gold Component will be based on the observed historical realized volatility and returns of the LBMA Gold Price PM and historical realized volatility of the S&P 500® Index.

The new percentage weighting for the Physical Gold Component will generally be lower than the prior month if the historical realized volatility of Physical Gold is higher than during the previous period, and vice versa. In addition, during a period of increased historical realized volatility within the S&P 500® Index, the Index may calculate a higher weighting for the overall exposure to gold. The weightings of the Physical Gold Component and the Cash Weighting will never be negative. The weighting for the Physical Gold Component will not exceed 100%. The combined weightings of the Physical Gold Component and the Cash Weighting will always sum to 100%, and if the weighting of the Physical Gold Component is 100%, then the Cash Weighting will be zero. The calculated weighting for the Physical Gold Component on each Rebalance Date will not be less than 50%.

On each Rebalance Date, the changes to the weightings of the Physical Gold Component and the Cash Weighting as calculated on the Determination Date will be effective for the Index through the next Rebalance Period, and the Trust will rebalance its assets in order to closely replicate the new weightings in the Index. The Index’s weight for the Physical Gold Component is always positive and therefore represents a long position in Physical Gold to the extent of the percentage of Physical Gold represented in the Index. Historically, price returns of the Index exhibit high correlation to the returns of gold as represented by the LBMA Gold Price PM. In periods where the weight of the Physical Gold Component is less than 100%, it is expected that the daily Index price movement will be in the same direction as the daily LBMA Gold Price PM movement, albeit to a lesser extent. The Trust’s daily performance is expected to exhibit the same relationship to the price of the LBMA Gold Price PM to the extent that the Trust’s daily performance tracks that of the Index.

The following table illustrates the hypothetical weighting for the Physical Gold Component calculated at a given Determination Date (which is the second Index Business Day before the Rebalance Date) under different scenarios reflecting different assumptions for realized volatility of the LBMA Gold Price PM and S&P 500® Index as indicated below. As noted above, the percentage weighting for the Physical Gold Component will generally be lower than the prior month if the historical realized volatility of Physical Gold is higher than during the previous period, and vice versa. In addition, during a period of increased historical realized volatility within the S&P 500® Index, the Index may calculate a higher weighting for the overall exposure to gold. The table below illustrates the interplay of historical realized volatility of the LBMA Gold Price PM and the S&P 500® Index, and how these measures may result in particular weightings for the Physical Gold Component in specific scenarios.

Realized Volatility of S&P 500® Index	Realized Volatility of LBMA Gold Price PM
	15.0%	20.0%	25.0%
	Weight of Physical Gold Component for Next Month^
10.0%	100.0%	75.0%	60.0%
15.0%	100.0%	90.0%	72.0%
20.0%	100.0%	100.0%	96.0%
25.0%	100.0%	100.0%	100.0%

^            The values in the matrix above, while not intended to cover all possible variations, provide weightings for the Physical Gold Component that result from various combinations of the realized volatility of the LBMA Gold Price PM and S&P 500® Index. Realized volatility of the S&P 500® Index lower than the range of realized volatilities of the S&P 500® Index (10.0% to 25.0%) within the matrix does not impact the Physical Gold Component weighting. Realized volatility of the LBMA Gold Price PM lower than the range of realized volatilities of the LBMA Gold Price PM (15.0% to 25.0%) within the matrix results in the Physical Gold Component weighting to remain at 100.0%, which is the same weighting calculated at the lowest value (15.0%) for the LBMA Gold Price PM realized volatility within the matrix. During the period for which backtested results are calculated for the Index (January 2000 to October 2020), the realized volatility of the LBMA Gold Price PM and S&P 500® Index on the monthly Determination Dates, as calculated using the below formula, has been above the highest value (25.0%) in the matrix in approximately 10% and 12% of the months, respectively. In such months, as the realized volatility of the LBMA Gold Price PM exceeds 25.0%, the weighting of the Physical Gold Component will generally decrease, but will never be less than 50%. Conversely, as the realized volatility of the S&P 500® Index exceeds 25.0%, the weighting of the Physical Gold Component will generally increase, but will never be more than 100%.

The realized volatility of the LBMA Gold Price PM is calculated using prices from the LBMA, which are made publicly available at the LBMA’s website (www.lbma.org.uk), and the realized volatility of the S&P 500® Index is calculated using prices from S&P Dow Jones Indices LLC (“S&P”), which are publicly available on S&P’s website (www.spglobal.com/spdji/en/). The Trust and the Sponsor are not affiliated with the LBMA or S&P and do not accept responsibility for, or guarantee the accuracy and/or completeness of, the data included on their websites. Although there are no publicly available sources for the specific realized volatility data for the LBMA Gold Price PM and the S&P 500® Index calculated by the Index on each Determination Date, realized volatility may be computed by investors using standard calculation of realized volatility on a price timeseries of an asset, which is shown below.

“Price” = price time series

“Lookback” = number of days in the lookback period

252 is used as the normalizing constant to convert the realized volatility to an annualized equivalent (i.e., it represents the number of trading days in any given year)

√= Square root operator

Σ= Summation operator, addition of all of the inputs calculated by iterating over the business days in the lookback period

2 = Squared operator, the value multiplied by itself

Index Components
Physical Gold Component
The Physical Gold Component of the Index is a notional component representing Physical Gold. For more information about Physical Gold, see "Overview of Gold Industry" in this prospectus.
The price of Physical Gold used to determine the weighting of the Physical Gold Component of the Index, as well as the value of Physical Gold held by the Trust, will be based on the LBMA Gold Price PM.  If such day’s LBMA Gold Price PM is not available, the LBMA Gold Price AM is used. If no LBMA Gold Price is available for the day, the Administrator values the Trust’s gold based on the most recently announced LBMA Gold Price PM or LBMA Gold Price AM. In seeking to track this portion of the Index, the Trust will hold Physical Gold.
Cash Component
The Cash Weighting of the Index is intended to represent cash.  In seeking to track this portion of the Index, the Trust will hold cash.
Historical Index Weights
The table below summarizes the historical weight of the Physical Gold Component and the Cash Weighting of the Index for each of the last twelve months as of the date of this prospectus.
Month and Year	Physical Gold Component Weight	Cash Weighting
December 2019	100.0%	0.0%
January 2020	100.0%	0.0%
February 2020	93.7%	6.3%
March 2020	100.0%	0.0%
April 2020	100.0%	0.0%
May 2020	100.0%	0.0%
June 2020	100.0%	0.0%
July 2020	100.0%	0.0%
August 2020	84.2%	15.8%
September 2020	75.0%	25.0%
October 2020	95.6%	4.4%
November 2020	100.0%	0.0%
Back-Tested Index Data

The table and graph below set forth the back-tested performance of the Index from January 4, 2000 through October 30, 2020. The back-tested performance of the Index set forth in the table and graph below was calculated using the methodology employed to calculate the Index since its inception on November 3, 2020. The Index has been calculated by the Index Calculation Agent only since November 3, 2020. The back-tested data included in this section supports the Index’s objective, in particular that the realized volatility associated with investing in gold can be reduced based on modifying the Index’s exposure to gold when there is increased realized volatility in the LBMA Gold Price PM.

Table I. PERFORMANCE OF GOLD (US$/OZ) VERSUS THE INDEX OVER VARIOUS PERIODS OF TIME*

		Cumulative Return		Annualized Volatility**

		Index	Gold	Index	Gold
20-year	1/4/2000-10/30/2020	715.2%	568.5%	15.4%	17.4%
10-year	10/29/2010-10/30/2020	61.1%	39.7%	14.3%	16.1%
5-year	10/30/2015-10/30/2020	67.2%	64.7%	13.4%	14.1%
2-year	10/31/2018-10/30/2020	54.9%	53.6%	14.9%	15.6%
1-year	10/31/2019-10/30/2020	27.4%	26.1%	18.0%	18.9%

Great Recession
12/31/2007 – 3/31/2009		15.7%	9.9%	27.0%	31.4%

First Decade in the 2000's
1/4/2000-12/31/2009		315.7%	286.3%	16.4%	18.7%
*         As of October 30, 2020.  The price of gold used for the table above corresponds to historical prices of the LBMA Gold Price PM (or its predecessor) in USD per ounce. The Index values used for the table above corresponds to the values for the Wilshire Gold Index. The Index has been calculated on a “live” basis since November 3, 2020 by Solactive AG. Back-tested data published by Solactive AG is available dating back to January 4, 2000 on Bloomberg LP, under the ticker symbol WGIX, and on Refinitiv, under the RIC .WGIX.
**        Volatility computed as the sample standard deviation of daily percentage returns and annualized by multiplying by the square-root of 252.
Source: Bloomberg, World Gold Council

Chart I. PERFORMANCE OF GOLD (US$/OZ) VERSUS THE INDEX OVER A 20-YEAR PERIOD*

The back-dated Index level was 100 as of January 4th, 2000 (the “Base Date”).
*      The price of gold used for the chart above corresponds to historical prices of the LBMA Gold Price PM (or its predecessor) in USD per ounce. The Index values used for the chart above correspond to the values for the Wilshire Gold Index.  The Index has been calculated on a “live” basis since November 3, 2020 by Solactive AG. Back-tested data published by Solactive AG is available dating back to January 4, 2000 on Bloomberg LP, under the ticker symbol WGIX, and on Refinitiv, under the RIC .WGIX.

TABLE II. ANNUALIZED INTERNAL RATE OF RETURN OF GOLD (US$/OZ) VERSUS THE INDEX OVER VARIOUS PERIODS OF TIME*

			Index

Number of Years	1	2	5	10	All**

Annualized Internal Rate of Return	27.4%	24.4%	10.8%	4.9%	10.6%

			Gold

Annualized Internal Rate of Return	26.1%	23.9%	10.5%	3.4%	9.5%

*             The price of gold used for the table above corresponds to historical prices of the LBMA Gold Price PM (or its predecessor) in USD per ounce. The Index values used for the table above correspond to the values for the Wilshire Gold Index.

**          From January 4, 2000 to October 30, 2020

Source: Bloomberg, World Gold Council

The back-tested Index data only reflects the application of that methodology in hindsight, since the Index was not actually calculated and published prior to November 3, 2020. The back-tested Index data cannot completely account for the impact of financial risk in actual trading. Consequently, you should not rely on that data as a reflection of what the actual Index performance would have been had the Index been in existence or in forecasting future Index performance. Any hypothetical or actual historical upward or downward trend in the level of the Index during any period shown is not an indication that the level of the Index is more or less likely to increase or decrease at any time.
Accuracy
The published official level of the Index will be rounded to 2 decimal places.
Index Disruption Events
The Index may not be calculated in the event of an Index Disruption Event occurring on any Index Business Day, such a day a “Disrupted Day.” To the extent possible, the Index Calculation Agent will calculate the Index on such Disrupted Day using the most recent LBMA Gold PM Fixing and/or the S&P 500® Index level from the most recent non-disrupted day, unless the Disrupted Day is a Rebalance Date, and the LBMA Gold PM Fixing process occurred, then the Index Calculation Agent will apply the LBMA Gold PM Fixing with respect to that Disrupted Day when it becomes available if it is unavailable. If the Index Disruption Event continues for five consecutive Index Business Days, then a successor gold benchmark and equity index will be determined by the Index Calculation Agent, in each case in consultation with the Trust.
Index Disruption Events
An “Index Disruption Event” occurs if:
•	The LBMA PM Gold Fixing is not available due to:
o	The London Gold Market/LBMA being closed;
o	Technical disruptions exist causing no LBMA PM Fixing to be calculated or published;
o	ICE or LBMA ceases to publish;
o	A public statement or publication of information by the regulatory supervisor or the administrator of the LBMA announcing that the LBMA is no longer representative of gold prices; or
o	A force majeure event has occurred.
•	The S&P 500® Index level is not available due to:
o	The S&P 500® Index level has not been published; or
o	A force majeure event has occurred.
A “force majeure” event means an act of God, act of a public enemy or due to war, riot, fire, flood, civil commotion, insurrection, labor disruption (including, without limitation, any strike, or other work stoppage or slowdown), severe weather conditions, communications line failure or other similar intervening or catastrophic event beyond the reasonable control of the LBMA or the S&P 500®’s index sponsor, or any of their respective successors, in each case causing a delay, interruption or cessation of the publication of the respective gold price or index level.
Extraordinary Adjustment by the Index Calculation Agent
If there are unforeseeable circumstances that necessitate an extraordinary adjustment to an Index, the Index Calculation Agent will prepare the adjustment taking account the Index methodology, and will notify the Trust of such circumstances as soon as the Index Calculation Agent becomes aware of them and coordinate further procedures with the Trust. If it is not possible for the Index Calculation Agent to contact the Trust and such circumstance requires an immediate extraordinary adjustment, the Index Calculation Agent may make the extraordinary adjustment (in accordance with the Index methodology), in the best interest of the Trust.

Discontinuance or Modification of the S&P 500® Index
If the sponsor of the S&P 500® Index discontinues publication of the S&P 500® Index  and such sponsor or another entity publishes a successor or substitute index that the Trust determines, in consultation with the Index Calculation Agent, to be a broad-based equity index comparable to the S&P 500® Index (such index being referred to herein as a “Successor Index”), then that Successor Index will be deemed to be such index for all purposes relating to the Index, including for purposes of determining whether an Index Disruption Event exists.  Such Successor Index must be a broad-based equity index similar to the S&P 500® Index in price and volatility history, with similar characteristics and tracking principally the performance of the U.S. equities market.
Discontinuation or Modification of the LBMA
If the Index Calculation Agent, in consultation with the Trust, determines that the LBMA PM Gold Fixing has been discontinued, as described above under “—Index Disruption Events,” the Index Calculation Agent will substitute for the LBMA an industry-accepted substitute source for gold prices. If such successor gold price source is substituted in accordance with the foregoing, the Index Calculation Agent, in consultation with the Trust, make any necessary adjustments to the successor gold prices in a manner consistent with industry practices.
Disclaimers
The Trust is not sponsored, promoted, sold or supported in any other manner by Solactive AG nor does Solactive AG offer any express or implicit guarantee or assurance either with regard to the results of using the Index and/or Index trademark or the current level of the Index at any time or in any other respect. The Index is calculated and published by Solactive AG. Solactive AG uses its best efforts to ensure that the Index is calculated correctly. Irrespective of its obligations towards the Trust, Solactive AG has no obligation to point out errors in the Index to third parties including but not limited to investors and/or financial intermediaries of the Trust or the Shares. Neither publication of the Index by Solactive AG nor the licensing of the Index or Index trademark for the purpose of use in connection with the Trust constitutes a recommendation by Solactive AG to invest capital in the Trust nor does it in any way represent an assurance or opinion of Solactive AG with regard to any investment in the Trust.

The LBMA Gold Price PM, which is administered and published by ICE Benchmark Administration limited (“IBA”), serves as, or as part of, an input or underlying reference for the Shares. LBMA Gold Price PM is a trademark of precious metals prices limited, and is licensed to IBA as the administrator of the LBMA Gold Price PM. ICE Benchmark Administration is a trademark of IBA and/or its affiliates. LBMA Gold Price PM, and the trademarks LBMA Gold Price PM and ICE Benchmark Administration, are used by the Trust with permission under license by IBA. IBA and its affiliates make no claim, predication, warranty or representation whatsoever, express or implied, as to the results to be obtained from any use of the LBMA Gold Price PM, or the appropriateness or suitability of the LBMA Gold Price PM for any particular purpose to which it might be put, including with respect to the Shares. To the fullest extent permitted by applicable law, all implied terms, conditions and warranties, including, without limitation, as to quality, merchantability, fitness for purpose, title or non-infringement, in relation to the LBMA Gold Price PM, are hereby excluded and none of IBA or any of its affiliates will be liable in contract or tort (including negligence), for breach of statutory duty or nuisance, or under antitrust laws or otherwise, in respect of any inaccuracies, errors, omissions, delays, failures, cessations or changes (material or otherwise) in the LBMA Gold Price PM, or for any damage, expense or other loss (whether direct or indirect) you may suffer arising out of or in connection with the LBMA Gold Price PM or any reliance you may place upon it. LBMA Gold Price PM is a trademark of Precious Metals Prices Limited, is licensed to IBA as the administrator of the LBMA Gold Price PM, and is used by the Trust with permission under license by IBA.

The Index (the “Licensee Index”) was created by the Sponsor for the Trust, which has contracted with S&P Dow Jones Indices LLC (“SPDJI”) to license the use of the S&P 500® Index in connection with the Licensee Index. The S&P 500® Index is the property of SPDJI. S&P DJI, its affiliates and licensors shall have no liability for any errors or omissions in the S&P 500® Index, any data related thereto, the Licensee Index and any investment products based thereon, and the Licensee Index and the any investment products based thereon are not sponsored, endorsed, sold or promoted by SPDJI, its affiliates or third party licensors.

None of SPDJI, its affiliates or third party licensors make any representation or warranty, express or implied, to the owners of the Trust or any member of the public regarding the advisability of investing in securities generally or in the Trust particularly or the ability of the S&P 500® Index to track general market performance. SPDJI’s only relationship to Licensee with respect to the Licensee Index and Products is the licensing of the S&P 500® Index. SPDJI and its third party licensors are not responsible for and have not participated in the determination of the prices and amount of the Trust or the timing of the issuance or sale of the Trust or in the determination or calculation of the equation by which the Trust may convert into cash or other redemption mechanics. SPDJI, its affiliates and third-party licensors have no obligation or liability in connection with the administration, marketing or trading of the Trust. SPDJI is not an investment advisor. Inclusion of a security within the S&P 500® Index is not a recommendation by SPDJI to buy, sell, or hold such security, nor is it investment advice.

NONE OF SPDJI, ITS AFFILIATES, OR THIRD PARTY LICENSORS GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500® INDEX, THE LICENSEE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION WITH RESPECT THERETO, INCLUDING, ORAL, WRITTEN, OR ELECTRONIC COMMUNICATIONS. SPDJI, ITS AFFILIATES AND THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. SPDJI AND ITS THIRD PARTY LICENSORS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE Trust, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR LICENSEE INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL SPDJI, ITS AFFILIATES OR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME, OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE.

S&P® and S&P 500® are trademarks of Standard & Poor’s Financial Services LLC.

CALCULATION OF THE TRUST'S NAV
The Trust will have no assets other than (a) Physical Gold and (b) cash. The Trust's investment objective is for the Shares to closely reflect the Index less the Trust's liabilities and expenses. Accordingly, the Trust's NAV and NAV per Share are tracked, in part, by reference to the LBMA Gold Price.

The Trust's Physical Gold is carried, for financial statement purposes, at fair value, as required by GAAP. The Trust's NAV will be determined by the Administrator, on a GAAP basis, on each Business Day as of 4:00 p.m., (New York City time) or as soon thereafter as practicable.

The Trust's NAV shall be equal to the sum of the value of the Physical Gold Holdings and the Cash Holdings, less the expenses and liabilities of the Trust. The NAV per Share, which is calculated by the Administrator on each Business Day, is equal to the Trust's NAV divided by the number of outstanding Shares.

In accordance with the Trust's valuation policy and procedures, the Administrator will determine the price of the Trust's Physical Gold by reference to the LBMA Gold Price PM, except as noted below.

Under certain special circumstances, which are described in detail below under "Description of the Shares—Suspension Events," the Trust can temporarily suspend or restrict the determination of NAV.

The Administrator generally values the Physical Gold held by the Trust using that day’s LBMA Gold Price PM. If there is no LBMA Gold Price PM on any day, the Administrator is authorized to use that day’s LBMA Gold Price AM, or the most recently announced LBMA Gold Price PM or LBMA Gold Price AM. LBMA Gold Price is the price per troy ounce, in U.S. dollars, of unallocated gold delivered in London determined by IBA following an electronic auction consisting of one or more 30-second rounds starting at 10:30 a.m. (London time) (in the case of LBMA Gold Price AM) or 3:00 p.m. (London time) (in the case of LBMA Gold Price PM) on each day that the London gold market is open for business, and published shortly thereafter. At the start of each round of auction, IBA publishes a price for that round. Participants then have 30 seconds to enter, change or cancel their orders (i.e., how much gold they want to buy or sell at that price). At the end of each round, order entry is frozen, and the system checks to see if the imbalance (i.e., the difference between buying and selling) is within the threshold (normally 10,000 troy ounces for gold). If the imbalance is outside the threshold at the end of a round, then the auction is not balanced, the price is adjusted and a new round starts. If the imbalance is within the threshold then the auction is finished, and the price is set as the LBMA Gold Price AM or LBMA Gold Price PM, as appropriate, for that day. Any imbalance is shared equally between all direct participants (even if they did not place orders or did not log in), and the net volume for each participant trades at the final price. The prices during the auction are determined by an algorithm that takes into account current market conditions and activity in the auction. Each auction is actively supervised by IBA staff. As of the date of this prospectus, information publicly available on IBA’s website indicates that the direct participants currently qualified to submit orders during the electronic auctions used for the daily determination of the LBMA Gold Price are Bank of China, Bank of Communications, Coins ‘N Things Inc., Goldman Sachs, HSBC Bank USA NA, Industrial and Commercial Bank of China (ICBC), INTL FCStone, Jane Street Global Trading, LLC, JPMorgan Chase Bank N.A., Koch Supply and Trading LP, Marex Financial Limited, Morgan Stanley, Standard Chartered Bank, The Bank of Nova Scotia and Toronto Dominion Bank.

Once the value of the Trust’s Physical Gold has been determined, the Administrator subtracts all accrued expenses and liabilities of the Trust from the total value of the Physical Gold and all other assets of the Trust. The resulting figure is the NAV of the Trust. The Administrator determines the NAV by dividing the NAV of the Trust by the number of Shares outstanding on the day the computation is made.

The amount of the Physical Gold represented by each Share will decrease over the life of the Trust due to the sales of Physical Gold necessary to pay the Sponsor’s Fee and other Trust expenses. Without increases in the price of gold that is reflected in the Trust’s Physical Gold holdings sufficient to compensate for that decrease, the price of the Shares will also decline and Shareholder will lose money on their investment in Shares.

VALUATION OF THE TRUST'S PHYSICAL GOLD HOLDINGS
The Administrator will evaluate the Physical Gold held by the Trust and determine the Trust's Physical Gold Holdings in accordance with the relevant provisions of the Administration Agreement and the Amended and Restated Trust Agreement. The following is a description of the material terms of the Administration Agreement and the Amended and Restated Trust Agreement  as it relates to valuation of the Trust's Physical Gold and the Trust's Physical Gold Holdings calculations.
On each Business Day at 4:00 p.m. (New York City time), or as soon thereafter as practicable (the "Evaluation Time"), the Administrator will evaluate the Physical Gold held by the Trust and calculate the Trust's Physical Gold Holdings. To calculate the Trust's Physical Gold Holdings, the Administrator will:
1.	Determine the LBMA Gold Price—see “Calculation of the Trust's NAV”; and
2.	Multiply the LBMA Gold Price by the amount of Physical Gold owned by the Trust as of the Evaluation Time on such day.
The determinations that the Administrator makes will be made in good faith upon the basis of, and neither the Sponsor nor the Administrator will be liable for any errors contained in, information reasonably available to it. Neither the Sponsor nor the Administrator will be liable to the Shareholders or any other person for errors in judgment. However, the preceding liability exclusion will not protect the Sponsor or the Administrator against any liability resulting from gross negligence, willful misconduct or bad faith in the performance of their respective duties.

VALUATION OF THE TRUST'S CASH HOLDINGS
The Administrator will calculate the U.S. dollars held by the Trust and determine the Trust's Cash Holdings in accordance with the relevant provisions of the Administration Agreement and the Amended and Restated Trust Agreement. The following is a description of the material terms of the Administration Agreement and the Amended and Restated Trust Agreement as it relates to valuation of U.S. dollars and the Trust's Cash Holdings calculations.
On each Business Day at 4:00 p.m. (New York City time), or as soon thereafter as practicable, the Administrator will evaluate U.S. dollars held by the Trust and calculate the Trust's Cash Holdings. To calculate the Trust's Cash Holdings, the Administrator will add any U.S. dollars held by the Trust.
The determinations that the Administrator makes will be made in good faith upon the basis of, and neither the Sponsor nor the Administrator will be liable for any errors contained in, information reasonably available to it. Neither the Sponsor nor the Administrator will be liable to the Shareholders or any other person for errors in judgment. However, the preceding liability exclusion will not protect the Sponsor or the Administrator against any liability resulting from gross negligence, willful misconduct or bad faith in the performance of their respective duties.

THE SPONSOR
Responsibilities of the Sponsor
Wilshire Phoenix Funds LLC (the “Sponsor”) was formed on May 14th, 2018 and established, coordinated and paid the organizational expenses of the Trust. The Sponsor, together with the Administrator, the Gold Custodian, the Cash Custodian, the Transfer Agent, the Representative and their respective agents are generally responsible for the administration of the Trust under the provisions of their respective governing agreements. Some of the responsibilities of the Sponsor include (i) selecting the Trust's service providers and, from time to time, engaging additional, successor or replacement service providers, which shall also include negotiating each service provider agreement and related fees on behalf of the Trust, (ii) facilitating registration of the Shares in book-entry form to be held in the name of Cede & Co. at the facilities of DTC in consultation with the Transfer Agent, and (iii) performing such other services as the Sponsor believes the Trust may require. The Sponsor is generally not involved in the day-to-day activities of the Trust. For a description of the book-entry process, please see "Book-Entry Only Shares" below.
The Sponsor's Fee
The Sponsor's Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement.  A portion of the Sponsor's Fee will be used by the Administrator to pay the Sponsor-Paid Expenses. See "The Trust—Trust Expenses."
Policies and Procedures of the Sponsor
The Sponsor has implemented a disaster recovery plan, along with a subsequent business continuity plan, each aimed at protecting the assets of the Trust and the information provided to the Sponsor and ensuring continuity in the transition time occurring after a disruptive or catastrophic event.  Each of the disaster recovery plan and business continuity plan use the methodology and/or framework of the Committee of Sponsoring Organizations (COSO).
The Sponsor is subject to an Anti-Money Laundering Program (the "AML Program"). This AML Program requires the Sponsor to complete a comprehensive money laundering risk assessment to identify and analyze specific risk categories. The AML Program also requires the Sponsor to perform certain customer identification, due diligence and transaction reporting procedures. The AML Program also requires the Sponsor to abide by certain recordkeeping requirements and share certain information with government agencies and other financial institutions.
Conflicts of Interest
The Sponsor may allocate its resources among different clients and potential future business ventures other than the Trust. Additionally, the professional staff of the Sponsor may also service other affiliates of the Sponsor and its respective clients. By purchasing the Shares, each Shareholder agrees that (i) the Sponsor and its professional staff are not required to devote its or their respective time or resources exclusively to the management of the business and affairs of the Trust and may engage in other business interests and activities similar to or in addition to those relating to the activities to be performed for the Trust and (ii) the officers of the Sponsor may buy or sell Physical Gold or other products or securities similar to the Shares for their own personal trading accounts (subject to certain internal trading policies and procedures). In the event that the Sponsor, its partners, employees, associates and affiliates or any of them now or hereafter carry on activities competitive with those of the Trust or buy, sell or trade in assets and portfolio securities of the Trust or of other investment funds, none of them will be under any liability to the Trust or to the Shareholders for so acting. In addition, the Sponsor may create products similar to the Shares that are competitive with the Shares, or create other indices similar to the Index.  Every Shareholder, by virtue of having purchased or acquired a Share, will be deemed to have consented to such conflicts of interest.

Voluntary Withdrawal of Sponsor
The Sponsor may withdraw voluntarily as the Sponsor of the Trust only upon one hundred twenty (120) days' prior written notice to all Shareholders and the Trustee, provided the Sponsor has identified a qualified successor sponsor to be appointed in its place. Following receipt of such notice, Shareholders holding Shares equal to at least fifty-one percent (51%) of the outstanding Shares of the Trust as of the Record Date (not including Shares held by the Sponsor or its Affiliates) may vote to elect and appoint, effective as of a date on or prior to the withdrawal, a successor Sponsor who shall carry on the business of the Trust.
If the Sponsor is dissolved or has ceased to exist as a legal entity for any reason or is deemed to have resigned because (1) it fails to undertake or perform, or becomes incapable of undertaking or performing, any of the duties required by the Trust Agreement, and such failure or incapacity is not cured, or (2) the Sponsor is adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property is appointed, or a trustee or liquidator or any public officer takes charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the liquidating trustee appointed by at least fifty-one percent (51%) of the outstanding Shares of the Trust as of the Record Date (not including Shares held by the Sponsor or its Affiliates), may, among other actions, terminate and liquidate the Trust.
Merger or Corporate Reorganization of Sponsor
To the fullest extent permitted by law, nothing in the Trust Agreement shall be deemed to prevent the merger of the Sponsor with another corporation or other entity, the reorganization of the Sponsor into or with any other corporation or other entity, the transfer of all the capital stock of the Sponsor, the assumption of the rights, duties and liabilities of the Sponsor by, in the case of a merger, reorganization or consolidation, the surviving corporation or other entity by operation of law. The resulting, surviving or transferee entity shall, without any further act, be the successor Sponsor under the Trust Agreement and related documents. Without limiting the foregoing, none of the transactions referenced in the preceding sentence shall be deemed to be a voluntary withdrawal.
Executive Management of the Sponsor
William Joseph Herrmann, 38, is a Co-Founder and Managing Partner of Wilshire Phoenix Funds. Mr. Herrmann began his career at BNY Mellon and served on several global teams throughout his 10+ year tenure, most recently as Vice President of Dealing and Trading. Mr. Herrmann led cross-functional teams across geographies in closing of 100+ diverse corporate banking transactions and managed a credit risk portfolio of over $10 billion. Mr. Herrmann holds a Bachelor of Science in Finance from Clarion University of Pennsylvania and a Master of Science in Risk Management from New York University. In addition to his responsibilities at Wilshire Phoenix, Mr. Herrmann is the Director of New York for the Hedge Fund Association and proudly serves as a Member of the Board of Directors for the National Multiple Sclerosis Society.
William Cai, 41, is a Co-Founder and Partner and the head of Wilshire Phoenix Funds. Before joining Wilshire Phoenix, Mr. Cai was a trader at J.P. Morgan for over 10 years, managing multi-billion-dollar risk books across asset classes in credit, equities, and most recently in commodity futures. He held a position of Executive Director and in addition to his trading responsibilities, managed teams, oversaw various projects, and had extensive experience with regulatory and legal issues in the financial space. He holds a Bachelor of Arts in Physics from Harvard University, and a Master of Science in Mathematics in Finance from New York University.
Alexander Chang, 32, is a Co-Founder and Partner of Wilshire Phoenix Funds.  Before joining Wilshire Phoenix, Mr. Chang was employed at J.P. Morgan for 8 years. He most recently served as a Vice President at J.P. Morgan, during which time he structured both linear and non-linear equity as well as cross asset derivative transactions for a global institutional investor base. The underlying exposure merged a broad spectrum of proprietary quantitative strategies. While at J.P. Morgan, Mr. Chang also traded multiple sector pods on the high frequency electronic options market making desk.  Mr. Chang was a registered stockbroker and trader, holding Series 7, 55 and 63 registrations. Mr. Chang graduated from the Columbia University School of Engineering and Applied Sciences with a Bachelor of Science in Applied Mathematics.

Wade Guenther, 45, is a Partner of Wilshire Phoenix Funds. Before joining Wilshire Phoenix, Mr. Guenther worked for over 16 years in financial services, including over 10 years in the exchange-traded fund (“ETF”) space. Mr. Guenther gained significant experience and knowledge of the ETF industry while serving as a portfolio analyst and portfolio manager at Horizons ETFs and Global X ETFs. Mr. Guenther’s expertise ranges across ETF product development, structuring, performance attribution analysis, business strategy, client management, equities, derivatives, trading, and currency hedging. Mr. Guenther holds a B.A. from the University of Western Ontario in Political Science with a concentration in Physics and Applied Mathematics. Mr. Guenther is a licensed futures supervisor in Canada and was a registered stockbroker holding Series 7 and 63 registrations in the U.S. Mr. Guenther holds a Chartered Financial Analyst (CFA) designation.

The Sponsor's resources may be allocated in the future to potential additional business ventures. Notwithstanding the foregoing, the Sponsor intends to devote, and to cause its officers, members and employees to devote, sufficient time and resources to properly manage the Trust in accordance with their respective duties to the Trust under the Trust Agreement.

CREATION AND REDEMPTION OF SHARES
The Trust creates and redeems Shares from time to time, but only in one or more Creation Units. A Creation Unit is a block of 10,000 Shares. Creation Units may be created or redeemed only by Authorized Participants. Except when aggregated in Creation Units, the Shares are not redeemable securities. Authorized Participants pay a transaction fee of $500 in connection with each order to create or redeem a Creation Unit and are subject to an additional processing charge for failure to timely deliver such orders. From time to time, the Sponsor, in its sole discretion, may reimburse Authorized Participants for all or a portion of the processing fees from the Sponsor’s own assets. Authorized Participants may sell the Shares included in the Creation Units they purchase from the Trust to other investors. The transfer of Creation Units is only made in exchange for the delivery to the Trust or the distribution by the Trust of the cash, the amount of which is based on the combined NAV determined on the day the order to create or redeem Creation Units is properly received of the number of Shares included in a Creation Unit (each, a “Basket”). Creations of Baskets may only be settled after the requisite cash is deposited in the Cash Account of the Trust.
Authorized Participants are the only persons that may place orders to create and redeem Creation Units. Authorized Participants must be (i) registered broker-dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions, and (ii) participants in DTC. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with the Trust and the Sponsor. The Authorized Participant Agreement sets forth the procedures for the creation and redemption of Creation Units and for the payment of cash required for such creations and redemptions. The Sponsor may delegate its duties and obligations under the Authorized Participant Agreement to the Marketing Agent, the Administrator or the Transfer Agent, without consent from any Shareholder or Authorized Participant. The Authorized Participant Agreement may be amended by the Sponsor only with the consent of the Authorized Participant, while the procedures attached thereto may be amended with notice to the Authorized Participant. Shareholder consent is not required in either case. To compensate the Transfer Agent for services in processing the creation and redemption of Creation Units, an Authorized Participant is required to pay a transaction fee of $500 per order to create or redeem Creation Units.
Authorized Participants who purchase Creation Units from the Trust receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Trust, and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.
Certain Authorized Participants are able to participate directly in the gold bullion market and the gold futures market. In some cases, an Authorized Participant may from time to time acquire gold from or sell gold to its affiliated gold trading desk, which may profit in these instances. The Sponsor believes that the size and operation of the gold bullion market make it unlikely that an Authorized Participant’s direct activities in the gold or securities markets will impact the price of gold or the price of the Shares. Authorized Participants must be (i) a DTC Participant; (ii) registered as a broker-dealer under the Exchange Act and regulated by the Financial Industry Regulatory Authority, Inc., or FINRA, or some other self-regulatory organization or will be exempt from being or otherwise not be required to be so regulated or registered; and (iii) qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.
Authorized Participants are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act, as described in “Plan of Distribution.”
Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Creation Units.
Persons interested in purchasing Creation Units should contact the Sponsor or the Administrator to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants will only be able to redeem their Shares through an Authorized Participant.

Under the Authorized Participant Agreements, the Sponsor has agreed to indemnify the Authorized Participants and certain parties related to the Authorized Participants against certain liabilities, including as a result of:
•
any material breach by the Sponsor, its affiliates, or any of their respective agents or employees, of any provision of the Authorized Participant Agreement, including any representations, warranties and covenants by any of them except that the Sponsor will not be required to indemnify a Sponsor Indemnified Party (as defined in the Authorized Participant Agreement) to the extent that such failure was caused by the strict adherence to instructions reasonably given by one or more Sponsor Indemnified Parties therein;

•
any material failure on the part of the Sponsor to perform any obligation of the Sponsor set forth in the Authorized Participant Agreement except that the Sponsor will not be required to indemnify a Sponsor Indemnified Party (as defined in the Authorized Participant Agreement) to the extent that such failure was caused by the strict adherence to instructions reasonably given by one or more Sponsor Indemnified Parties;

•	any failure by the Sponsor to comply with applicable laws and regulations in connection with the Authorized Participant Agreement;
•
any untrue statement or alleged untrue statement of a material fact contained in the registration statement of the Trust as originally filed with the SEC, or in any amendment thereof, or in any prospectus, or in any amendment thereof or supplement thereto, or in certain marketing materials, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except those statements in the registration statement or the prospectus based on information furnished in writing by or on behalf of the Authorized Participant expressly for use in the registration statement or the prospectus.

As provided in the Authorized Participant Agreements, in the absence of gross negligence, bad faith or willful misconduct, neither the Sponsor nor an Authorized Participant will be liable to each other or to any other person, including any party claiming by, through or on behalf of the Authorized Participant, for any losses, liabilities, damages, costs or expenses arising out of any mistake or error in data or other information provided to any of them by each other or any other person or out of any interruption or delay in the electronic means of communications used by them.
The following description of the procedures for the creation and redemption of Creation Units is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and the form of Authorized Participant Agreement are filed as exhibits to the registration statement of which this prospectus is a part.
Creation Procedures
On any Business Day (other than Business Days on which the LBMA Gold Price PM is not announced), an Authorized Participant may place an order with the Transfer Agent to create one or more Creation Units. For purposes of the creation and redemption process, a “Business Day” is defined as any day other than: (i) a Saturday or a Sunday on which the Exchange is scheduled to be open for business, and, in respect of any action to be taken by the Trustee, on which the Trustee is scheduled to be open for business; or (ii) a day on which banking institutions in the United Kingdom are authorized or permitted by law to close or a day on which the London gold market is closed; or (iii) a day on which banking institutions in the United Kingdom are authorized or permitted to be open for less than a full day or the London gold market is open for trading for less than a full day and transaction procedures required to be executed or completed before the close of the day may not be so executed or completed. The Business Day on which the Transfer Agent receives a valid creation order is the creation order date. Creation orders must be received by 9:15 a.m. (New York City time) on a particular Business Day to receive that Business Day’s creation order date. Creation orders received on or after 9:15 a.m. (New York City time) on a particular Business Day will be considered received on the next Business Day. Orders are not accepted on a particular Business Day if the LBMA Gold Price PM or other applicable benchmark price is not announced. The Business Day on which a creation order is settled is the creation order settlement date. As provided below, the creation order settlement date may occur up to two Business Days after the creation order date. By placing a creation order, and prior to delivery of such Creation Units, an Authorized Participant’s DTC account is charged the non-refundable transaction fee due for the creation order.

Creation Units are issued on the creation order settlement date by 4:00 p.m. (New York City time) on the Business Day immediately following the creation order date at the applicable NAV per Share on the creation order date, but only if the required payment has been timely received. Upon submission of a creation order, the Authorized Participant may request the Sponsor to agree to a creation order settlement date up to two Business Days after the creation order date. By placing a creation order, and prior to receipt of the Creation Units, an Authorized Participant’s DTC account is charged the non-refundable transaction fee due for the creation order.

Determination of Required Payment

The total payment required to create each Creation Unit is an amount of cash equal to the NAV of 10,000 Shares of the Trust on the creation order date.

Because orders to purchase Creation Units must be placed by 9:15 a.m. (New York City time) but the total payment required to create a Creation Unit will not be determined until as of 4:00 p.m. (New York City time) on the Business Day the creation order is received, Authorized Participants will not know the total amount of the payment required to create a Creation Unit at the time they submit the creation order for the Creation Unit. The Trust’s NAV and the total amount of the payment required to create a Creation Unit could rise or fall substantially between the time a creation order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of Creation Orders
The Sponsor or the Transfer Agent may reject a creation order if:
•         The Sponsor or the Transfer Agent determines that the creation order is not in proper form;
•         Acceptance or receipt of the creation order would be unlawful in the opinion of Sponsor’s counsel;
•         The Sponsor believes that the acceptance or receipt of the creation order would have adverse tax consequences to the Trust or its Shareholders; or
•         Circumstances outside the control of the Sponsor or the Transfer Agent make it, for all practical purposes, not feasible to process creations of Creation Units.
The Sponsor will not be liable for the rejection of any creation order.
The Trust also may not be able to create new Creation Units at any time if there is an insufficient amount of Shares registered in this offering or if another legal or operational impediment to creating new Creation Units arises.
The Sponsor may, in its discretion, suspend creations, or postpone the Purchase Order settlement date, (i) for any period during which the Exchange is closed other than for customary holidays or weekend closings or when trading is suspended or restricted; (ii) for any period during which an emergency exists as a result of which the fulfillment of a purchase order is not reasonably practicable; or (iii) for such other period as the Sponsor reasonably determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption Procedures
The procedures by which an Authorized Participant can redeem one or more Creation Units mirror the procedures for the creation of Creation Units. On any Business Day (other than Business Days on which the LBMA Gold Price PM is not announced), an Authorized Participant may place an order with the Transfer Agent to redeem one or more Creation Units. The day on which the Transfer Agent receives a valid redemption order is the redemption order date. Redemption orders must be received by 9:15 a.m. (New York City time) on a particular Business Day to receive that Business Day’s redemption order date. Redemption orders received on or after 9:15 a.m. (New York City time) on a particular Business Day will be considered received on the next Business Day. Orders are not accepted on a particular Business Day if the LBMA Gold Price PM is not announced. The Business Day on which a redemption order is settled is the redemption order settlement date. As provided below, the redemption order settlement date may occur up to two Business Days after the redemption order date. The redemption procedures allow Authorized Participants to redeem Creation Units. Individual Shareholders may not redeem directly from the Trust. Instead, individual Shareholders may only redeem Shares in an amount equal to one or more whole Creation Units and only through an Authorized Participant.
By placing a redemption order, an Authorized Participant agrees to deliver the Creation Units to be redeemed through DTC’s book-entry system to the Trust not later than the redemption order settlement date by 4:00 p.m. (New York City time) on the Business Day immediately following the redemption order date. Upon submission of a redemption order, the Authorized Participant may request the Sponsor to agree to a redemption order settlement date up to two Business Days after the redemption order date. By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant’s DTC account is charged the non-refundable transaction fee due for the redemption order.
Determination of Redemption Proceeds
The redemption proceeds from the Trust consist of cash. The amount of cash included in a redemption is equal to the NAV of the number of Creation Unit(s) of the Trust requested in the Authorized Participant’s redemption order on the redemption order date. The Trust will distribute the cash redemption amount by 4:00 p.m. (New York City time) on the redemption order settlement date through DTC to the account of the Authorized Participant as recorded on DTC’s book-entry system.
Delivery of Redemption Proceeds
The redemption proceeds due from the Trust are delivered to the Authorized Participant by 4:00 p.m. (New York City time) on the redemption order settlement date if, by such time, the Trust’s DTC account has been credited with the Creation Units to be redeemed. If the Trust’s DTC account has not been credited with all of the Creation Units to be redeemed by such time, the redemption distribution is delivered to the extent of whole Creation Units received. Any remainder of the redemption distribution is delivered on the next Business Day to the extent of remaining whole Creation Units received if the Transfer Agent receives the fee applicable to the extension of the redemption distribution date which the Sponsor may, from time to time, determine and the remaining Creation Units to be redeemed are credited to the Trust’s DTC account by 4:00 p.m. (New York City time) on such next Business Day. Any further outstanding amount of the redemption order will be cancelled.
Suspension, Postponement or Rejection of Redemption Orders
The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption order settlement date: (i) for any period during which the Exchange is closed other than for customary holidays or weekend closings or when trading is suspended or restricted; (ii) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (iii) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor or the Transfer Agent may reject a redemption order if: (i) the order is not in proper form; (ii) the Sponsor or the Transfer Agent believes the acceptance or receipt of the order would have adverse tax consequences to the Trust or its Shareholders; (iii) the acceptance or receipt of the order would, in the opinion of counsel to the Sponsor, be unlawful; or (iv) if circumstances outside the control of the Sponsor or the Transfer Agent make it for all practical purposes not feasible to process orders.
Creation and Redemption Transaction Fee
To compensate the Transfer Agent for services in processing the creation and redemption of Creation Units, an Authorized Participant is required to pay a transaction fee of $500 per order to create or redeem Creation Units. An order may include multiple Creation Units. From time to time, the Sponsor, in its sole discretion, may reimburse Authorized Participants for all or a portion of the processing fees from the Sponsor’s own assets.

THE TRUSTEE
General
Delaware Trust Company is the trustee of the Trust pursuant to the terms of the Trust Agreement. The Trustee is unaffiliated with the Sponsor.
Duties of the Trustee
The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the Delaware Statutory Trust Act (“DSTA”) that the Trust have at least one trustee with a principal place of business in the State of Delaware. The Trustee’s duties and liabilities with respect to the offering of Shares and management of the Trust are limited to its express obligations under the Trust Agreement. A summary of the material terms of the Trust Agreement appears in the “Description of the Trust Documents” section of this prospectus.
Liability of the Trustee
The Trustee shall not be liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence with respect to its express duties under the Trust Agreement. The Trustee will have no obligation to monitor or supervise the obligations of the Sponsor, Transfer Agent, Administrator, Gold Custodian, Cash Custodian or any other person.
Trustee's Fee and Indemnity
The Trustee will be compensated by the Trust, out of the Sponsor's Fee, for the Trustee's fees. The Trustee will be reimbursed by the Trust for reasonable legal expenses it incurs in connection with consultation with its counsel (who may be counsel for the Sponsor or the Trustee) in relation to indemnification under the Trust Agreement.

The Trustee and any of the officers, directors, affiliates, employees and agents of the Trustee shall be indemnified by the Trust and held harmless against any loss, claim, tax, damage, reasonable expenses or liability (including liability under state or federal securities laws) of any kind and nature whatsoever, to the extent arising out of, imposed upon or asserted at any time against such indemnified person in connection with the execution or delivery of the Trust Agreement, the performance of its obligations under the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated therein; provided, however, that the Trust shall not be required to indemnify any such indemnified person for any such expenses which are a result of the willful misconduct, bad faith or gross negligence related to the express duties of the Trustee. As security for any amounts owing to the Trustee under the above-referenced indemnity, the Trustee shall have a lien against the Trust property. The obligations of the Trust to indemnify such indemnified persons under the Trust Agreement shall survive resignation or removal of the Trustee and the termination of the Trust Agreement.

Resignation or Removal of the Trustee
The Trustee is permitted to resign upon at least thirty (30) days' written notice to the Sponsor; provided, however, that such resignation is not effective unless and until a successor trustee has accepted its appointment as successor in writing. The Sponsor has the authority to remove the Trustee upon at least ten (10) days' written notice. If the Trustee resigns and no successor trustee is appointed within forty-five (45) days after the Trustee notifies the Sponsor of its resignation, the Trustee may petition a court of competent jurisdiction to appoint a successor.

THE GOLD CUSTODIAN
General
JPMorgan Chase Bank, N.A., will serve as the Gold Custodian under and pursuant to the terms and provisions of the precious metal agreements between the Trust and the Gold Custodian relating to Physical Gold held on an allocated and unallocated basis, each dated as of September 1, 2020 (collectively, the "Gold Custodian Agreement"). The Gold Custodian serves as a custodian on the Trust's behalf, and the Physical Gold in the Trust's account maintained by the Gold Custodian are considered assets that remain the Trust's property at all times.
Duties of the Gold Custodian
The Gold Custodian is responsible for receiving and safekeeping the Trust’s Physical Gold. The Custodian will store Physical Gold in its own vaulting facilities, generally in London, New York, or such other locations where the Gold Custodian may maintain vaulting facilities from times to time. The Gold Custodian may appoint sub-custodians from time to time for the custody and safekeeping of Physical Gold, but the Gold Custodian remains liable for the custody and safekeeping of Physical Gold and for any loss suffered by the Trust as a result of any act or omission or insolvency of any sub-custodian.
The Gold Custodian holds Physical Gold for the account of the Trust on an allocated basis (i.e., numbered gold bars held in the Gold Custodian’s nominated vaults are identified in the Gold Custodian’s records as belonging to the Trust), except where Physical Gold is held in an unallocated account in the circumstances noted below (collectively, the allocated and unallocated accounts are referred to as the “Gold Account”).
The Gold Custodian may hold Physical Gold for the account of the Trust on an unallocated basis to the extent that the Physical Gold held is less than a whole bar or in connection with transfers of Physical Gold to settle purchases and sales. However, the Gold Custodian must allocate whole gold bars to the Gold Account so that no Physical Gold in whole bar form is held for the Trust’s account on an unallocated basis at the end of each Business Day of the Gold Custodian, which may result in a negative balance in the Trust’s unallocated account. The Trust receives daily reports regarding transfers of Physical Gold into and out of the Gold Account.  All transfers into and out of the Gold Account can only be made upon receipt of, and in accordance with, instructions given by authorized persons of the Trust to the appropriate personnel at the Gold Custodian.  Such instructions may only be given by SWIFT transmission or by such other means (if any) as are specified in the Gold Custodian Agreement.
The Gold Custodian has agreed to maintain insurance in support of its custodial obligations under the Gold Custodian Agreement, including covering any loss of Physical Gold held in allocated form.  In the event of loss of or damage to the Trust’s Physical Gold held in allocated form, or another event occurring which is likely to affect the Trust’s Physical Gold held in allocated form, the Gold Custodian will file claims with its insurer or elect to reimburse the Trust from its own funds.  After the resolution of any claim filed by the Gold Custodian under a relevant insurance policy relating to such Physical Gold, the Gold Custodian will forward any proceeds that it receives from its insurer to the Trust.
A summary of the material terms of the Gold Custodian Agreement appears in the “Description of the Trust Documents” section of this prospectus.
Verification of Physical Gold Held by the Gold Custodian or a Sub-custodian
The Gold Custodian has agreed to grant to the Trust’s officers and properly designated representatives and the Trust’s independent registered public accounting firm, as described below, access to the Gold Custodian’s or a sub-custodian’s records for the purpose of confirming the content of those records. Upon at least ten days’ prior notice and up to two times per year, any such officer or properly designated representative, the independent registered public accounting firm for the Trust (as defined in the Gold Custodian Agreement) and any person designated by any regulatory authority having jurisdiction over the Trust is entitled to examine, on the Gold Custodian’s or sub-custodian’s premises, the Physical Gold held by the Gold Custodian or sub-custodian.

Gold Custodian's Fee
The Gold Custodian will be compensated out of the Sponsor's Fee for the Gold Custodian's services under the Gold Custodian Agreement.

THE CASH CUSTODIAN
General
The Bank of New York Mellon will serve as the Trust's Cash Custodian pursuant to the terms and provisions of the Cash Custody Agreement, dated as of December 8, 2020, between the Trust and the Cash Custodian (the “Cash Custody Agreement”).
Duties of the Cash Custodian
Under the Cash Custody Agreement, the Cash Custodian will be responsible maintaining the Cash Account in which the Cash Custodian will hold U.S. dollars in the name of the Trust.
A summary of the material terms of the Cash Custody Agreement appears in the “Description of the Trust Documents” section of this prospectus.
Cash Custodian's Fee
The Cash Custodian will be compensated out of the Sponsor's Fee for the Cash Custodian's services under the Cash Custody Agreement.

THE ADMINISTRATOR
General
The Bank of New York Mellon, will serve as the Administrator of the Trust pursuant to the terms and provisions of the Fund Administration and Accounting Agreement, dated as of November 25, 2020, between the Trust and the Administrator (the “Administration Agreement”).
Duties of the Administrator
The Administration Agreement establishes the rights and responsibilities of the Administrator and the Trust with respect to the administration, accounting and recordkeeping of the Trust. The responsibilities of the Administrator will include duties and obligations set forth in the Administration Agreement in connection with (i) the Trust's payment of fees and expenses on each Rebalance Date, (ii) providing information to the Sponsor in order for the Sponsor to determine the monthly rebalancing of the Trust's holdings in Physical Gold and cash on each Rebalance Date, (iii) evaluating the Physical Gold Holdings and the Cash, determining the Trust's NAV and the NAV per Share and preparing daily reports, and (iv) maintaining books and records on behalf of the Trust.
The Administrator will prepare the Trust’s required filings under the Exchange Act.
A summary of the material terms of the Administration Agreement appears in the “Description of the Trust Documents” section of this prospectus.
Administrator's Fee
The Administrator will be compensated by the Trust, out of the Sponsor's Fee, for the Administrator's fees.

THE TRANSFER AGENT
General
The Bank of New York Mellon will act as transfer agent and registrar for the Shares, pursuant to the terms and provisions of the Transfer Agency and Service Agreement, dated as of November 25, 2020, by and between the Transfer Agent and the Trust (the “Transfer Agency Agreement”).
Duties of the Transfer Agent
The Transfer Agent records the ownership of the Shares on the books and records of the Trust and coordinates with the Marketing Agent and DTC as necessary. The Transfer Agent will credit or debit the number of Shares owned by holders of record. The Transfer Agent will (i) facilitate purchases and redemptions of Creation Units to be held in the name of DTC or its nominee, Cede & Co., at the facilities of DTC; (ii) prepare and transmit by means of DTC’s book-entry system payments on or with respect to the Shares declared by the Trust; (iii) maintain the record of the name and address of the Shareholder and the number of Shares issued by the Trust and held by the Shareholder; (iv) record the issuance of Shares of the Trust and maintain a record of the total number of Shares of the Trust which are outstanding, and, based upon data provided to it by the Trust, the total number of authorized Shares; (v) prepare and transmit to the Trust and the Administrator and to any applicable securities exchange information with respect to purchases and redemptions of Shares; (vi) extend the voting rights to the Shareholder for extension by DTC to DTC participants and the beneficial owners of Shares in accordance with policies and procedures of DTC for book-entry only securities; and (vii) maintain books and records related to its activities on behalf of the Trust. The Transfer Agent will also perform the customary services of a transfer agent including, but not limited to, maintaining the account of the Shareholders.
A summary of the material terms of the Transfer Agency Agreement appears in the “Description of the Trust Documents” section of this prospectus.

Transfer Agent's Fee
The Transfer Agent will be compensated by the Trust, out of the Sponsor's Fee, for the Transfer Agent's fees.

CONFLICTS OF INTEREST
General
There are actual and potential conflicts of interest in the Trust's structure and operation that you should consider before purchasing Shares, and the Sponsor has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be reliant on the good faith of the respective parties resolve a conflict of interest equitably. Although the Sponsor expects to monitor these conflicts, it is extremely difficult, if not impossible, for the Sponsor to adequately resolve these conflicts, and the Trust, the NAV of the Shares and the market price of the Shares may be adversely affected.
Prospective investors should be aware that the Sponsor intends to assert that Shareholders have, by subscribing for Shares of the Trust, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor to investors.
The Sponsor
The Sponsor allocates its resources among different clients and potential future business ventures to which the Sponsor may owe fiduciary duties. Additionally, the professional staff of the Sponsor also services other affiliates of the Sponsor and its respective clients. Although the Sponsor and its professional staff cannot and will not devote all of its or their respective time or resources to the management of the business and affairs of the Trust, the Sponsor intends to devote, and to cause its professional staff to devote, sufficient time and resources to manage properly the business and affairs of the Trust consistent with its or their respective fiduciary duties to the Trust and others.
The Trust Agreement provides that in the case of a conflict of interest between the Sponsor or any of its affiliates, on the one hand, and the Trust or any other person, on the other hand, the Sponsor shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor shall not constitute a breach of the Trust Agreement or any duty or obligation of the Sponsor.
Proprietary Trading/Other Clients and Products
The officers of the Sponsor may trade Physical Gold or other gold related investments for their own personal trading accounts (subject to certain internal trading policies and procedures). The Sponsor may license the Index for other purposes or products, or create new or similar indices, or new or similar gold products.

DESCRIPTION OF THE SHARES
General
Shares issued by the Trust will be registered in the book-entry system and held in the name of Cede & Co. as nominee at the facilities of DTC, and one or more global certificates issued by the Trust to DTC will evidence the Shares. Shareholders may hold their Shares through DTC if they are direct participants in DTC ("DTC Participants") or indirectly through entities (such as broker-dealers) that are DTC Participants.
The Shares are expected to be listed on the Exchange and trade under the ticker symbol "WGLD".
Entitlements
The Trust is a Delaware statutory trust and not a corporation, and the Shares are different than shares of a corporation.  Shareholders will not be entitled to certain statutory entitlements typically associated with being a shareholder of a corporation, such as an entitlement to dividends. Shareholders, however, shall be entitled to vote on specified matters relating to the Trust and Trust Agreement as more fully set forth in the Trust Agreement.  See "Description of the Shares—Voting and Consent Rights" below.
No Shareholder shall have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more Shareholders who (i) are not affiliates of one another and (ii) collectively hold at least twenty-five percent (25%) of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding. Due to this additional requirement, a Shareholder attempting to bring or maintain a derivative action in the name of the Trust will be required to locate other Shareholder(s) with which it is not affiliated and that collectively hold at least twenty-five percent (25%) of the outstanding Shares with the Shareholder seeking to bring the derivative action. This may be difficult and may result in increased costs to a Shareholder attempting to seek redress in the name of the Trust in court.
The foregoing limitations shall not apply to any derivative action, suit or other proceeding brought on behalf of the Trust for claims arising under the Securities Act or the Exchange Act or the rules and regulations thereunder. Shareholders may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Shareholders who have suffered losses in connection with the purchase or sale of their Shares may be able to recover such losses from the Sponsor where the losses result from a violation by the Sponsor of the anti-fraud provisions of the federal securities laws.
Voting and Consent Rights
Under the Trust Agreement, Shareholders have limited voting rights with respect to the Trust. However, certain actions, such as amendments or modifications that appoint a new sponsor (upon the withdrawal or the adjudication of bankruptcy or insolvency of the Sponsor), or the appointment of a liquidating trustee under the circumstances set forth in the Trust Agreement, requires the consent of Shareholders owning at least fifty-one percent (51%) of the outstanding Shares of the Trust as of the Record Date (not including Shares held by the Sponsor or its Affiliates).
Suspension Events
Pursuant to the Trust Agreement, the Trust may suspend Redemption Orders, the payment of redemption proceeds or the determination of NAV in the case of any of the following events until such time as the event has passed (each, a "Suspension Event"):
(a)          when a redemption would result in a violation by the Trust or the Sponsor or any of its other respective affiliates of the securities laws of the United States or any other applicable jurisdiction or the rules of any national securities exchange, self-regulatory organization or regulatory agency applicable to the Trust, the Sponsor or its respective affiliates as evidenced by an opinion of counsel;

(b)          any exchange, dealer market, quotation system or other market on which a significant portion of the Trust's assets are regularly traded or quoted is closed (otherwise than for weekends or holidays) or trading thereon is generally suspended or limited;
(c)          the Sponsor has determined in good faith that the disposition of any asset of the Trust, or other transaction involving the sale, transfer or delivery of the Trust's assets is not reasonably practicable without being detrimental to the Trust or the interest of the remaining Shareholder;
(d)          any breakdown in the means of communication or publication normally employed in determining the Trust's NAV or the NAV per Share has occurred and is continuing, or the prices or values of the Trust's assets cannot reasonably be promptly and accurately ascertained for any reason;
(e)          any event has occurred and is continuing which may cause the dissolution of the Trust;
(f)          the Sponsor has otherwise determined, in good faith, with respect to the Trust or the Shares of the redeeming or remaining Shareholders, respectively, that the redemption by any Shareholder of its Shares (whether in whole or in part) would have a material adverse effect on the Trust or the Shares of the redeeming or remaining Shareholders, respectively, including, without limitation, the risk of potential re-classification of the Trust for U.S. federal income tax purposes; or
(g)          an event constituting force majeure which, in the good faith determination of the Sponsor, makes determination of NAV or redemption impossible or impracticable; provided that any determination of NAV or redemption so suspended shall be reinstated or processed as soon the force majeure event has resolved.
INAV

The INAV is meant to approximate the intraday NAV of the Trust.

The INAV calculation will be provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation of the purchase or sale of the Shares, nor will it reflect hedging or other transactional costs, market liquidity or bid-offer spreads. For this reason and others, the actual trading price of the Shares may be different from their INAV.

The calculation of the INAV shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice.

EXPENSES
Sponsor's Fee
Except for transaction costs associated with the rebalancing of the Trust's portfolio, the Trust's only ordinary recurring expense is expected to be the Sponsor's Fee. The Sponsor's Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement. The Sponsor's Fee will be calculated by the Administrator by applying an annual rate of 65 basis points (0.65%) to the Trust's NAV. The Administrator will make its calculation regarding the Sponsor's Fee in respect of each Rebalance Date by reference to the Trust's NAV as of the related Determination Date. The Sponsor's Fee will be payable in U.S. dollars and will be deducted on a monthly basis in advance as of each Rebalance Date from the amounts on deposit in the Cash Account.

To pay the Sponsor's Fee, the Cash Custodian will withdraw from the cash on deposit in the Cash Account an amount of U.S. dollars equal to the Sponsor's Fee, determined as described above. Any Sponsor-Paid Expenses will be netted out of the Sponsor's Fee, and the Cash Custodian will, pursuant to the instruction of the Administrator, directly pay the recipients of such amounts. After netting such Sponsor-Paid Expenses, the Administrator shall instruct the Cash Custodian to pay the remaining amount of the Sponsor's Fee to the Sponsor. The Sponsor, from time to time, may waive all or a portion of the Sponsor's Fee in its sole discretion.

Sponsor-Paid Expenses
The following ordinary and recurring fees of the Trust will be paid by the Administrator out of the Sponsor's Fee: the Administrator Fee, the Gold Custodian Fee, the Cash Custodian Fee, the Transfer Agent Fee, the Representative Fee, the Trustee Fee, the Partnership Representative Fee, the Trust's audit fees (including any fees and expenses associated with tax preparation) and up to $100,000 per year of the Trust’s legal fees and expenses (the "Sponsor-Paid Expenses").
Additional Trust Expenses
The Trust is required to pay certain other fees and expenses that are not contractually assumed by the Sponsor, including, but not limited to, any fees and expenses associated with the Trust's monthly rebalancing between Physical Gold and cash, any other fees (including commissions and/or exchange fees) associated with the buying and selling of Physical Gold for the Trust, fees and expense reimbursements due to the Marketing Agent, the Trust's regulatory fees and expenses (including any filing, application or license fees), printing and mailing costs, costs of maintaining the Trust's website, the Trust’s legal fees and expenses to the extent they exceed $100,000 per year, any applicable license fees, extraordinary legal fees and expenses of the Sponsor, any Service Provider or the Trust, taxes and governmental charges, extraordinary expenses (as described below) incurred by the Sponsor or any other Service Provider on behalf of the Trust, expenses of the Service Providers and any indemnification obligations of the Trust (collectively, "Additional Trust Expenses"). Extraordinary expenses are fees and expenses incurred not in the ordinary course of the Trust’s business or fees that are unexpected or unusual in nature, such as extraordinary legal fees and expenses of the Sponsor, any Service Provider or the Trust, legal claims and liabilities, litigation costs, non-recurring expenses or costs incurred by the Sponsor or any other Service Provider on behalf of the Trust, or other unanticipated expenses.
Disposition of Trust Assets
The Administrator will direct the Cash Custodian to withdraw from the Cash Account on each Rebalance Date an amount of U.S. dollars sufficient to pay the Trust fees and expenses provided for in the Trust Agreement and pay such amount to the recipients thereof.  Assuming that the Trust is treated as a partnership for U.S. federal income tax purposes, the transfer or sale of cash and/or Physical Gold to pay the Trust's expenses will be a taxable event for Shareholders. See "U.S. Federal Income Tax Considerations—Tax Consequences to U.S. Holders."

Because the Trust's assets will decrease as a consequence of the payment of the Sponsor's Fee or the sale of the Trust's assets to pay the Sponsor's Fee and/or any Additional Trust Expenses (and the Trust may incur additional fees associated with selling Physical Gold), the Trust's Assets will decline, the number of Physical Gold represented by a Share will decline at such time and the NAV per Share will also decrease. Accordingly, the Shareholders will bear the cost of the Sponsor's Fee and any Additional Trust Expenses.
The Sponsor will also cause the sale of the Trust's assets if the Sponsor determines that sale is required by applicable law or regulation or in connection with the termination and liquidation of the Trust. The Sponsor will not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of Physical Gold.

BOOK-ENTRY-ONLY SHARES
The Securities Depository; Book-Entry-Only System; Global Security
In accordance with the relevant provisions of the Trust Documents, the Trust's Shares will only be issued in book-entry-only form, so that individual certificates will not be issued for the Shares. Instead, one or more global certificates will be issued by the Trust, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Transfer Agent on behalf of DTC. The global certificates will evidence all of the Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Trust in the global certificates are made and intended for the purpose of binding only the Trust and not the Transfer Agent or the Sponsor individually.
As of the effective date of the registration statement of which this prospectus is a part, DTC will act as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC is expected to agree with and represent to the DTC Participants that it will administer its book-entry system in accordance with its rules and by-laws and the requirements of law.
Upon the settlement date of any creation, transfer or redemption of Shares, DTC will credit or debit, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Transfer Agent will designate the accounts to be credited or debited in the case of creation, transfer or redemption of Shares.
Beneficial ownership of the Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants).
Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.
Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers of Shares will be made in accordance with standard securities industry practice.
DTC may decide to discontinue providing its service with respect to the Shares by giving notice to the Transfer Agent and the Sponsor. Under such circumstances, the Sponsor in consultation with the Transfer Agent will find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, the Sponsor will act to terminate the Trust.
The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

REPORTS
Statements, Filings and Reports
At the end of each Business Day, the Sponsor, based on information received from the Administrator, shall post to the website www.wshares.com a trust report detailing the following items: the LBMA Gold Price, the value of the Physical Gold Holdings, the value of the Cash, the Trust's NAV, the Trust's NAV per Share and such other information required to be posted pursuant to the requirements of the Exchange. On the first Business Day after the Rebalance Date, the updated weight for the Physical Gold Component and the Cash Weighting for the Index are posted to the Trust's website.
After the end of each fiscal year, the Trust will cause to be prepared an annual report containing audited financial statements prepared in accordance with U.S. GAAP for the Trust. The annual report shall be filed with the SEC and the Exchange.
The Trust is responsible for the registration and qualification of the Shares under the federal securities laws and any other securities and blue sky laws of the United States or any other jurisdiction as the Trust may select. The Trust will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act.
The accounts of the Trust will be audited, as required by law, by independent registered public accountants selected by the Sponsor.
The Trust will file or cause to be filed tax returns and prepare, disseminate and file tax reports, as advised by its counsel or accountants and/or as required by any applicable statute, rule or regulation.
A website at www.wshares.com will be maintained for Shareholders that will contain the reports and financial statements set forth above. The website will generally be updated as of each Business Day by approximately 7:00 p.m. (New York City time).
Fiscal Year
The fiscal year of the Trust is the period ending December 31 of each year. The Sponsor may select an alternate fiscal year.

DESCRIPTION OF THE TRUST DOCUMENTS
Description of the Trust Agreement
The Trust Agreement establishes the authority of the Trust and the rights and duties of the Sponsor and the Trustee.
Duties of the Sponsor
The Sponsor's duties are defined and limited in scope by the express provisions of the Trust Agreement. The Sponsor organized the Trust and paid the organizational expenses. The Sponsor together with the Administrator, the Gold Custodian, the Cash Custodian, the Transfer Agent and their respective agents are generally responsible for the administration of the Trust under the provisions of their respective governing agreements. Some of the responsibilities of the Sponsor include (i) selecting the Trust's service providers and, from time to time, engaging additional, successor or replacement service providers, which shall also include negotiating each service provider agreement and related fees on behalf of the Trust, (ii) facilitating registration of the Shares in book-entry form to be held in the name of Cede & Co. at the facilities of DTC in consultation with the Transfer Agent, and (iii) performing such other services as the Sponsor believes the Trust may require.
Liability of the Sponsor
The Sponsor will not be liable to the Trust or any Shareholder or other person for any action or omission taken or omitted to be taken in good faith or for errors in judgment, except to the extent such action or omission taken or such error in judgment constitutes willful misconduct, bad faith or gross negligence in the performance of its duties.
The Sponsor and its affiliates, and their respective members, managers, directors, officers, employees, agents and affiliates, will be indemnified by the Trust and held harmless against any loss, judgment, liability, claim, suit, penalty, tax, cost, amount paid in settlement of any claims sustained by it and expense incurred by it arising out of or in connection with the performance of its obligations under the Trust Agreement and under any other agreement entered into by the Sponsor in furtherance of the administration of the Trust, including any costs and expenses incurred by the Sponsor in defending itself against any claim or liability in its capacity as Sponsor; provided that such loss was not the direct result of: (i) gross negligence, bad faith or willful misconduct on the part of the Sponsor; or (ii) reckless disregard of the Sponsor’s obligations and duties under the Trust Agreement.  Any indemnifiable amounts payable to such indemnified person may be payable in advance or shall be secured by a lien on the Trust.
The Sponsor may undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the interests of the Shareholders and prosecute, defend, settle or compromise actions or claims at law or in equity that it considers necessary or proper to protect the Trust or the interests of the Shareholders, and in each case, the legal expenses and costs of any such actions shall be deemed Additional Trust Expenses for which the Sponsor shall be entitled to be reimbursed by the Trust.
Withdrawal or Insolvency of Sponsor
If there is an admission of bankruptcy by the Sponsor or the Sponsor is declared bankrupt or insolvent by a court of competent jurisdiction, then Shareholders (other than the Sponsor and its affiliates) holding at least fifty-one percent (51%) of the outstanding Shares of the Trust (not including Shares held by the Sponsor or its affiliates) may agree in writing to select, effective as of the date of such declaration, one or more successor sponsors within ninety (90) days of the date of such declaration.
Shareholders, other than the Sponsor and its affiliates, holding at least fifty-one percent (51%) of the outstanding Shares of the Trust (not including the Sponsor and its affiliates) may agree in writing to appoint one or more successor sponsors if the Sponsor has identified a qualified successor sponsor and given notice of its voluntary withdrawal to each Shareholder and the Trustee (each, a “Withdrawal Event”). The notice given by the Sponsor for a voluntary withdrawal must be given at least one hundred and twenty (120) days before the effective date of the withdrawal. Shareholders, other than the Sponsor and its affiliates, holding at least fifty-one percent (51%) of the outstanding Shares of the Trust (not including the Sponsor and its affiliates) must agree in writing to appoint one or more successor sponsors within ninety (90) days of a Withdrawal Event.

The Trustee
The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware. The duties of the Trustee under the Trust Agreement are limited to (i) accepting legal process served on the Trust in the State of Delaware, (ii) the execution of any certificates required to be filed with the Secretary of State of the State of Delaware which the Trustee is required to execute under Section 2811 of the DSTA, and (iii) any other duties specifically allocated to the Trustee in the Trust Agreement.
Termination of the Trust
The Trust will dissolve if any of the following events occur:
•
Upon the withdrawal or the adjudication or admission of bankruptcy or insolvency of the Sponsor unless within ninety (90) days of such event, Shareholders holding at least fifty-one percent (51%) of the outstanding Shares of the Trust as of the Record Date (not including Shares held by the Sponsor or its affiliates) agree in writing to continue the Trust and to select, effective as of the date of such event, one or more successor sponsors;

•	Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five (5) Business Days of their delisting;
•	The Trust becomes insolvent or bankrupt;
•	All of the Trust's assets are sold;
•
The SEC determines that the Trust is an investment company required to be registered under the Investment Company Act, and the Sponsor has made the determination that dissolution of the Trust is advisable;

•
Sixty (60) days have elapsed since DTC or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity;

•
After any Service Provider resigns or otherwise ceases to act in such capacity with respect to the Trust, and no replacement Service Provider is engaged, the Sponsor makes a determination that dissolution of the Trust is advisable; or

•	The Sponsor, in its sole discretion, determines for any other reason to dissolve the Trust.
The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Shareholder (as long as such Shareholder is not the sole Shareholder of the Trust) shall not result in the termination of the Trust, and such Shareholder, his estate, custodian or personal representative shall have no right to withdraw or value such Shareholder's Shares. Each Shareholder (and any assignee thereof) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust.
In respect of termination events that rely on the Sponsor’s determinations to terminate the Trust, the Sponsor may make any such determination in its sole discretion. To the extent that the Sponsor determines to continue operation of the Trust following a determination of a termination event, the Trust may be required to alter its operations to comply with the termination event.  In such case, the Sponsor shall not be liable for its determination of whether to continue or to terminate the Trust.

If the Trust is forced to liquidate, the Trust will be liquidated under the Sponsor's direction (or in the event there is no Sponsor or the Sponsor is adjudicated bankrupt or insolvent, under the direction of such person as the Shareholders holding at least fifty-one percent (51%) of the outstanding Shares of the Trust as of the Record Date (not including Shares held by the Sponsor or its Affiliates) may propose and approve (the "Liquidating Trustee")). Any Liquidating Trustee that is appointed will have the same powers and limitations as applicable to the Sponsor, and the Liquidating Trustee will not have general liability for the acts, omissions, obligations and expenses of the Trust, as further discussed in the Trust Agreement. Upon termination of the Trust, following completion of winding up of its business, the Trustee shall cause a certificate of cancellation of the Trust's Certificate of Trust to be filed in accordance with applicable Delaware law. Upon the termination of the Trust, the Sponsor and the Trustee shall each be discharged from all obligations under the Trust Agreement except for their respective obligations that expressly survive termination of the Trust Agreement.
Compensation and Indemnification
The Trustee is entitled to receive compensation from the Trust for its services under the Trust Agreement as well as reimbursement of reasonable legal fees incurred in connection with consultation with its counsel pursuant to the indemnification provisions of the Trust Agreement; provided that such fees are not incurred as a result of the Trustee’s gross negligence, bad faith or willful misconduct.
The Trustee, its officers, affiliates, directors, employees and agents are entitled to indemnification from the Trust from and against any and all losses, claims, taxes, damages, reasonable expenses and liabilities (including liabilities under state or federal securities laws) of any kind and nature whatsoever to the extent that such losses arise out of or are imposed upon or asserted against the Trustee with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Trust Agreement or the transactions contemplated thereby.  However, the Trust is not required to indemnify the Trustee for losses resulting from the Trustee’s willful misconduct, bad faith or gross negligence.
Resignation or Removal of the Trustee
The Trustee is permitted to resign upon at least sixty (60) days’ prior written notice to the Sponsor; provided, however, that such resignation is not effective unless and until a successor trustee has accepted its appointment as successor in writing. The Sponsor has the authority to remove the Trustee in its discretion by written notice delivered to the Trustee at any time. If the Trustee resigns and no successor trustee is appointed within sixty (60) days after the Trustee notifies the Sponsor of its resignation, the Trustee may petition a court of competent jurisdiction to appoint a successor.
Partnership Representative
The Trust Agreement provides that the Sponsor, its designee or any successor thereto, in its capacity as the “partnership representative" for the Trust, as such term is defined in Section 6223 of the Code (the “Partnership Representative”) shall act as the partnership representative for the Trust. The Partnership Representative has the power and authority granted to it under the Code and the Treasury Regulations, including (i) filing any forms and documents with the Internal Revenue Service and (ii)  taking such other action as may from time to time be required under the Code or Treasury Regulations. The fees of the Partnership Representative (the “Partnership Representative Fee”) in the performance of its duties will be paid out of the Sponsor's Fee.
Governing Law
The Trust Agreement and the rights of the Sponsor, the Trustee and the Shareholders under the Trust Agreement are governed by the laws of the State of Delaware.

Description of the Gold Custody Agreement
The Gold Account is administered and maintained by the Gold Custodian on behalf of the Trust.  Under the Gold Custodian Agreement, the Gold Custodian is responsible for administering and maintaining the Gold Account in which the Gold Custodian will hold Physical Gold, on an allocated or, in limited circumstances, on an unallocated basis, in the name of the Trust.
For a general description of the Gold Custodian's obligations, see the above section "The Gold Custodian."
Record Keeping
The Gold Custodian will prepare and provide reports relating to deposits into and withdrawals from the Gold Account and the account balance in the allocated and unallocated account in such form and with such frequency as required as required by applicable law and in accordance with the Gold Custodian's internal document retention policies (but not less than annually).  The Gold Custodian will also maintain adequate records identifying the Physical Gold as being credited into the allocated Gold Account or unallocated Gold Account, as applicable, which shall include an itemized daily record in detail of all receipts and deliveries of Physical Gold.
Fees and Expenses
The Gold Custodian will be compensated by the Trust, for the Gold Custodian's Fee. In addition, the Trust shall reimburse the Gold Custodian for all reasonable costs, charges and expenses (including any relevant taxes, duties and legal fees) incurred by the Gold Custodian in connection with the performance of its duties and obligations under the Gold Custodian Agreement or otherwise in connection with the Gold Account.
Lien
Under the Gold Custodian Agreement, the Gold Custodian will have a general lien on the assets maintained in the Gold Account in order to satisfy each obligation, payment or liability owed by the Trust to the Gold Custodian. The Gold Custodian shall be entitled, without consent but with prior written notice to the Trust, to sell all or any of the Physical Gold held for the Trust in such manner and at such price as the Gold Custodian may deem appropriate. Where the Gold Custodian sells Physical Gold using this provision, the Gold Custodian shall apply the net proceeds of the sale in or towards payment or discharge of the relevant sum or liability as the Gold Custodian may think fit, but shall not be liable for any loss suffered by the Trust as result of such sale.
Termination
Either party may terminate the Gold Custodian Agreement by written notice (i) not less than forty-five (45) or sixty (60) business days (depending on whether the terminating party is the Trust or the Gold Custodian, respectively) prior to the date upon which such termination shall take effect, or (ii) immediately, if the other party is subject to a bankruptcy-type event.
Upon termination of the Gold Custodian Agreement, the Gold Custodian shall deliver the Physical Gold held by it under the Gold Custodian Agreement to a successor custodian designated by the Trust.
Liability and Indemnification
The Gold Custodian is both exculpated and indemnified under the Gold Custody Agreement. The Gold Custodian must act as a reasonable and prudent custodian in discharging its duties under the Gold Custody Agreement. The Gold Custodian will be liable for any losses or damages suffered by the Trustee as a direct result of the Gold Custodian's own negligence, willful default or fraud in the performance of its duties under the Gold Custody Agreement; provided, however, that the Gold Custodian’s liability will not exceed the aggregate market value of the Gold Account at the time of such negligence, willful default or fraud. Under the Gold Custody Agreement, the Gold Custodian is not liable to the Trust for any for consequential loss, or loss of profit or goodwill, whether or not resulting from any negligence, willful default or fraud under the Gold Custody Agreement.

Under the Gold Custodian Agreement, the Gold Custodian is not liable to the Trust for any delay in performance, or for the non-performance of, any of the Gold Custodian’s obligations under the Gold Custodian Agreement for reasons outside of the Gold Custodian’s reasonable control, including any breakdown, malfunction or failure of, or in connection with, any communication, computer, transmission, clearing or settlement facilities, industrial action, acts and regulations of any governmental or supra national bodies or authorities, or the rules of any relevant regulatory or self-regulatory organization.

Under the Gold Custodian Agreement, the Trust agrees to indemnify and hold harmless the Gold Custodian from all costs, damages, liabilities, losses and expenses suffered or incurred, directly or indirectly, by the Gold Custodian in connection with the Gold Custodian Agreement; provided, however, that such indemnity shall not apply to the extent such sums are due directly to the Gold Custodian’s negligence, willful default or fraud.

Governing Law
The Gold Custodian Agreement is governed by the laws of England.
Description of the Cash Custody Agreement
Overview
The Cash Account is administered and maintained by the Cash Custodian on behalf of the Trust. Under the Cash Custodian Agreement, the Cash Custodian will be responsible for administering and maintaining the Cash Custodian Account in which the Cash Custodian will hold U.S. dollars in the name of the Trust.
Pursuant to the Cash Custody Agreement, the Cash Custodian will establish and maintain the Cash Account.  The Trust will furnish the Cash Custodian with an authorized list of persons authorized to act on its behalf and provide instructions to the Cash Custodian. The Cash Custodian has no obligation to take any action unless and until it receives instructions from the Trust or an authorized person, provided that the Cash Custodian may, without instruction, take administrative and ministerial actions with respect to the Cash Account that it deems reasonably necessary or appropriate to perform its obligations under the Cash Custody Agreement including (i) receiving income and other payments due to the Cash Account, (ii) carrying out other corporate actions not requiring discretionary decisions, (iii) facilitating access by the Trust or its designee to ballots or online systems to assist it in voting of proxies received by the Cash Custodian for eligible securities’ positions held in the Cash Account, (iv) forwarding to the Trust information that it receives from depositories or sub-custodians concerning securities in the Cash Account, and (v) executing and delivering, solely in its capacity as Cash Custodian, certificates, documents or instruments incidental to its performance under the Cash Custody Agreement. Pursuant to the instruction of the Sponsor, the Cash Custodian deposits U.S. dollars into the Cash Account from amounts received on account of the sale of Physical Gold. The Cash Custodian withdraws U.S. dollars from the Cash Account at the instruction of the Administrator or the Sponsor to pay certain fees and expenses of the Trust, for the purpose of buying Physical Gold or settling redemption orders from Authorized Participants.

For a general description of the Cash Custodian's obligations, see the above section "The Cash Custodian."

Record Keeping
The Cash Custodian will maintain timely and accurate records relating to its activities under Cash Custody Agreement as required by applicable law and in accordance with the Cash Custodian's internal document retention policies.
Fees and Expenses
The Cash Custodian will make available to the Trust a monthly statement reflecting all transfers to or from the Cash Account during such month and all holdings in the Cash Account as of the last business day of such month.

Security Interest and Lien
Under the Cash Custodian Agreements, the Cash Custodian will have a lien on, and security interest in, the assets maintained in the Cash Account in order to satisfy each obligation or liability owed to the Cash Custodian. The Cash Custodian shall be entitled, with prior written notice to the Trust, to withhold delivery of any cash equivalents or U.S. dollars, sell, set-off, or otherwise realize upon or dispose of any such cash equivalents or U.S. dollars and to apply the money or other proceeds and any other monies credited to the Trust in satisfaction of such obligations and liabilities.
Termination
Either the Trust or the Cash Custodian may terminate the Cash Custodian Agreement by notice in writing, not less than ninety (90) days prior to the date upon which such termination shall take effect.

Upon termination of the Cash Custodian Agreement, the Cash Custodian will follow the Trust’s instructions concerning the transfer of custody of records, assets and other items; provided that (a) the Cash Custodian will have no responsibility or liability for shipping and insurance costs associated therewith and (b) full payment has been made to the Cash Custodian of its compensation, costs, expenses and other amounts to which it is entitled.

Liability and Indemnification
The Cash Custodian is both exculpated and indemnified under the Cash Custody Agreement. The Cash Custodian must exercise the standard of care and diligence that a professional custodian would observe in these affairs taking into account the prevailing rules, practices, procedures and circumstances in the relevant market in discharging its duties under the Cash Custody Agreement. The Cash Custodian will be liable for any direct damages associated with its failure to perform its obligations under the Cash Custody Agreement. Under the Cash Custody Agreement, the Cash Custodian is not liable to the Trust for any indirect, incidental, consequential, exemplary, punitive or special losses or damages, or any loss of revenues, profit or business opportunity arising out of or relating to the Cash Custody Agreement (whether or not foreseeable and even if the Cash Custodian has been advised of the possibility of such losses or damages).

The Cash Custodian shall not be liable for any failure or delay in the performance of its obligations under the Cash Custodian Agreement to the extent caused directly or indirectly by any event beyond the Cash Custodian’s reasonable control, including acts of God, strikes or other labor disputes, work stoppages, acts of war, terrorism, general civil unrest, governmental or military actions, legal constraint or the interruption, loss or malfunction of utilities or communications or computer systems. The Cash Custodian will promptly notify the Trust upon the occurrence of any such event and will use commercially reasonable efforts to minimize its effect.

Under the Cash Custodian Agreement, the Trust agrees to indemnify and hold harmless the Cash Custodian and its nominees from all losses, damages and expenses (including reasonable and documented attorneys' fees) incurred by the Cash Custodian arising out of or relating to its performance under Cash Custodian Agreement, except to the extent resulting from its failure to follow the contractual standard of care.

Governing Law
The Cash Custodian Agreement is governed by the laws of the State of New York.
Description of the Administration Agreement
Role of the Administrator
The Administration Agreement establishes the rights and responsibilities of the Administrator and the Trust with respect to the administration, valuation and computation accounting and financial reporting of the Trust.  The responsibilities of the Administrator will include duties and obligations set forth in the Administration Agreement in connection with (i) the Trust's payment of fees and expenses on each Rebalance Date, (ii) providing information to the Sponsor in order for the Sponsor to determine the monthly rebalancing of the Trust's holdings in Physical Gold and cash on each Rebalance Date, (iii) evaluating the Physical Gold Holdings and Cash, calculating the Trust's NAV and the NAV per Share and preparing daily reports, (iv) preparing, circulating and maintaining the Trust’s financial reporting production calendar, and (v) maintaining books and records on behalf of the Trust.
Term and Termination
The Administration Agreement will be in effect for an initial term of three (3) years from its effective date. The Administration Agreement automatically renews for additional one (1) year periods thereafter, unless terminated by the Trust or the Administrator on at least ninety (90) days’ prior written notice prior to the end of the initial term or a renewal term.

Either the Trust or the Administrator may terminate the Administration Agreement upon notice upon a material breach by the other party of the Administration Agreement after providing thirty (30) days’ notice of the breach. Either party may terminate the Administration Agreement immediately upon notice thereof to the other party upon the happening of certain events related to the other party’s bankruptcy or insolvency.

Liability and Indemnification
The Administrator is both exculpated and indemnified under the Administration Agreement.
Except as otherwise provided in the Administration Agreement, the Administrator shall exercise the standard of care and diligence that a professional service provider would observe in the provision of the services rendered pursuant to the Administration Agreement.  The Administrator will not be liable for any costs, expenses, losses, charges, damages, liabilities or claims (including reasonable and documented attorneys’ and accountants’ fees) incurred by the Trust, except those costs, expenses, losses, charges, damages, liabilities or claims arising out of the Administrator’s own bad faith, gross negligence or willful misconduct.  In no event shall the Administrator be liable for any special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with the Administration Agreement, even if previously informed of the possibility of such damages and regardless of the form of action. The Administrator shall not be liable for any costs, expenses, losses, charges, damages, liabilities or claims (including reasonable and documented attorneys’ and accountants’ fees) resulting from, arising out of, or in connection with its performance thereunder, including its actions or omissions, the incompleteness or inaccuracy of any specifications or other information furnished by the Trust, or for delays caused by circumstances beyond the Administrator’s reasonable control and which adversely affect the performance by Administrator of its obligations and duties thereunder or by any other agent of the Administrator.
The Trust shall indemnify and hold harmless the Administrator from and against any and all costs, expenses, losses, charges, damages, liabilities or claims (including reasonable and documented attorneys’ and accountants’ fees), which are sustained or incurred by or which may be asserted against the Administrator, by reason of or as a result of any action taken or omitted to be taken by the Administrator or in reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the Trust’s offering materials or other documents provided to the Administrator (excluding information provided by the Administrator), (iii) any instructions from an authorized person of the Trust, or (iv) any written opinion of legal counsel for the Trust or the Administrator, or arising out of transactions or other activities of the Trust which occurred prior to the commencement of the Administration Agreement; provided however, that the Trust shall not indemnify Administrator for any losses arising out of Administrator’s own gross negligence, bad faith or willful misconduct in the performance of the Administration Agreement.
Governing Law
The Administration Agreement is governed by the laws of the State of New York.

Description of the Transfer Agency Agreement
Duties of the Transfer Agent
The Trust has entered into a Transfer Agency Agreement with the Transfer Agent.  The Transfer Agency Agreement establishes the rights and responsibilities of the Transfer Agent with respect to crediting and debiting of Shares owned by holders of record and to disbursing of dividends.  The Transfer Agent will (i) facilitate purchases and redemptions of Creation Units to be held in the name of DTC or its nominee, Cede & Co., at the facilities of DTC; (ii) prepare and transmit by means of DTC’s book-entry system payments on or with respect to the Shares declared by the Trust; (iii) maintain the record of the name and address of the Shareholder and the number of Shares issued by the Trust and held by the Shareholder; (iv) record the issuance of Shares of the Trust and maintain a record of the total number of Shares of the Trust which are outstanding, and, based upon data provided to it by the Trust, the total number of authorized Shares; (v) prepare and transmit to the Trust and the Administrator and to any applicable securities exchange information with respect to purchases and redemptions of Shares; (vi) extend the voting rights to the Shareholder for extension by DTC to DTC participants and the beneficial owners of Shares in accordance with policies and procedures of DTC for book-entry only securities; and (vii) maintain books and records related to its activities on behalf of the Trust.  The Transfer Agent will also perform the customary services of a transfer agent including, but not limited to, maintaining the account of the Shareholder.

Term and Termination
The term of the Transfer Agency Agreement is three (3) years from the effective date and will automatically renew for additional one year terms unless either party provides written notice of termination at least ninety (90) days prior to the end of any initial or renewal term or, unless earlier terminated as provided therein.
Liability and Indemnification

Pursuant to the Transfer Agency Agreement, the Transfer Agent will not be responsible for, and the Trust will indemnify and hold the Transfer Agent harmless from and against, any and all losses, damages, costs, charges, counsel fees, including, without limitation, those incurred by the Transfer Agent in a successful defense of any claims by the Trust, payments, expenses and liability which may be sustained or incurred by or which may be asserted against the Transfer Agent in connection with or relating to the Transfer Agency Agreement or the Transfer Agent’s actions or omissions with respect to the Transfer Agency Agreement, or as a result of acting upon any instructions reasonably believed by the Transfer Agent to have been duly authorized by the Trust or upon reasonable reliance of information or records given or made by the Trust.

The Transfer Agent will have no responsibility and will not be liable for any losses, except that the Transfer Agent will be liable to the Trust for direct money damages caused by its own gross negligence or willful misconduct or that of its employees, or its breach of any of its representations in the Transfer Agent Agreement. In no event will the Trust or the Transfer Agent be liable for special, indirect or consequential damages, regardless of the form of action and even if the same were foreseeable.

Governing Law
The Transfer Agency Agreement is governed by the laws of the State of New York.
Description of the Marketing Agent Agreement
Overview
Under the Marketing Agent Agreement, dated as of March 18, 2020, between the Marketing Agent and the Trust (the “Marketing Agent Agreement”), the Marketing Agent: (i) works with the Sponsor, the Trust, and the Transfer Agent to facilitate the execution of Authorized Participant Agreements; (ii) works with the Transfer Agent to review and approve orders placed by Authorized Participants and transmitted to the Transfer Agent; (iii) maintains copies of confirmations of Creation Unit creation and redemption order acceptances; (iv) maintain telephonic, facsimile and/or access to direct computer communications links with the Transfer Agent; (v) reviews and approves, prior to use, all Trust advertising, sales and marketing materials submitted to it for review for compliance with applicable SEC and FINRA rules, and files all such materials required to be filed with FINRA; (vi) makes available copies of the prospectus to Authorized Participants who have purchased Creation Units in accordance with the Authorized Participant Agreements and ensures that all direct requests by Authorized Participants for prospectuses are fulfilled; and (vii) maintains and reproduces when requested all applicable books and records related to the services provided pursuant to the Marketing Agent Agreement.

Liability and Indemnification
The Marketing Agent is indemnified by the Trust under the Marketing Agent Agreement for certain liabilities resulting from: (i) the Marketing Agent’s provision of services to the Trust in accordance with the terms and conditions of the Marketing Agent Agreement; (ii) the Trust’s breaches of any of its obligations, representations, warranties or covenants contained in the Marketing Agent Agreement; (iii) the Trust’s failure to comply in all material respects with any applicable laws, rules or regulations; or (iv) any claim that the prospectus, sales literature and advertising materials or other information filed or made public by the Trust (as from time to time amended) include or included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.
The Trust is indemnified by the Marketing Agent for certain liabilities resulting from: (i) the Marketing Agent’s breaches of any of its obligations, representations, warranties or covenants contained in the Marketing Agent Agreement; (ii) the Marketing Agent’s failure to comply in all material respects with any applicable laws, rules or regulations; or (iii) any claim that the prospectus, sales literature and advertising materials or other information filed or made public by the Trust (as from time to time amended) include or included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements not misleading, insofar as such statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust by the Marketing Agent in writing.
Neither party to the Marketing Agent Agreement shall be liable for any consequential, special or indirect losses or damages suffered by the other party, whether or not the likelihood of such losses or damages was known by the party.
Term and Termination
The Marketing Agent Agreement shall continue for two (2) years from the effective date, and if not terminated, shall continue automatically in effect for successive one-year periods.  The Marketing Agent Agreement may be terminated, without penalty, upon thirty (30) days’ written notice by the Trust or ninety (90) days’ written notice by the Marketing Agent.
Governing Law
The Marketing Agent Agreement is governed by the laws of the State of New York.
Description of the Index Calculation Agreement
Overview
The Trust has entered into an index calculation agreement (the "Index Calculation Agreement") with the Index Calculation Agent governing the Trust's use of the Index. The Index Calculation Agreement establishes the rights and responsibilities of the Trust and the Index Calculation Agent with respect to the calculation and publication of the Index.

Standard of Care; Limitations of Liability under the Index Calculation Agreement
The Index Calculation Agent is obligated to use its best efforts to fulfill its obligations under the Index Calculation Agreement.
Under the Index Calculation Agreement, neither the Index Calculation Agent nor the Trust is liable to the other for indirect or consequential damages. Further, the Index Calculation Agent is not liable for losses incurred owing to force majeure, war and natural occurrences or other events for which it is not responsible (e.g. strikes, lock-outs, disruption to transport, orders issued by domestic and foreign authorities not caused by culpable conduct) or disruptions to technical installations such as the IT system which have not been caused by culpable conduct of the Index Calculation Agent. Force majeure also includes computer viruses or attacks on IT systems by hackers provided that the Index Calculation Agent has taken suitable precautionary measures and did not act in a grossly negligent manner in making the virus or hacker attack possible. Under the Index Calculation Agreement, the Index Calculation Agent will take commercially reasonable actions to remedy such force majeure events as promptly as practicable.

Fees and Expenses
The Trust will pay a fee to the Index Calculation Agent for the calculation, maintenance and dissemination of the Index from the commencement of the calculation of the Index (the “Index Calculation Agent Fee”).

Term and Termination of the Index Calculation Agreement
The Index Calculation Agreement shall have an indefinite term. Either the Trust or the Index Calculation Agent may terminate the Index Calculation Agreement for good cause as set forth in the Index Calculation Agreement.  Good cause is deemed present if the other party to the Index Calculation Agreement is in breach of material contractual obligations and such breach is not cured within ten (10) days after written notice of such breach. The Trust may terminate the Index Calculation Agreement upon sixty (60) days’ prior written notice and the Index Calculation Agent may terminate the Index Calculation Agreement upon ninety (90) days’ prior written notice.

Governing Law
The Index Calculation Agreement is governed by the laws of Germany.
Description of the Representative Agreement

Overview
The Trust has entered into a Sponsor Representative Services agreement (the "Representative Agreement") with Exchange Traded Concepts, LLC (the “Representative”).  Pursuant to the Representative Agreement, the Trust appointed the Representative to act as the Trust’s agent and attorney-in-fact for the purpose of performing certain operational functions, which include interacting with the Cash Custodian, the Gold Custodian, the Administrator, the Trustee and other Service Providers for the purpose of effecting the monthly rebalances of the Trust’s assets on each Rebalance Date, and effecting creations, redemptions, sales and other transactions on behalf of the Trust.  The Representative is authorized, on behalf of the Trust, to make purchases and sales of Physical Gold as needed in order to track the performance of the Index. In executing Trust transactions and selecting brokers or dealers, the Representative shall act in accordance with the standard of care specified in the Representative Agreement.
Fees and Expenses
The Representative will be compensated by the Sponsor on behalf of the Trust with the Representative Fee. The Trust shall reimburse the Representative for all costs and expenses related to the Trust’s investments and operations to the extent such costs and expenses are initially paid by the Representative.

Term and Termination
The Representative Agreement continues to be in force when the Trust commences operations and for the duration of the Trust’s existence unless the agreement is earlier terminated as provided therein. Either party may terminate the Representative Agreement upon sixty (60) days’ written notice of termination to the other party.  Either party may terminate the Representative Agreement immediately if the Sponsor is no longer the sponsor of the Trust.
Liability and Indemnification
Under the Representative Agreement, the Representative will not be responsible for, and the Trust will indemnify and hold the Representative harmless from and against, any loss, cost, damage or expense including, any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding, investigation or claim suffered or sustained by the Representative by reason of (i) trade errors or any acts or omissions, including, any action or omission or trade errors, arising out of, related to, or in connection with the Trust or any entity in which it has an interest or any investment made or held by the Trust, or the Representative Agreement, provided that such acts or omissions or trade errors upon which such actual or threatened action, proceeding or claim is based are not ultimately determined by a court or governmental body of competent jurisdiction to constitute fraud, bad faith, gross negligence, willful default, or a violation of a material provision of the Representative Agreement, or (ii) any trade errors, or acts or omissions, of any broker or agent of the Representative, provided that the selection, engagement or retention of such broker or agent was made with reasonable care.

Governing Law
The Representative Agreement is governed by the laws of the State of New York.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion, which constitutes the opinion of Seward & Kissel LLP, is a summary of the material U.S. federal income tax consequences to the Shareholders.  This discussion is based upon the United States Internal Revenue Code of 1986, as in effect on the date hereof (the "Code") and the judicial decisions, Treasury Regulations and published revenue rulings and procedures in existence on the date hereof, all of which are subject to change, possibly with retroactive effect.  In the event of a change in applicable tax law, neither the Trust nor the Sponsor is under any obligation to update this discussion.
This summary discusses U.S. federal income tax consequences of an investment in the Trust by beneficial owners who are United States persons and beneficial owners who are not United States persons.  A United States person means an individual that is a citizen or resident of the U.S., a corporation (or other entity classified as a corporation for United States federal income tax purposes) created or organized under the laws of the U.S. or any state thereof or the District of Columbia, any estate (other than an estate the income from which, from sources outside the U.S. that is not effectively connected with a trade or business within the U.S., is not includible in its gross income for U.S. federal income tax purposes), or a trust if (i) a court within the U.S. is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) it has in effect a valid election to be treated as a U.S. person.  A non-United States person means a person that is neither a United States person nor a partnership (or other entity classified as a partnership for United States federal income tax purposes).
This summary does not discuss all of the tax consequences that may be relevant to a particular investor or (unless otherwise indicated) to certain investors subject to special treatment under federal income tax laws, such as regulated investment companies, personal holding companies, controlled foreign corporations, passive foreign investment companies, U.S. persons whose “functional currency” is not the U.S. dollar, persons subject to Medicare contribution or alternative minimum tax, brokers or dealers in securities, bank and certain other financial institutions, insurance companies, persons required to recognize income no later than when such income is reported on an "applicable financial statement," persons subject to the “base erosion and anti-avoidance” tax, certain former citizens or residents of the United States, .  This summary only applies to beneficial owners who hold Shares as capital assets.  The tax consequences of an investment in the Trust may vary depending upon the particular circumstances of each prospective Shareholder.  Accordingly, each prospective Shareholder should consult his own tax advisers with respect to the effect of an investment in the Trust on his personal tax situation and, in particular, the state and local and non-U.S. tax consequences to him of an investment in the Trust.  This summary also does not discuss the tax consequences to an Authorized Participant who subscribes for or redeems Creation Units.
If a partnership or other entity classified as a partnership for United States federal income tax purposes holds Shares, the tax treatment of its partners generally will depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding Shares, you are encouraged to consult your own tax advisor regarding the tax consequences to you of the partnership's ownership of such Shares.
No assurance can be given that the Internal Revenue Service (the "IRS") (or other relevant taxing authority) or a court will agree with the tax consequences set forth below.  Prospective investors are advised to consult their own tax advisers as to the U.S. federal, state and local and the non-U.S. tax consequences of an investment in the Trust.
U.S. Federal Income Taxation of the Trust and Shareholders that are United States Persons
Treatment of the Trust as a Partnership for U.S. Federal Income Tax Purposes.  The Trust intends to be treated as a partnership for U.S. federal income tax purposes.  To this end, the Trust intends to take the position for U.S. federal income tax purposes that it is a business entity and that it intends to make, or has made, a protective election to be treated as a partnership for U.S. federal income tax purposes.  The Trust has been advised by its counsel, Seward & Kissel LLP, that as a partnership, the Trust will not be a taxable entity for U.S. federal income tax purposes.  Instead, each partner will be required to take into account for each fiscal year, for purposes of computing his own income tax, his proportionate share of the items of taxable income or loss allocated to him pursuant to the Trust Agreement, whether or not any income is paid out to him.  Such taxable income or loss will be required to be taken into account in the taxable year of the Shareholder in which the fiscal year of the Trust ends.

Under Section 7704 of the Code, a partnership that meets the definition of a "publicly traded partnership" may be taxable as a corporation.  The Trust has been advised that it should not be treated as a "publicly traded partnership" taxable as a corporation.  Such advice is based on the expectation that 90% or more of the Trust's gross income for each taxable year will consist of "qualifying income" as defined by Section 7704(d) of the Code, which term includes (among other items) interest (excluding certain amounts contingent on the income or profits of any person); income from trading commodities, if commodities trading is a primary purpose of the partnership; dividends; gain from the sale or other disposition of stock, securities, or foreign currencies; payments with respect to securities loans; and certain other income (including gains from options, futures, or forward contracts) derived from investments in stock, securities, or currencies.  If it were determined that the Trust should be treated as a "publicly traded partnership" taxable as a corporation for federal income tax purposes (as a result of changes in the Code, Treasury Regulations or judicial interpretations thereof, a material adverse change in facts, or otherwise), the taxable income of the Trust would be subject to corporate income tax when recognized by the Trust; distributions of such income, other than in certain withdrawals of interests in the Trust, would be treated as dividend income when received by the Shareholders to the extent of the current or accumulated earnings and profits of the Trust; and Shareholders would not be entitled to report profits or losses realized by the Trust.
Limitations on the Deductibility of Losses and Expenses. The income, gains, losses and deductions of the Trust will not be from a "passive activity" within the meaning of Section 469 of Code, and therefore (i) the deduction by a Shareholder of his distributive share of the losses or deductions of the Trust will not be restricted under Code Section 469 and (ii) a Shareholder who is an individual will not be able to offset losses or deductions from "passive activities" against his share of income or gain of the Trust.
The Trust will be required each year to make the determination as to whether it will take the position for U.S. federal income tax purposes that it is (i) a trader in securities and commodities or, alternatively, (ii) an investor in securities and commodities.  This determination will be made separately each year based primarily on the level of the Trust's securities and commodities trading activities during the particular year.  Accordingly, the Trust's status as a trader or an investor may vary from year to year and is difficult to predict in advance.  If the Trust is characterized as a trader, each partner who is an individual may deduct his share of expenses of the Trust under Code Section 162 as a business expense.  Alternatively, if the Trust is characterized as an investor, the expenses of the Trust (including the Sponsor's Fee and any Additional Trust Expenses) would not deductible by an individual or trust for U.S. federal income tax purposes (including for purposes of computing the alternative minimum tax).  Expenses connected with the marketing and issuance of Shares are not deductible.
Taxation of Investments.  Generally, the gains and losses realized by the Trust on the sale of Physical Gold will be capital gains and losses.  These capital gains and losses may be long-term or short-term, depending, in general, upon the length of time that the Trust maintains a particular investment position and, in some cases, upon the nature of the transaction.  Property held for more than one year generally will be eligible for long-term capital gain or loss treatment.  Long-term capital gains may be subject to preferential tax rates in the hands of an individual Shareholder.  Under current law, long-term capital gains recognized by individuals from the sale of “collectibles,” including gold bullion, are taxed at a maximum rate of 28%, rather than the 20% rate applicable to most other long-term capital gains.  The deductibility of capital losses is subject to significant limitations.
In the case of non-corporate shareholders, for taxable years beginning after December 31, 2017 and before January 1, 2026, there is a 20% deduction for “qualified publicly traded partnership income” within the meaning of Section 199A(e)(5) of the Code. In general, “qualified publicly traded partnership income” for this purpose is an item of income, gain, deduction or loss that is effectively connected with a United States trade or business and includable income for the year, but does not include certain investment income. It is currently not expected that the Trust’s income will be eligible for such deduction because, although the matter is not free from doubt, the Trust believes that the activities directly conducted by the Trust will not result in the Trust being engaged in a trade or business within the United States. Potential investors should consult their tax advisors regarding the availability of such deduction for their allocable share of the Trust’s items of income, gain, deduction and loss.
Taxation of Sale, Exchange or Disposition of Shares.  A Shareholder will recognize gain or loss on a sale of Shares equal to the difference between the amount realized and the Shareholder’s tax basis in the Shares sold. A Shareholder’s amount realized will be measured by the sum of the cash or the fair market value of other property received by him in exchange for his Shares.  Gain or loss recognized by a Shareholder on the sale or exchange of Shares generally will be taxable as capital gain or loss.  Capital gain recognized by an individual on the sale of units held more than one year generally will be taxed at preferential tax rates.  A portion of an individual Shareholder’s capital gain will likely be allocable to “collectibles” including Physical Gold owned by the Trust.  Any capital gain attributable to the Trust’s appreciated Physical Gold will be treated as collectibles gain and taxed at a maximum rate of 28% rather than the 20% rate applicable to most other long-term capital gains. The deductibility of capital losses is subject to significant limitations.

Under Section 754 of the Code, the Trust may elect to adjust the tax basis of its property upon the transfer of a partnership interest (including by reason of death).  If such an election were made, then the tax basis of a purchaser of Shares in the Trust’s assets (or inside basis) would reflect the purchaser’s purchase price.  This may result in such a Shareholder realizing less gain or more loss upon a disposition of assets by the Trust.  Any such election, once made, cannot be revoked without the consent of the IRS.
Tax Shelter Regulations.  The IRS has released final Treasury Regulations expanding previously existing information reporting, record maintenance and investor list maintenance requirements with respect to certain "tax shelter" transactions (the "Tax Shelter Regulations").  The Tax Shelter Regulations may potentially apply to a broad range of investments that would not typically be viewed as tax shelter transactions, including investments in investment partnerships.  Under the Tax Shelter Regulations, if the Trust engages in a "reportable transaction," the Trust and, under certain circumstances, its Shareholders may be required to (i) retain all records material to such "reportable transaction"; (ii) complete and file IRS Form 8886, "Reportable Transaction Disclosure Statement" as part of its U.S. federal income tax return for each year it participates in the "reportable transaction"; and (iii) send a copy of such form to the IRS Office of Tax Shelter Analysis at the time the first such tax return is filed.  The scope of the Tax Shelter Regulations may be affected by further IRS guidance.  Non-compliance with the Tax Shelter Regulations may involve significant penalties and other consequences.  Each investor should consult its own tax advisers as to its obligations under the Tax Shelter Regulations.
Tax Audits.  Under current partnership audit provisions of the Code, if it is determined that the Trust underreported income in a prior year (the "reviewed year"), the Trust would have the option either to (i) have the Trust itself pay any tax due in the "adjustment year" (generally, the year in which the adjustment becomes final) or (ii) make a so-called “push-out election” and issue statements to the Shareholders for the reviewed year, which statements would indicate each Shareholder's share of the adjustment.  The Sponsor will have the authority to make this determination on behalf of the Trust.  If the Trust chooses the first option, a Shareholder may bear the economic burden for taxes that accrued before such investor acquired shares in the Trust or in a different amount due to the Shareholders' varying interests in the Trust during the period to which such taxes related.  If the Trust chooses the second option, each Shareholder's tax for the taxable year which includes the date the statement was furnished would be increased by the adjustment amount, subject to various adjustments.  In either case, interest (and possibly penalties) also would apply.
U.S. Tax Exempt Shareholders.  Assuming a U.S. tax-exempt shareholder does not borrow money or otherwise utilize leverage in connection with its acquisition of Shares in the Trust, any income from the Trust or gain on the sale, exchange or other disposition of Shares by a U.S. tax-exempt shareholder should not constitute "unrelated debt-financed income" as defined in Code Section 514 or "unrelated business taxable income" as defined in Code Section 512 to the U.S. tax-exempt shareholder.
The tax consequences of an investment in the Trust may vary depending upon the particular circumstances of each prospective investor.  Accordingly, each prospective investor should consult his own tax advisers with respect to the effect of an investment in the Trust on his personal tax situation and, in particular, the state and local tax consequences to him of an investment in the Trust.
U.S. Federal Income Tax Considerations of Shareholders that are Non-United States Persons
U.S. Trade or Business Considerations.  Special tax considerations apply to Shareholders that are non-United States persons and that do not hold their Shares in connection with the conduct of a trade or business within the United States ("Foreign Shareholders").  A Foreign Shareholder generally will not be deemed to be engaged in a trade or business in the United States solely as a result of his investment in the Trust if, as is expected, the Trust's activities consist solely of trading Physical Gold.  Trading commodities for one's own account will not constitute a U.S. trade or business if the commodities being traded are of a kind that are customarily dealt in on an organized commodities exchange.  Accordingly, a Foreign Shareholder generally should not be subject to any U.S. federal income tax on his share of the Trust's capital gains and generally should not be subject to any U.S. federal income tax on gain realized upon the sale or other disposition of his Shares in the Trust.

Withholding on U.S. Source Interest.  Certain U.S. source income (including dividends and certain types of interest) paid to non-U.S. persons is subject to a thirty percent (30%) withholding tax.
FATCA.  Under the Foreign Account Tax Compliance Act ("FATCA") provisions of the Hiring Incentives to Restore Employment Act (the "HIRE Act"), a Foreign Shareholder that is an entity generally will be required to provide to the Trust information which identifies the Foreign Shareholder's direct and indirect U.S. ownership.  Any such information provided to the Partnership may be shared with the IRS.  Further, a Foreign Shareholder that is a "foreign financial institution" within the meaning of Code Section 1471(d)(4) must disclose certain information about its U.S. account holders and equity holders pursuant to either an agreement with the IRS or an intergovernmental agreement or otherwise claim an exemption.  A Foreign Shareholder who fails to comply with the HIRE Act would be subject to a thirty percent (30%) withholding tax with respect to its share of U.S. source dividend and certain U.S. source interest income.  Temporary Treasury regulations have delayed the implementation of the withholding provisions of FATCA applicable to gross proceeds from the sale of property that could produce U.S. source dividends or U.S. source interest income.  Foreign Shareholders should consult their own tax advisors regarding the possible implications of the HIRE Act on their investments in the Trust.
Foreign Taxes.  A Foreign Shareholder may be subject to tax on his share of the Trust's income and gain in his country of nationality, residence or elsewhere.  It is possible that a Foreign Shareholder may be able to credit all or a portion of his United States taxes paid (if any) against his income tax liability in his home jurisdiction.
U.S. Estate Tax Considerations.  An individual Foreign Shareholder who owns directly Shares on his date of death could be subject to United States estate tax with respect to such Shares.
Information Reporting.  A Foreign Shareholder will be required to provide the Trust (or its agent) with an applicable IRS Form W-8.  The annual information return that the Trust will file with the IRS will include a schedule setting forth certain information about the Foreign Shareholder, including the Foreign Shareholder's name, address and share of the Trust's income or loss.
Foreign Shareholders should consult their own tax advisors as to the tax consequences to them of an investment in the Trust, including the possible applicability of any treaty provisions, withholding taxes and reporting requirements.

ERISA AND RELATED CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase of the Shares by (i) employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) plans, individual retirement accounts ("IRAs") and other arrangements that are subject to Section 4975 of the Code, (iii) entities whose underlying assets are considered to include "plan assets" of such employee benefit plans, plans, accounts and arrangements (each such employee benefit plan, plan, account, arrangement or entity, an "ERISA Plan"), and (iv) plans that are subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are substantially similar to such provisions of ERISA or the Code ("Similar Law") and entities whose underlying assets are considered to include "plan assets" of any such plans (each such plan or entity, an "Other Plan").
ERISA and Section 4975 of the Code impose certain requirements on ERISA Plans and on persons who are fiduciaries with respect to the investment of assets treated as "plan assets" of an ERISA Plan.  In contemplating an investment of a portion of an ERISA Plan's assets in the Shares, the plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the ERISA Plan, the "Risk Factors"  discussed above and whether such investment is consistent with its fiduciary responsibilities, including, but not limited to: (i) whether the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (ii) whether the investment would constitute a direct or indirect non-exempt prohibited transaction with a party in interest or disqualified person; (iii) the ERISA Plan's funding objectives; and (iv) whether, under the general fiduciary standards of prudence and diversification, such investment is appropriate for the ERISA Plan, taking into account, among other things, the overall investment policy of the ERISA Plan, the composition of the ERISA Plan's investment portfolio and the ERISA Plan's need for sufficient liquidity to pay benefits when due. By acquiring a Share, each purchaser and transferee that is subject to Title I of ERISA or Section 4975 of the Code (and its fiduciary, if applicable) is deemed to represent and warrant that the acquisition and holding of the Shares (or interest therein) will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.
Other Plans, including governmental plans, certain church plans and non-U.S. plans, may not be subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, but fiduciaries investing the assets of Other Plans may be subject to substantially similar rules under Similar Law.  Accordingly, fiduciaries to Other Plans considering an investment in the Shares on behalf of an Other Plan should consider whether an investment in Shares is consistent with their fiduciary responsibilities under applicable Similar Law. By acquiring a Share, each purchaser and transferee that is an Other Plan (and its fiduciary, if applicable) is deemed to represent and warrant that the acquisition and holding of the Shares (or interest therein) will not violate Similar Law.
IRAs and participant-directed accounts under tax-qualified retirement plans may be limited in the types of investments they may be able to make under the Code and/or under the governing documents and operations of the IRA or plan.  Potential purchasers of the Shares that are IRAs or participant-directed accounts under a Code Section 401(a) plan should consult with their own advisors as to their ability to purchase the Shares and the consequences (including tax consequences) of any purchase of the Shares.
Under the Department of Labor's regulations at § 2510.3-101, as modified in application by Section 3(42) of ERISA (the "Plan Asset Regulations"), if an ERISA Plan invests in an equity interest of an entity that is "a publicly-offered security," the ERISA Plan's assets will include its investment in the entity, but do not, solely by reason of that investment, include any of the underlying assets of the entity.  Accordingly, when an ERISA Plan invests in a "publicly-offered security" that represents an equity interest in an entity, that entity will not be deemed to hold any of that investor's "plan assets" subject to ERISA, and a party managing the assets of such entity will not be subject to the fiduciary responsibility and prohibited transaction rules of ERISA and Section 4975 of the Code in connection with that ERISA Plan's investment in the entity. Under the Plan Asset Regulations, an "equity interest" is any interest in an entity other than an instrument that is treated as indebtedness under applicable local law, and a beneficial interest in a trust is considered an equity interest.  A "publicly-offered security" is a security that is freely transferable, part of a class of securities that is widely held, and is either (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act  or (ii) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act  and the class of securities of which such security is a part is registered under the Exchange Act within one-hundred and twenty (120) days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Whether a security is "freely transferable" is a factual question determined on the basis of facts and circumstances. A class of securities is "widely-held" if it is a class of securities that is owned by one-hundred (100) or more investors independent of the issuer and of one another. The issuer expects that the above requirements will be satisfied and the Shares will be "publicly-offered securities" within the meaning of the Plan Asset Regulations.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO.  AN INVESTMENT IN THE TRUST IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.  THE TRUST IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM.

PLAN OF DISTRIBUTION
Authorized Participants
The Trust issues Shares in Creation Units to Authorized Participants continuously on the creation order settlement date by 4:00 p.m. (New York City time) on the Business Day immediately following the date on which a valid order to create a Creation Unit is accepted by the Trust. The creation or redemption will be at the NAV of 10,000 Shares on the creation order date. Upon submission of a creation order, the Authorized Participant may request the Sponsor to agree to a creation order settlement date up to two Business Days after the creation order date.
Authorized Participants may offer to the public, from time to time, Shares from any Creation Units they create. Shares offered to the public by Authorized Participants will be offered at a per Share offering price that will vary depending on, among other factors, the trading price of the Shares on the Exchange, the NAV per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Creation Unit but offered by Authorized Participants to the public at different times may have different offering prices. The excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit may, depending upon the facts and circumstances, be deemed to be underwriting compensation by the FINRA Corporate Financing Department. Authorized Participants will not receive from the Trust, the Sponsor or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.
The Trust has entered into the Marketing Agent Agreement with the Marketing Agent to assist the Sponsor with certain functions and duties relating to distribution and marketing, including reviewing and approving marketing materials. In consideration for the services provided by the Marketing Agent, the Trust pays the Marketing Agent the annual asset-based fee discussed below and reimburses the Marketing Agent for actual costs associated with the performance of such services. See also “Description of the Trust Documents—Description of the Marketing Agent Agreement.”
As of the date of this prospectus, each of Virtu Americas LLC, Merrill Lynch Professional Clearing Corp., BNY Mellon Capital Markets, LLC and Pershing, LLC has executed an Authorized Participant Agreement and are the only Authorized Participants.
Likelihood of Becoming a Statutory Underwriter
The Trust issues Shares in Creation Units to Authorized Participants from time to time in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, may occur at any point. An Authorized Participant, other broker-dealer firm or its client may be deemed a statutory underwriter, and thus may be subject to the prospectus-delivery and liability provisions of the Securities Act, if it purchases a Creation Unit from the Trust, breaks the Creation Unit down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution, under certain interpretations of applicable law, in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act.
Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(a)(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(a)(3) of the Securities Act.

Summary of Items of Value Paid Pursuant to FINRA Rule 2310

Nature of Payment	Recipient	Payor	Amount of Payment	Services Provided
Selling Commission	Authorized Participants	Shareholders	No greater than 2% of the gross offering proceeds.	Brokering purchases and sales of the Shares and creating and redeeming Creation Units.
Marketing Services Fee	Marketing Agent	Trust
A range from 0.005% - 0.01% per annum of the Trust’s assets during each year calculated in U.S. dollars; subject to an annual minimum fee based on the total number of funds, at $15,000 per fund, and not to exceed 7.5% of the gross offering proceeds.

Works with the Sponsor, the Trust, and the Transfer Agent to facilitate the execution of Authorized Participant Agreements; reviews all proposed advertising materials and sales literature and files with appropriate regulators; reviews and accepts creation and redemption orders from Authorized Participants; and provides other ancillary services related to the Marketing Agent services.

Advertising Compliance Review	Marketing Agent	Trust	$125 per communication piece for the first 10 pages, $10 per page thereafter. $600 per communication piece requiring expedited review (within 24 hours) for the first 10 pages, $25 per page thereafter.	See above.
Additional Marketing Agent Fees and Expense Reimbursements	Marketing Agent	Trust	Various one-time setup and fixed fees and out-of-pocket expense reimbursements, not to exceed 0.5% of the gross offering proceeds.	See above.
For additional details, see below.

General
Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.
Investors intending to create or redeem Creation Units through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.
The Sponsor has agreed to indemnify certain parties against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that such parties may be required to make in respect of those liabilities. The Trustee has agreed to reimburse such parties, solely from and to the extent of the Trust’s assets, for indemnification and contribution amounts due from the Sponsor in respect of such liabilities to the extent the Sponsor has not paid such amounts when due.
The offering of Creation Units is being made in compliance with FINRA Rule 2310. Accordingly, the Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. The maximum amount of items of value to be paid to FINRA Members in connection with the offering of the Shares by the Trust will not exceed 10% of the gross offering proceeds of the Shares.
The Authorized Participants will not charge a commission of greater than 2% of the gross offering proceeds of the offering.
The Marketing Agent will be paid a marketing services fee and other fees by the Trust.  The Marketing Agent Agreement provides for the Marketing Agent to be paid an ongoing fee in the range of 0.005% – 0.01% of the Trust’s assets per year, plus various fixed fees and expense reimbursements.
The Marketing Agent will monitor compensation received from the Trust to determine if the payments described hereunder must be limited, when combined with selling commissions charged and any price spreads realized by other FINRA members, in order to comply with the 10% limitation on total underwriters’ compensation pursuant to FINRA Rule 2310.
The Shares will be listed on the Exchange under the ticker symbol "WGLD".
LEGAL MATTERS
The validity of the Shares will be passed upon for the Sponsor by Seward & Kissel LLP.
EXPERTS
The financial statement of the Trust as of December 31, 2020, have been included herein in reliance upon the report of Citrin Cooperman & Company, LLP, an independent registered public accounting firm, appearing elsewhere herein, and in reliance upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
The Sponsor has filed on behalf of the Trust a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which you may inspect online at www.sec.gov.
Information about the Trust and the Shares can also be obtained from the Trust’s website, which will be located at www.wshares.com. The Trust’s website address is only provided here as a convenience to you and the information contained on the website is not part of this prospectus or the registration statement of which this prospectus is part.
The Trust is subject to the informational requirements of the Exchange Act and the Sponsor, on behalf of the Trust, will file quarterly and annual reports and other information with the SEC.

EXHIBIT A: INDEX OF DEFINED TERMS
In this prospectus, each of the following quoted terms has the meanings set forth after such term:
"Additional Trust Expenses"— Certain other fees and expenses that are not contractually assumed by the Sponsor, including but not limited to any fees and expenses associated with the Trust's monthly rebalancing between Physical Gold and cash, any other fees (including commissions and/or exchange fees) associated with the buying and selling of Physical Gold, fees and expense reimbursements due to the Marketing Agent, the Trust's regulatory fees and expenses (including any filing, application or license fees), printing and mailing costs, costs of maintaining the Trust's website, the Trust’s legal fees and expenses to the extent they exceed $100,000 per year, any applicable license fees, extraordinary legal fees and expenses of the Sponsor, any Service Provider or the Trust, taxes and governmental charges, extraordinary expenses incurred by the Sponsor or any other Service Provider on behalf of the Trust, expenses of the Service Providers and any indemnification obligations of the Trust. Extraordinary expenses are fees and expenses incurred not in the ordinary course of the Trust’s business or fees that are unexpected or unusual in nature, such as extraordinary legal fees and expenses of the Sponsor, any Service Provider or the Trust, legal claims and liabilities, litigation costs, non-recurring expenses or costs incurred by the Sponsor or any other Service Provider on behalf of the Trust, or other unanticipated expenses.
“Administration Agreement”—The Fund Administration and Accounting Agreement, dated as of November 25, 2020, between the Trust and the Administrator.
"Administrator" — The Bank of New York Mellon together with its permitted successors and assigns.
"Administrator Fee"—The fee payable to the Administrator for services it provides to the Trust, which the Sponsor shall pay the Administrator as a Sponsor-Paid Expense.
"Auditor"— Citrin Cooperman & Company LLC.
“Authorized Participant” — An entity that is: (1) a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions; (2) a participant in the DTC; and (3) a party to an Authorized Participant Agreement.
“Authorized Participant Agreement”—An agreement by and among the Trust, the Sponsor and an entity that is: (1) a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions; and (2) a participant in the DTC, which permits that entity to purchase or redeem Creation Units with the Trust.
“Baskets”—The Trust’s cash exchanged with Authorized Participants for Creation Units.
"Book-Entry System"—The Book-Entry System of the DTC.
"Business Day"— Any day other than (i) a Saturday or a Sunday on which the Exchange is scheduled to be open for business, and, in respect of any action to be taken by the Trustee, on which the Trustee is scheduled to be open for business, or (ii) for purposes of the creation and redemption process, a day on which banking institutions in the United Kingdom are authorized or permitted by law to close or a day on which the London gold market is closed; or (iii) a day on which banking institutions in the United Kingdom are authorized or permitted to be open for less than a full day or the London gold market is open for trading for less than a full day and transaction procedures required to be executed or completed before the close of the day may not be so executed or completed.
"Cash"—The value of U.S. dollars held by the Trust.
"Cash Account"—The Cash Account maintained by the Trust at the Cash Custodian pursuant to the Cash Custodian Agreement.
"Cash Component"— A notional component of the Index representing cash.

"Cash Custodian"— The Bank of New York Mellon together with its permitted successors and assigns.
"Cash Custodian Agreement"—The Custody Agreement between the Trust and the Cash Custodian which sets forth the obligations and responsibilities of the Cash Custodian in respect of the safekeeping of the Trust's cash, as the same may be amended from time to time.
"Cash Custodian Fee"—Fee payable to the Cash Custodian for services it provides to the Trust, which the Sponsor shall pay to the Cash Custodian as a Sponsor-Paid Expense.
"Cash Weighting"—The cash weighting of the Index to the extent that the Index is not represented by Physical Gold.
"CEA"—Commodity Exchange Act of 1936, as amended.
“Cede & Co.”—The name in which certain shares may be held on the books of DTC.
"CFTC"—The U.S. Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and option markets in the United States.
"Clearing Trust Agency"—Any clearing agency or similar system other than the Book-Entry System.
“Creation Unit”— Blocks of 10,000 Shares that the Trust issues to and redeems from Authorized Participants.
"DSTA"—The Delaware Statutory Trust Act, as amended.
"DTC"—The Depository Trust Company. DTC is a limited purpose trust company organized under New York law, a member of the U.S. Federal Reserve System and a clearing agency registered with the SEC. DTC will act as the securities depository for the Shares.
"DTC Participant"—A direct participant in DTC, such as a bank, broker, dealer or trust company.
"ERISA"—Employee Retirement Income Security Act of 1974, as amended.
“ETF”—Exchange-traded fund.
"Evaluation Time"—Each Business Day at 4:00 p.m., Eastern time, or as soon thereafter as practicable.
"Exchange"—NYSE Arca, Inc.
"Exchange Act"—The Securities Exchange Act of 1934, as amended.
"FINRA"—The Financial Industry Regulatory Authority, Inc., which is the primary regulator in the United States for broker-dealers.
"Foreign Shareholders"—Shareholders that are not United States persons and that do not hold their Shares in connection with the conduct of a trade or business within the United States.
"GAAP"—The U.S. generally accepted accounting principles.
"Gold Account"—The account for Physical Gold maintained by the Gold Custodian on behalf of the Trust.
"Gold Custodian"—JPMorgan Chase Bank, N.A. together with its permitted successors and assigns.

"Gold Custodian Agreement"— The precious metal accounts agreements between the Trust and the Gold Custodian relating to Physical Gold held on an allocated and unallocated basis, which set forth the obligations and responsibilities of the Gold Custodian in respect of the safekeeping of the Trust's Physical Gold, as the same may be amended from time to time.
"Gold Custodian Fee"—Fee payable to the Gold Custodian for services it provides to the Trust, which the Sponsor shall pay to the Gold Custodian as a Sponsor-Paid Expense.
"HIRE Act"—The Hiring Incentives to Restore Employment Act.
“IIV”—the Intraday Indicative Value of the Index.
"Index"—The Wilshire Gold Index as calculated and published by the Index Calculation Agent.
“Index Business Day” means each day on which the Exchange is open.
"Index Calculation Agent"— Solactive AG together with its permitted successors and assigns.
"Index Calculation Agreement"— The Agreement on Index Calculation between the Index Calculation Agent and the Trust governing the Trust's use of the Index and the Index Calculation Agent's duties and obligations, as the same may be amended from time to time.
"Index Calculation Agent Fee"— The fee payable to the Index Calculation Agent for the calculation, maintenance and dissemination of the Index from the commencement of the calculation of the Index.
"Indirect Participants"—Those banks, brokers, dealers, trust companies and others who maintain, either directly or indirectly, a custodial relationship with a DTC Participant.
"Internal Revenue Code"—Internal Revenue Code of 1986, as amended.
"Investment Advisers Act"—Investment Advisers Act of 1940, as amended.
"Investment Company Act"—Investment Company Act of 1940, as amended.
"IRA"—An individual retirement account provided for under Section 408(m) of the Code.
"IRS"—The U.S. Internal Revenue Service, a bureau of the U.S. Department of the Treasury.
"JOBS Act"—The Jumpstart our Business Startups Act of 2012.

“LBMA”—London Bullion Market Association.

"LBMA Gold Price"—The price of Physical Gold that is based on the LBMA daily auctions.
"LBMA Gold Price AM"—The price of Physical Gold that is based on the LBMA daily morning auction.
"LBMA Gold Price PM"—The price of Physical Gold that is based on the LBMA daily afternoon auction.
“Liquidating Trustee”—The person proposed and approved by the Shareholders holding at least fifty-one percent (51%) of the outstanding Shares of the Trust as of the Record Date (not including Shares held by the Sponsor or its affiliates) to facilitate the liquidation of the Trust under the circumstances described in and pursuant to the terms of the Trust Agreement.
“Marketing Agent”—Foreside Fund Services, LLC and its permitted successors and assigns.

“Marketing Agent Agreement”—The Marketing Agent Agreement, dated as of March 18, 2020, between the Trust and the Marketing Agent for certain services in connection with the creation and redemption of Shares of the Trust.
"NAV"—Net asset value.
"NAV per Share"—The net asset value per Share.
"Partnership Representative" — means the Sponsor, its designee or any successor thereto in its capacity as the “partnership representative” for the Trust, as such term is defined in Section 6223 of the Code, and includes the “designated individual” described in Treasury Regulation section 1.6223-1(b). Initially, the Partnership Representative shall be Corporation Service Company, a Delaware Corporation.
"PCAOB"—the Public Company Accounting Oversight Board.
"Physical Gold Component"—A notional component of the Index representing Physical Gold.
“Rebalance Date”—The last Business Day of each month.
"Record Date"—With respect to any vote of Shareholders pursuant to the Trust Agreement, the date established by the Sponsor or the Liquidating Trustee, in consultation with the Transfer Agent, as applicable, for determining who is a Shareholder entitled to such voting right.
“Representative”—Exchange Traded Concepts, LLC, an Oklahoma limited liability company, in its capacity as Sponsor Representative, together with its permitted successors and assigns.
"Representative Fee"—Fee payable to the Representative for services it provides to the Trust, which the Sponsor shall pay to the Representative as a Sponsor-Paid Expense.
“RIC”—Reuters instrument code.
"Sarbanes-Oxley Act"—The Sarbanes-Oxley Act of 2002.
"SEC"—The U.S. Securities and Exchange Commission.
"Securities Act"—The Securities Act of 1933, as amended.
"Service Providers"—Collectively, the Administrator, the Auditor, the Physical Gold Custodian, the Cash Custodian, the Index Calculation Agent, the Partnership Representative, the Transfer Agent, the Representative, the Marketing Agent, and the Trustee.
"Shareholder"—The person in whose name a Share is registered on the books and records of the Trust by the Transfer Agent, which in the case of any Share which is held through DTC, shall be DTC or its nominee, as applicable.
"Shares"—Common units of fractional undivided beneficial interest in, and ownership of, the Trust.
"Sponsor"—Wilshire Phoenix Funds LLC.
"Sponsor-Paid Expense(s)"—The Administrator Fee, the Gold Custodian Fee, the Cash Custodian Fee, the Transfer Agent Fee, the Representative Fee, the Trustee Fee, the Index Calculation Agent Fee, the Partnership Representative Fee, the Trust's audit fees (including any fees and expenses associated with tax preparation) and up to $100,000 per year of the Trust’s legal fees and expenses.
"Sponsor's Fee"—The Sponsor's Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement.

"Transfer Agent"— The Bank of New York Mellon, acting in its capacity as the Trust’s transfer agent, together with its permitted successors and assigns.
"Transfer Agent Fee"—Fee payable to the Transfer Agent for services it provides to the Trust, which the Sponsor shall pay to the Transfer Agent as a Sponsor-Paid Expense.
"Transfer Agency Agreement"—The Transfer Agency and Service Agreement, dated as of November 25, 2020, between the Transfer Agent and the Trust governing the Transfer Agent's duties and obligations, as the same may be amended from time to time.
"Trust"— Wilshire wShares Enhanced Gold Trust, a Delaware statutory trust that was formed on January 8, 2020 under the DSTA pursuant to the Trust Agreement.
"Trust Agreement"—The Trust Agreement, dated as of January 8, 2020, between the Trustee and the Sponsor, as amended by the First Amendment to the Trust Agreement, dated as of August 24, 2020, and as amended and restated by the Amended and Restated Trust Agreement, dated as of December 17, 2020, establishing and governing the operations of the Trust, as the same may be amended from time to time.
"Trustee"— Delaware Trust Company, together with its permitted successors and assigns.
"Trustee Fee"—Fee payable to the Trustee for services it provides to the Trust, which the Sponsor shall pay to the Trustee as a Sponsor-Paid Expense.
"U.S. dollar" or "$"—United States dollar or dollars.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Sponsor and Trustee of Wilshire wShares Enhanced Gold Trust
Opinion on the Financial Statement
We have audited the accompanying statement of financial condition of Wilshire wShares Enhanced Gold Trust (the “Company”) as of December 31, 2020, and the related notes to the financial statement (collectively, the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Company as of December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion
This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

/s/ Citrin Cooperman & Company, LLP

We have served as the Company's auditor since 2020.

New York, New York
January 28, 2021

Wilshire wShares Enhanced Gold Trust
Statement of Financial Condition
As of December 31, 2020
Assets:
Cash	$18
Total Assets	$18

Liabilities:
Total Liabilities	$0

Net Assets (1 Share issued and outstanding, no par value, unlimited number of shares authorized)	$18

Net asset value per Share	$18.00

See accompanying Notes to the Statement of Financial Condition.

Wilshire wShares Enhanced Gold Trust
Notes to the Statement of Financial Condition
Note 1:  Organization
The Wilshire wShares Enhanced Gold Trust (the "Trust") is an exchange-traded fund that will initially issue 100,000 Shares (the "Shares") which will trade on NYSE Arca, Inc. (the "Exchange"). The Shares of the Trust represent fractional undivided beneficial interests in and ownership of the Trust. The Trust will have no assets other than (a) Physical Gold and (b) cash in proportions that seek to closely replicate the Wilshire Gold Index (the "Index"). Wilshire Phoenix Funds LLC (the "Sponsor") is the Trust's sponsor. The investment objective of the Trust is for the Shares to closely reflect the Index, less the Trust's liabilities and expenses.
For purposes of calculating the net asset value (“NAV”) of the Trust, to ascertain the price of physical gold held by the Trust (the “Physical Gold”), the prices (the “LBMA Gold Price” or the “Gold Price”) obtained from auctions conducted by ICE Benchmark Administration (“IBA”), a benchmark administrator appointed by the London Bullion Market Association (the “LBMA”), will be used.
On a monthly basis, the Gold Price is used to determine the Index’s allocation to the Physical Gold Component and, to the extent that less than 100% of the Index is comprised of the Physical Gold Component, a cash weighting (the "Cash Weighting"). In seeking to track the Cash Weighting portion of the Index, the Trust will hold cash. The Trust rebalances its assets on a monthly basis to closely replicate the Index utilizing a mathematically derived, non-discretionary and passive rule-based methodology. The purpose of the Index is to (i) reduce the volatility typically associated with the purchase of gold, as measured by the realized volatility of the LBMA Gold Price, by modifying the Index’s exposure to gold in response to realized volatility of the LBMA Gold Price; and (ii) increase its gold exposure systematically in periods of heightened realized volatility observed in the S&P 500® Index. The Shares are intended to provide investors with adaptive exposure to gold in a way that is responsive to the realized volatility of each of the S&P 500® Index and the LBMA Gold Price. The Shares may also provide a convenient and relatively cost-efficient alternative for investors not otherwise in a position to participate directly in the market for physical gold bullion.
All net proceeds from the sale of the Shares will be used to purchase Physical Gold or held in cash in weightings expected to track the Index and to pay the Trust’s fees and expenses. The Trust’s performance, whether positive or negative, will be driven primarily by its strategy of investing in Physical Gold with the aim of seeking to track the Index.
The Trust intends to list the Shares on the Exchange under the ticker symbol "WGLD". Shares may be purchased from the Trust only by certain eligible financial institutions called Authorized Participants and only in one or more blocks of 10,000 Shares (“Creation Units”). The Trust issues Shares in Creation Units on a continuous basis at the applicable NAV per Share on the creation order date. Except when aggregated in Creation Units, the Shares are not redeemable securities. The Trust has selected December 31st as its fiscal year end.
Note 2:  Summary of Significant Accounting Policies
Basis of Presentation
The accompanying statement of financial condition is presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC. The Trust does not have sufficient liquidity to meet its anticipated obligations over the next year from the date of issuance of this financial statement. In connection with the Trust’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Trust has access to funds from the Sponsor that are sufficient to fund the working capital needs of the Trust until the earlier of the consummation of the Proposed Offering or one year from the date of issuance of this financial statement.

Use of Estimates
The preparation of the financial statement in conformity with U.S. GAAP requires the Trust’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting periods.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statement, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Emerging Growth Company
The Trust is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. It will remain an emerging growth company until the earlier of (1) the beginning of the first fiscal year following the fifth anniversary of its initial public offering, (2) the beginning of the first fiscal year after annual gross revenue is $1.07 billion (subject to adjustment for inflation) or more, (3) the date on which the Trust has, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities and (4) as of the end of any fiscal year in which the market value of common equity held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.
Income Taxes
The Trust will be treated as a partnership for U.S. federal income tax purposes. In that case, the Trust will not be subject to U.S. federal income tax. Rather, each Shareholder will be required to take into account on its own U.S. federal income tax return its distributive share of the Trust's items of income, gain, losses and deductions for each taxable year.
Organizational Costs
Organizational and offering costs are the responsibility of the Trust’s Sponsor.
Recent Accounting Pronouncements
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Trust’s financial statement.
Note 3:  Indemnification
The Sponsor, its officers, affiliates, directors, employees and agents are entitled to indemnification from the Trust from and against any and all losses, claims, taxes, damages, reasonable expenses and liabilities (including liabilities under state or federal securities laws) of any kind and nature whatsoever to the extent that such losses arise out of or are imposed upon or asserted against the Trustee with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Trust Agreement or the transactions contemplated thereby. However, the Trust is not required to indemnify the Trustee for losses resulting from the Trustee’s willful misconduct, bad faith or gross negligence.
Note 4:  Administrator, Transfer Agent, Custodian and Marketing Agent
JPMorgan Chase Bank, N.A. is the gold custodian of the Trust (the “Gold Custodian”). Foreside Fund Services, LLC is the marketing agent of the Trust (the “Marketing Agent”). The Bank of New York Mellon is the custodian for cash (in such capacity, the “Cash Custodian”), the administrator (in such capacity, the “Administrator”), and the transfer agent (in such capacity, the “Transfer Agent”) of the Trust.

Note 5:  Organization, Offering Costs and Operating Expenses
The Trust's only ordinary recurring operating expenses are expected to be the Sponsor’s annual fee of 0.65%. A fee is paid to the Sponsor as compensation for services performed under the Trust Agreement. In exchange for the Sponsor's fee, the Sponsor has agreed to assume and be responsible for the payment of the following expenses: the Administrative Sponsor's fee; the Gold Custodian Fee, the Cash Custodian Fee, the Transfer Agent Fee, the Representative Fee, the Trustee Fee, the Index Calculation Agent Fee, the Partnership Representation Fee, the Trust's audit fee (including any fees and expenses associated with tax preparation) and up to $100,000 per year of the Trust's legal fees and expenses. The Sponsor shall not be responsible for any other expenses, including litigation expenses associated with the Trust; fees and expenses associated with the Trust's monthly rebalancing between Physical Gold and cash, commissions and/or exchange fees associated with the buying and selling of Physical Gold and fees and expense reimbursements due to the Marketing Agent taxes and governmental charges, the Trust's regulatory fees and expenses (including any filing, application or license fees), printing and mailing costs, costs of maintaining the Trust's website, any applicable license fees, extraordinary legal fees and expenses of the Sponsor, any Service Provider, or the Trust, indemnification obligations of the Trust and extraordinary expenses incurred by the Sponsor or any Service Provider on behalf of the Trust. Such extraordinary expenses are fees and expenses incurred not in the ordinary course of the Trust's business or fees that are unexpected or unusual in nature, such as extraordinary legal fees and expenses of the Sponsor, any Service Provider or the Trust, legal claims and liabilities, litigation costs, non-recurring expenses or costs incurred by the Sponsor or any other Service Provider on behalf of the Trust, or other unanticipated expenses; and otherwise as set forth in the Trust Agreement. The Sponsor's fee is payable at an annualized rate of 0.65% of the Trust's Net Asset Value, at each rebalance date and paid monthly in advance.
From time to time, the Sponsor may waive all or a portion of the Sponsor Fee at its discretion. The Sponsor is under no obligation to continue a waiver after the end of a stated period, and, if such waiver is not continued, the Sponsor Fee will thereafter be paid in full. Presently, the Sponsor does not intend to waive any of its fees.
At the date of formation of the Trust, there were no amounts payable to related parties.
Note 6: Financial Highlights
At the date of the statement of financial condition per Share, total return, and expense ratio data are not considered meaningful to investors because the Trust has not commenced operations.
Note 7:  Subsequent Events
Management has evaluated events and transactions occurring through the date of filing this financial statement, January 28, 2021. Such evaluations resulted in no adjustments to the accompanying financial statement.

PROSPECTUS

THE WILSHIRE wSHARES ENHANCED GOLD TRUST

25,000,000 SHARES

Until [          ], 2021 (25 calendar days after the date of this prospectus), all dealers effecting transactions in the Shares, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

January [          ], 2021

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.	Other Expenses of Issuance and Distribution.
 Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the Shares pursuant to the prospectus contained in this registration statement.  All amounts shown are estimates except for the SEC registration fee:
SEC registration fee	$49,095
NYSE Arca, Inc. listing fee	0
Legal fees and expenses	30,000
Accounting fees and expenses	0
Printing and engraving costs	0
Transfer agent and marketing agent fees	20,000
Miscellaneous	0
Total	$99,095

Item 14.	Indemnification of Directors and Officers.
The Sponsor and its affiliates, and their respective members, managers, directors, officers, employees, agents and controlling persons, will be indemnified by the Trust and held harmless against any loss, judgment, liability, claim, suit, penalty, tax, cost, amount paid in settlement of any claims sustained by it or expense incurred by it arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Sponsor in furtherance of the administration of the Trust, including any costs and expenses incurred by the Sponsor in defending itself against any claim or liability in its capacity as Sponsor; provided that (i) such loss was not the direct result of gross negligence, bad faith or willful misconduct on the part of the Sponsor, and (ii) any such indemnification will be recoverable only from the assets of the Trust. Any indemnifiable amounts payable to such indemnified persons may be payable in advance or shall be secured by a lien on the Trust.
The Trustee and any of the officers, directors, affiliates, employees and agents of the Trustee shall be indemnified by the Trust and held harmless against any loss, damage, liability (including liability under state or federal securities laws), claim, action, suit, cost, expense, disbursement (including the reasonable fees and expenses of counsel generally and in connection with its enforcement of its indemnification rights), tax or penalty of any kind and nature whatsoever, to the extent arising out of, imposed upon or asserted at any time against such indemnified person in connection with the execution or delivery of the Trust Agreement, the performance of its obligations under the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated therein; provided, however, that (i) the Trust shall not be required to indemnify any such indemnified person for any such expenses which are a result of the willful misconduct, bad faith or gross negligence related to the express duties of the Trustee, and (ii) any such indemnification will be recoverable only from the assets of the Trust. The obligations of the Trust to indemnify such indemnified persons under the Trust Agreement shall survive the resignation or removal of the Trustee and the termination of the Trust Agreement.  Any indemnifiable amounts payable to such indemnified persons may be payable in advance or shall be secured by a lien on the Trust.

Item 15.	Recent Sales of Unregistered Securities.
Not applicable.
Item 16.	Exhibits and Financial Statement Schedules.

(a)      Exhibits

1.1	Form of Authorized Participant Agreement
4.1	Form of Amended and Restated Trust Agreement
4.2	Certificate of Trust (attached as Exhibit A to the Amended and Restated Trust Agreement)
5.1	Form of Opinion of Seward & Kissel LLP as to legality of Shares
8.1	Form of Opinion of Seward & Kissel LLP as to tax matters
10.1*	Gold Custodian Agreement (Allocated Gold)
10.2*	Gold Custodian Agreement (Unallocated Gold)
10.3	Cash Custodian Agreement
10.4*	Index Calculation Agreement
10.5	Fund Administration and Accounting Agreement
10.6*	Marketing Agent Agreement
10.7	First Amendment to Marketing Agent Agreement
10.8	Transfer Agency and Service Agreement
10.9*	Sponsor Representative Agreement
23.1	Consent of Citrin Cooperman & Company, LLP
23.2	Consent of Seward & Kissel LLP (included in Exhibit 5.1)
23.3	Consent of Seward & Kissel LLP (included in Exhibit 8.1)

_______________
* Portions of these exhibits have been omitted as permitted by the rules and regulations of the SEC.
(b) Financial Statement Schedules
Not applicable.
Item 17.	Undertakings.
The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, That:
(A) Paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-8 under the Securities Act, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and
(B) Paragraphs (1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1 (§ 239.11 of this chapter), Form S-3 (§ 239.13 of this chapter), Form SF-3 (§ 239.45 of this chapter) or Form F-3 (§ 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to § 230.424(b) of this chapter that is part of the registration statement.
(C) Provided further, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form SF-1 (§ 239.44 of this chapter) or Form SF-3 (§ 239.45 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)).
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)	If the Registrant is relying on Rule 430B under the Securities Act:
(A)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) under the Securities Act shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) under the Securities Act) as part of a registration statement in reliance or Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) under the Securities Act) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of an included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability proposes of the issuer and any person that is at that date an underwriter such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchase with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the Registrant is subject to Rule 430C under the Securities Act, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A under the Securities Act, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such  document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:
(i)
The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser;

(ii)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;
(iii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iv)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(v)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(6)
That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this pre-effective amendment no. 5 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, New York, on the 28th day of January, 2021.

By: Wilshire Phoenix Funds LLC, as Sponsor of the Trust

By:	/s/ William Herrmann
Name: William Herrmann
Title: Managing Partner

Pursuant to the requirements of the Securities Act of 1933, as amended, this pre-effective amendment no. 5 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William Herrmann	Managing Partner of Wilshire Phoenix Funds LLC (serving in the capacity of principal executive officer and director)	January 28, 2021
William Herrmann

/s/ William Cai	Partner of Wilshire Phoenix Funds LLC (serving in the capacity of principal financial officer and principal accounting officer and director)	January 28, 2021
William Cai